EXHIBIT 10.44
EXECUTION COPY

STOCK PURCHASE AGREEMENT
BY AND BETWEEN
RADIAN GUARANTY INC.
AND
ASSURED GUARANTY CORP.
DATED AS OF DECEMBER 22, 2014

1

i

EXHIBIT A – Agreement of Purchase and Sale for AE Global Holdings, LLC
EXHIBIT B – Agreement of Purchase and Sale for the EFS-AGIC Master Business Trust
EXHIBIT C – Form of Trademark License Agreement
EXHIBIT D – Term Sheet for Transition Services Agreement

STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT, dated as of December 22, 2014 (this “Agreement”), is made by and between Radian Guaranty Inc., an insurance company organized under the laws of the Commonwealth of Pennsylvania (“Seller”), and Assured Guaranty Corp., an insurance company organized under the laws of the State of Maryland (“Buyer”).
WHEREAS, Seller owns 100% of the issued and outstanding shares of capital stock of Radian Asset Assurance Inc., an insurance company organized under the laws of the State of New York (the “Company” and such shares of capital stock, the “Shares”);
WHEREAS, the Company owns all of the issued and outstanding shares of capital stock of Van American Insurance Agency, Inc., a South Carolina corporation (the “Transferred Subsidiary”, and, together with the Company, the “Transferred Companies”);
WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, all of the Shares;
WHEREAS, concurrently with the execution and delivery of this Agreement, Enhance Financial Services Group Inc., a New York corporation and an Affiliate of Seller (“EFSG”), and Buyer or an Affiliate thereof have entered into the Separate Sale Agreements (as defined below); and
WHEREAS, subject to the terms and conditions of this Agreement (including Section 5.4(b)), Buyer intends to merge the Company with and into itself, with the Buyer being the surviving corporation, as promptly as practicable after the Closing (as defined below) (the “Post-Closing Merger”).
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:
ARTICLE I.
DEFINITIONS
SECTION 1.1.    Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below:
“Action” means any civil, criminal or administrative action, suit, arbitration, claim, litigation or similar proceeding, in each case by or before a Governmental Entity.
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person, and the term “Affiliated” shall have a correlative meaning. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing. For the avoidance of doubt, unless otherwise specified herein, the Transferred Companies shall be deemed “Affiliates” of Seller (and not Buyer) prior to the Closing, and shall be deemed “Affiliates” of Buyer (and not Seller) from and after the Closing.
“Allocated Loss Adjustment Expenses” means all documented legal and related costs and expenses (including attorneys’ fees and expenses), in each case calculated net of a reserve equal to $1,250,000 less any such amounts paid by any Transferred Company with respect to the matter set forth on Section 7.2(a)(iii)(y) of the Seller Disclosure Schedule between September 30, 2014 and the Closing Date.
“Applicable Law” means any law, statute, common law, ordinance, written rule or regulation, order, injunction, judgment, decree, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to any Person or such Person’s businesses, properties or assets, as may be amended from time to time.
“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York City are required or authorized by Applicable Law to be closed.
“Buyer Disclosure Schedule” means the disclosure schedule (including any attachments thereto) delivered by Buyer to Seller concurrently with the execution and delivery hereof in connection with, and constituting a part of, this Agreement.
“Buyer Party” means Buyer or any Affiliate of Buyer that is a party to any Transaction Agreement.
“Certificate of Authority” means a license, certificate of authority, permit, approval or authorization issued by an Insurance Regulator authorizing the holder to act as an insurer in the relevant jurisdiction of such Insurance Regulator and held by the Company.
“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state law.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Benefit Plan” means each Employee Benefit Plan that is sponsored or maintained by the Transferred Companies solely for the benefit of Company Employees (or their dependents and beneficiaries) or any Seller Benefit Plan that is maintained by Seller or its Affiliates solely for the benefit of Company Employees (or their dependents and beneficiaries).
“Company Employee” means each individual who is or was employed by a Transferred Company.
“Confidentiality Agreement” means the confidentiality agreement dated July 31, 2014, by and between Buyer and the Company.

“Consolidated Returns” means any and all consolidated, combined or unitary Tax Returns of the Seller Group.
“Deficiency” means, with respect to a Certificate of Authority, any failure thereof to be in full force and effect or any nonrenewal, suspension, restriction or impairment that has an adverse affect on the Company’s ability to conduct insurance business in the manner contemplated by such Certificate of Authority; provided that, notwithstanding the foregoing, no such failure, nonrenewal, suspension, restriction or impairment shall be deemed to constitute a Deficiency under this Agreement to the extent resulting from, based on or relating to (i) any Applicable Law requiring a buyer of the Company to re-qualify to operate, or file or seek approval to reactivate, the business of the Company in any particular jurisdiction in connection with a “change in control” or (ii) the negotiation, execution or announcement of the Transaction Agreements or the consummation of the transactions contemplated thereby or the identity of, or other facts relating to, Buyer.
“Employee Benefit Plan” means (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, (ii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan or (iii) any other employment, consulting, severance, deferred-compensation, retirement, welfare-benefit, bonus, incentive or fringe benefit, unemployment compensation plan, vacation pay, change in control, bonus or benefit arrangement, insurance or hospitalization program, flexible benefit plan, cafeteria plan or dependent care plan for any current or former employee, director, consultant or agent, whether pursuant to a plan, policy, program, agreement or arrangement.
“Enforceability Exceptions” means (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
“Environmental Law” shall mean any Applicable Law, permit or approval granted by a Governmental Entity concerning: (i) pollution or the restoration, preservation or protection of the environment (including air, surface water, groundwater, soil and natural resources) or the presence, use, storage, handling, release, control, cleanup or disposal of any Hazardous Substance; or (ii) human health and safety as it relates to Hazardous Substances.
“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such securities (or such other interests), bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of any capital stock of such Person on any matter, and other ownership or profit interests in such Person (including partnership, limited liability company, member or trust interests therein), whether voting or nonvoting.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to any person, any corporation, trade or business which, together with such person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Entity” means any multinational, federal, state, provincial, local, domestic or foreign government, court or governmental authority or agency, including any entity, body, agency, bureau, branch, commission, authority, tribunal, arbitral body or court exercising executive, legislative, judicial, regulatory or administrative functions of government and any division of any of the foregoing.
“Governmental Order” means any order, writ, judgment, injunction, declaration, decree, stipulation, determination, award or agreement entered by or with any Governmental Entity.
“Hazardous Substance” shall mean any substance, material or waste, listed, defined, designated, regulated or classified as hazardous, toxic or as a pollutant, contaminant or radioactive under any applicable Environmental Law, including petroleum and any derivative or by-products thereof, polychlorinated biphenyls, asbestos and radioactive materials.
“Insurance Contract” shall mean any Contract pursuant to which the Company has consummated a transaction to provide credit protection, whether in the form of financial guaranty insurance, surety bonds or derivatives.
“Intellectual Property” means: (i) trademarks and applications for trademark registration; (ii) copyrights (including software) and applications for copyright registration; (iii) Internet domain names; (iv) patents and applications for patents; and (v) all administrative and legal rights arising therefrom and relating thereto.
“Insurance Regulator” means, with respect to the State of New York, the New York State Department of Financial Services, or with respect to any jurisdiction other than the State of New York, the Governmental Entity charged with the supervision of insurance companies in such jurisdiction.
“Investment Assets” means any interest in any bonds, notes, debentures, mortgage loans, real estate, instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, derivatives or other assets acquired for investment or hedging purposes.
“Knowledge” means the actual knowledge, after reasonable inquiry of their direct reports, of (i) with respect to Seller, those Persons listed in Section 1.1(a) of the Seller Disclosure Schedule, and (ii) with respect to Buyer, those Persons listed in Section 1.1(a) of the Buyer Disclosure Schedule.

“Material Adverse Effect” means any change, development, occurrence, event or effect that has had, or would reasonably be expected to have, a material adverse effect on (1) the business, assets (excluding any change, development, occurrence, event or effect as a result of claim payments made in the Ordinary Course of Business) or financial condition of the Transferred Companies, taken as a whole, but excluding any such change, development, occurrence, event or effect to the extent resulting from or arising out of: (i) general political, economic or securities or financial market conditions (including changes in interest rates or changes in equity prices and corresponding changes in the value of the Investment Assets of the Transferred Companies); (ii) any occurrence or condition generally affecting participants in the financial guaranty insurance industry; (iii) any change or proposed change in GAAP, SAP or Applicable Law, or the interpretation or enforcement thereof; (iv) natural catastrophe events, hostilities, acts of war or terrorism, or any escalation or worsening thereof; (v) the negotiation, execution and delivery of, or compliance with the terms of, or the taking of any action required by, the Transaction Agreements, the failure to take any action prohibited by the Transaction Agreements, or the public announcement of, or consummation of, any of the transactions contemplated thereby; (vi) the identity of or facts related to Buyer or the effect of any action taken by Buyer or its Affiliates, or taken by Seller, the Transferred Companies or any of their respective Affiliates at the request of Buyer or with Buyer’s prior written consent; (vii) any downgrade or threatened downgrade in the rating assigned to the Company by any rating agency; (viii) any failure of the Company to meet any financial projections or targets (provided, that this clause (viii) shall not by itself exclude the underlying causes of any such failure); (ix) the termination of any insured transaction resulting from either (A) the exercise by the insured Person of its right in effect as of the date of this Agreement to terminate such transaction (whether prior to, upon or after, and including any right to terminate any insured transaction as a result of, a change of control of any Transferred Company) or (B) the redemption or refund by the issuer of any insured obligation of the transaction underlying such obligation prior to its scheduled maturity date; or (x) the transactions listed on Section 1.1(b) of the Seller Disclosure Schedule (including any damages, losses, liabilities, obligations, costs and expenses resulting from, arising out of or in connection therewith); or (2) the ability of Seller to perform its obligations under, or to consummate the transactions contemplated by, this Agreement.
“Moody’s” means Moody’s Investors Service Inc. or its successor.
“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.
“Ordinary Course of Business” means, with respect to any Person, the ordinary course of the normal day-to-day operations of such Person and consistent with such Person’s past practice. In addition to the foregoing, the “Ordinary Course of Business” of the Transferred Companies or of any Transferred Company shall include, for the avoidance of doubt, the ongoing reduction of the Company’s “Net Premium Outstanding” in a manner consistent with past practice and the Company’s strategic objectives.
“Permitted Lien” means, with respect to any asset, any: (i) carriers’, mechanics’, materialmens’ or similar Lien with respect to amounts not yet due and payable or that are being contested in good faith; (ii) Lien arising from any act of Buyer or any of its Affiliates (with respect to an asset of Seller or one of its Affiliates); (iii) Lien that is disclosed in Section 1.1(c) of the Seller

Disclosure Schedule or the Buyer Disclosure Schedule, as applicable; (iv) Lien related to deposits required by any Insurance Regulator; (v) Lien for Taxes, assessments or other governmental charges not yet due and payable that may thereafter be paid without penalty or the amount or validity of which is being contested in good faith by appropriate proceedings; (vi) Lien arising under a conditional sales contract or equipment lease with a third party; and (vii) other than as used in Section 3.2, any Lien or other imperfection of title that does not materially detract from the current value or materially interfere with the current use of the properties or rights affected thereby or impair materially the ability of Buyer to consummate any of the transactions contemplated by this Agreement, as applicable.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, Governmental Entity or other entity.
“Pre-Closing Tax Periods” means any and all Tax periods that end on or before the Closing Date and the portion of any Straddle Period ending at the end of day on the Closing Date.
“Post-Closing Tax Periods” means any and all Tax periods that begin on the day after the Closing Date and the portion of any Straddle Period beginning on the day after the Closing Date.
“Purchase Price” means (i) $810,000,000 less (ii) the aggregate amount of all dividends, if any, paid by the Company with respect to its capital stock between the date hereof and the Closing Date in compliance with Section 5.1 less (iii) an amount equal to 60% of the corporate overhead and interest payment expenses allocated to the Transferred Companies between September 30, 2014 and the Closing Date pursuant to existing arrangements between any Transferred Company, on the one hand, and Seller or any of its Affiliates (other than a Transferred Company), on the other hand.
“Rating Agencies” shall mean S&P and Moody’s.
“Representative” means any Person’s Affiliates, or its or its Affiliates’ directors, officers, employees, agents, advisors, attorneys, accountants, consultants and representatives.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies Inc., or its successor.
“SAP” means statutory accounting practices prescribed or permitted by the New York Department of Financial Services.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Seller Benefit Plan” means each Employee Benefit Plan (other than the Company Benefit Plans) that has been maintained, established, sponsored or contributed to by Seller or any of its Affiliates that provides, has provided or may provide benefits or compensation (assuming any vesting, performance or other benefit requirements are met) in respect of any Company Employee or any of their beneficiaries or dependents.
“Seller Disclosure Schedule” means the disclosure schedule (including any attachments thereto) delivered by Seller to Buyer concurrently with the execution and delivery hereof in connection with, and constituting a part of, this Agreement.
“Seller Group” means (i) the “affiliated group,” as defined in Section 1504(a) of the Code, of which Radian Group Inc. is the common parent, and (ii) with respect to each state, local or foreign jurisdiction in which Seller or any of its current Subsidiaries files a consolidated, combined or unitary Tax Return and in which the Company is or is required to be included, the group with respect to which such Tax Return is filed.
“Seller Party” means Seller or any Affiliate of Seller that is a party to any Transaction Agreement.
“Separate Sale Agreements” means (i) that certain Agreement of Purchase and Sale, which is attached hereto as Exhibit A, providing for the sale by EFSG to Buyer or an Affiliate thereof of EFSG’s interests in AE Global Holdings, LLC, a Delaware limited liability company (“AE Global”), and (ii) that certain Agreement of Purchase and Sale, which is attached hereto as Exhibit B, providing for the sale by EFSG to Buyer or an Affiliate thereof of EFSG’s interests in the EFS-AGIC Master Business Trust (“EFS-AGIC Master Business Trust”), a Delaware statutory trust (the “Trust Sale Agreement”), in each case for no additional consideration.
“Straddle Period” means any Tax period that includes, but does not end on, the Closing Date.
“Subsidiary” of any Person at the time in question means another Person more than 50% of the total combined voting power of all classes of capital stock or other voting interests of which, or more than 50% of the equity securities of which, is at such time owned directly or indirectly by such first Person.
“Tax Attribute” means any item of basis of property, any item of loss (including a net operating loss carryover), any item of credit in any other tax item that would otherwise be taken into account in a Post-Closing Tax Period.
“Tax Loss” means the increase in Tax paid or payable with respect to the relevant period to the relevant Tax authority (or, without duplication, the reduction in any refund) attributable to any item of income, gain, loss, deduction, credit, recapture of credit or any other Tax item that increases Taxes paid or payable with respect to the relevant period.
“Tax Proceeding” means any audit or other administrative or judicial proceeding relating to Taxes.

“Tax Return” means any report, estimate, extension request, information statement, claim for refund, or return relating to, or required to be filed in connection with, any Tax, including any schedule or attachment thereto, and any amendment thereof.
“Taxes” means any and all federal, state, local, or foreign income, premium, property (real or personal), sales, excise, employment, payroll, withholding, gross receipts, license, severance, stamp, occupation, windfall profits, environmental, customs duties, capital stock, franchise, profits, social security (or similar, including FICA), unemployment, disability, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind (whether payable directly or by withholding) or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto.
“Transaction Agreements” means this Agreement, the Trademark License Agreement and the Transition Services Agreement. For the avoidance of doubt, the Separate Sale Agreements shall not be Transaction Agreements for any purpose hereunder or under any of the other Transaction Agreements.
“Transaction Expenses” means, without duplication, all liabilities (except for any Taxes, including Conveyance Taxes and fees expressly allocated to the parties pursuant to Section 5.4) incurred by any party hereto or any such party’s Affiliates for fees, expenses, costs or charges as a result of the contemplation, negotiation, efforts to consummate or consummation of the transactions contemplated by this Agreement, including any fees and expenses of investment bankers, attorneys, accountants or other advisors, and any fees payable by such parties to Governmental Entities or other third parties, in each case, in connection with the consummation of the transactions contemplated by this Agreement.
“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time.
In addition, the following terms shall have the respective meanings set forth in the following sections of this Agreement:

Term	Section
Acquisition Transaction	5.16(a)
Actuarial Reports	3.16
Adjusted DTA	8.8(a)
AE Global	1.1 (Definition of “Separate Sale Agreements”)
Agreement	Preamble
Alternate Post-Closing Merger	5.4(d)
Alternative Structure	8.7(b)
Attribute Supporting Documentation	8.3(b)
Burdensome Condition	5.4(a)
Buyer	Preamble
Buyer Fundamental Representations	7.1(a)

Term	Section
Buyer Indemnified Persons	7.2(a)
Buyer Transferred Employee	5.12(a)
Ceded Reinsurance Contracts	3.15(a)
Closing	2.2
Closing Date	2.2
Common Stock	3.2(a)
Company	Recitals
Company Intellectual Property Rights	3.18(a)
Contracts	3.13
Conveyance Taxes	8.4
D&O Indemnified Person	5.10
Deductible	7.3(a)
De Minimis Amount	7.3(a)
Disputed Item	8.8(a)
DTA Supporting Documentation	8.8(a)
EFS-AGIC Master Business Trust	1.1 (Definition of “Separate Sale Agreements”)
EFSG	Recitals
Estimated DTA	8.8(a)
Excluded Tax Proceeding	8.5(c)
Indemnitee	7.4(i)
Indemnitor	7.4(ii)
Indemnifiable Losses	7.4(iii)
Indemnity Payment	7.4(iv)
Liens	3.2(a)
New York Court	10.7(a)
OFAC	3.11(g)
Organizational Documents	3.1(b)
Outside Date	9.1(b)
Permits	3.11(b)
Preferred Stock	3.2(a)
Post-Closing Merger	Recitals
Required Audited Financial Statements	5.14(b)
Required Financial Statements	5.14(b)
Required Unaudited Financial Statements	5.14(b)
Section 1.1502-36 Election	8.7(a)
Seller	Preamble
Seller Fundamental Representations	7.1(a)
Seller Indemnified Persons	7.2(b)
Seller Trademarks	5.7(a)
Seller Transferred Employee	5.12(a)
Shares	Recitals

Term	Section
Statutory Statements	3.6(a)
Straddle Tax Proceeding	8.5(b)
Tax Attribute Schedule	8.3(b)
Third Party Claim	7.4(v)
Trademark License Agreement	5.7(a)
Transaction Consultant	8.8(a)
Transition Services Agreement	5.13
Transferred Companies	Recitals
Transferred Subsidiary	Recitals
Trust Sale Agreement	1.1 (Definition of “Separate Sale Agreements”)

ARTICLE II.
PURCHASE OF THE SHARES
SECTION 2.1.     Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the Shares for an aggregate purchase price in cash equal to the Purchase Price. The Purchase Price shall be paid as prescribed in Section 2.3(b).
SECTION 2.2.     Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, at 10:00 a.m., New York City time, on the third Business Day after the date on which the last of the conditions set forth in Article VI to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) shall have been so satisfied or waived in accordance with this Agreement, or at such other time and place as the parties may otherwise mutually agree. The actual date and time on which the Closing occurs are referred to herein as the “Closing Date.”
SECTION 2.3.     Closing Deliveries.
(a)    Seller’s Closing Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer:
(i)    certificates representing the Shares, duly endorsed in blank or accompanied by sufficient instruments of transfer;
(ii)    a certificate of Seller duly executed by an authorized officer of Seller, dated as of the Closing Date, certifying as to Seller’s compliance with the conditions set forth in Section 6.2(a) and Section 6.2(b);

(iii)    counterparts of each Transaction Agreement other than this Agreement to which a Seller Party is a party, duly executed by such Seller Party;
(iv)    the written resignations of the directors of the Company and the Transferred Subsidiary, in form and substance reasonably satisfactory to Buyer, effective as of the Closing, except as requested by Buyer not less than five Business Days prior to the Closing, duly executed by each such director;
(v)    a certificate, dated as of the Closing Date, signed by the Secretary or Assistant Secretary or other duly authorized officer of Seller (1) certifying that attached thereto are true and complete copies of resolutions duly adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Agreements to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and (2) certifying the incumbency and signatures of the officers of Seller executing this Agreement and the other Transaction Agreements to which Seller is a party;
(vi)    a certificate, dated as of the Closing Date, substantially in the form provided for in Treasury Regulations section 1.1445-2(c)(3) and 1.897-2(h), certifying that the Shares do not constitute United States real property interests within the meaning of Section 897(c)(1) of the Code and the regulations thereunder;
(vii)    a recent good standing certificate of each of the Company and the Transferred Subsidiary from the Secretary of State of each such entity’s jurisdiction of incorporation; and
(viii)    such other documents, instruments and certificates referred to in this Agreement and the Transaction Agreements required to be delivered by Seller at or prior to the Closing, to the extent not already delivered by Seller to Buyer.
(b)    Buyer’s Closing Deliveries. At the Closing, Buyer shall pay to Seller or its designee by wire transfer of immediately available funds to an account designated in writing by Seller not less than three (3) Business Days prior to the Closing Date an amount equal to the Purchase Price and shall also deliver to Seller:
(i)    a certificate of Buyer duly executed by an authorized officer of Buyer, dated as of the Closing Date, certifying as to Buyer’s compliance with the conditions set forth in Section 6.3(a) and Section 6.3(b);
(ii)    counterparts of each Transaction Agreement other than this Agreement to which a Buyer Party is a party, duly executed by such Buyer Party;
(iii)    a certificate, dated as of the Closing Date, signed by the Secretary or Assistant Secretary or other duly authorized officer of Buyer (1) certifying that attached thereto are true and complete copies of resolutions duly adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby, and (2) certifying the incumbency and signatures of the officers of Buyer executing this Agreement and the other Transaction Agreements to which Buyer is a party; and
(iv)    such other documents, instruments and certificates referred to in this Agreement and the Transaction Agreements required to be delivered by Buyer at or prior to Closing, to the extent not already delivered by Buyer to Seller.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants to Buyer as follows:
SECTION 3.1.     Organization, Standing and Corporate Power.
(a)    Seller is an insurance company duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company is an insurance company duly incorporated, validly existing and in good standing under the laws of the State of New York. The Transferred Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Carolina. Each of the Transferred Companies has the requisite corporate power and authority to own, lease or otherwise hold the assets and properties owned, leased or otherwise held by it and to carry on its business as now being conducted, except where the failure to have such power and authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the Transferred Companies is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing (individually or in the aggregate) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Section 3.1(a) of the Seller Disclosure Schedule sets forth the states or jurisdictions where the Company is domiciled or, as of the date hereof, “commercially domiciled”, in each case for insurance regulatory purposes or where the Company is licensed as of the date hereof.
(b)    Seller has made available to Buyer true, complete and correct copies of the charter and bylaws (or other organizational documents), each as amended to the date hereof (collectively, the “Organizational Documents”), of the Transferred Companies.
SECTION 3.2.     Capital Structure.
(a)    The authorized capital stock of the Company as of the date hereof consists of 100,000 shares of common stock, $150 par value per share (the “Common Stock”) and 4,000.08 shares of perpetual preferred stock, $1,000 par value per whole share (the “Preferred Stock”). The issued and outstanding capital stock of the Company as of the date hereof consists of 100,000 shares of Common Stock, which constitute the Shares. The Shares represent all of the Equity Interests in the Company that are issued and outstanding on the date hereof. As of the date hereof, no shares of Preferred Stock are issued or outstanding. The Shares were duly authorized and validly issued and are fully paid and non-assessable, and are not subject to, and were not issued in violation of, any preemptive rights. None of the Shares was issued in violation of any Applicable Law. Seller is the record and beneficial owner of all of the Shares, free and clear of all pledges, liens, charges, encumbrances and security interests of any kind (collectively, “Liens”), other than Permitted Liens.
(b)    The authorized, issued and outstanding capital stock of the Transferred Subsidiary consists of 100 shares of common stock, without par value, and such shares represent all of the Equity Interests in the Transferred Subsidiary that are issued and outstanding on the date hereof. The Company is the record and beneficial owner of all of the issued and outstanding shares of capital stock of the Transferred Subsidiary, free and clear of all Liens, other than Permitted Liens.
(c)    There are no restrictions upon the voting or transfer of the issued and outstanding shares of capital stock of any Transferred Company pursuant to the Organizational Documents of the applicable Transferred Company or any agreement to which Seller or the applicable Transferred Company is a party.
SECTION 3.3.     Subsidiaries. Other than the Company’s ownership of all of the issued and outstanding shares of capital stock of the Transferred Subsidiary, the Transferred Companies do not own any shares of the capital stock of, or other voting or equity interest in, any Person, except for Investment Assets held in the Ordinary Course of Business.
SECTION 3.4.     Authority. Each Seller Party has the requisite corporate power and authority to enter into the Transaction Agreements to which it is or will be a party and to consummate the transactions contemplated thereby. The execution and delivery by each Seller Party of the Transaction Agreements to which it is or will be a party and the consummation by each Seller Party of the transactions contemplated thereby have been and, with respect to the Transaction Agreements to be executed and delivered at Closing, will be, duly authorized by all necessary corporate action on the part of such Seller Party. Each of the Transaction Agreements to which a Seller Party is or will be a party have been or, with respect to the Transaction Agreements to be executed and delivered at the Closing, will be, duly executed and delivered by such Seller Party and, assuming the Transaction Agreements constitute valid and binding agreements of the other parties thereto, constitute, or upon execution and delivery thereof will constitute, valid and binding obligations of such Seller Party, enforceable against such Seller Party in accordance with their terms, subject to the Enforceability Exceptions.
SECTION 3.5.     Noncontravention; Consents. Except as disclosed in Section 3.5 of the Seller Disclosure Schedule, the execution and delivery of the Transaction Agreements by each Seller Party that is or will be a party thereto, and the consummation of the transactions contemplated thereby by such Seller Party, do not and will not (a) conflict with any of the provisions of the Organizational Documents of any of the Seller Parties or any of the Transferred Companies, (b) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time or both) under, give rise to a right of termination under, or result in the creation of any Lien (other than a Permitted Lien) on any property or asset of the Transferred Companies under, any Contract, or (c) subject to the matters referred to in the next sentence, contravene any Applicable Law, which, in the case of clauses (b) and (c) above, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to any Seller Party in connection with the execution and delivery of the Transaction Agreements by the Seller Parties, or the consummation by the Seller Parties of the transactions contemplated thereby, except for the approvals, filings and notices set forth in Section 3.5 of the Seller Disclosure Schedule and such other consents, approvals, authorizations, declarations, filings or notices that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 3.6.     Financial Statements.
(a)    Seller has previously delivered to Buyer copies of (i) the audited annual statutory financial statements of the Company as of and for each of the years ended December 31, 2013, 2012 and 2011 and (ii) the unaudited interim statutory financial statements of the Company as of and for the nine-month period ended September 30, 2014 (collectively, the “Statutory Statements”). The Statutory Statements were prepared in all material respects in accordance with SAP and, except as set forth in Section 3.6(a) of the Seller Disclosure Schedule, fairly present, in all material respects in accordance therewith, the admitted assets, liabilities and capital and surplus of the Company at their respective dates and the results of operations, changes in surplus and cash flows of the Company at and for the periods indicated, subject, in the case of the financial statements referenced in clause (ii) above, to normal year-end adjustments and the absence of full footnote disclosures and other presentation items. No material deficiencies have been asserted in the financial examination and market conduct examination reports described in clause (ii) of Section 3.14(a) with respect to any Statutory Statements which have not been cured, waived or otherwise resolved to the material satisfaction of the applicable Insurance Regulator.
(b)    Except as indicated therein, all assets that are reflected as admitted assets in the Statutory Statements comply in all material respects with all Applicable Laws with respect to admitted assets. Except as set forth in Section 3.6(b) of the Seller Disclosure Schedule, there are no approved variances or permitted practices utilized in the preparation of any of the Statutory Statements.
(c)    Section 3.6(c) of the Seller Disclosure Schedule includes an unaudited consolidated balance sheet of the Company as of September 30, 2014 prepared in accordance with generally accepted accounting principles in the United States. Such balance sheet fairly presents, in all material respects in accordance therewith, the assets and liabilities of the Company as of September 30, 2014, subject to normal year-end adjustments and the absence of footnote disclosures and other presentation items.
(d)    The insurance policy reserves recorded in the Statutory Statements, as of the dates of such Statutory Statements (i) were determined in all material respects in accordance with generally accepted actuarial standards in the United States, as in effect at the time of determination, applied on a consistent basis for the periods presented and (ii) complied in all material respects with the requirements of Applicable Law. The foregoing representations and warranties are made subject to the terms of Section 10.9(b).

(e)    The Transferred Companies maintain in all material respects internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of (x) the statutory statements of the Company and (y) financial statements (prepared in accordance with GAAP) of each of the Transferred Companies and to maintain accountability for each of the Transferred Companies’ assets; (iii) access to the Transferred Companies’ assets is permitted only in accordance with management’s general or specific authorization; and (iv) the reporting of the Transferred Companies’ assets is compared with existing assets at reasonable intervals; provided that the internal accounting controls described in clause (ii)(y) of this Section 3.6(e) may have been developed by Radian Group Inc. and may utilize a level of materiality applicable to Radian Group Inc. and its Subsidiaries, taken as a whole, and not a level of materiality applicable to a Transferred Company or the Transferred Companies, taken as a whole.
SECTION 3.7. No Undisclosed Liabilities. The Transferred Companies do not have any liability, whether contingent, accrued or otherwise, that is required to be reflected in a balance sheet (or the notes thereto) of the Transferred Companies prepared in accordance with SAP except (a) those liabilities reflected or disclosed in the Statutory Statements or, in each case, in the notes thereto, (b) liabilities disclosed in Section 3.7 of the Seller Disclosure Schedule, (c) liabilities incurred in the Ordinary Course of Business since September 30, 2014 and (d) Tax liabilities.
SECTION 3.8.     Absence of Certain Changes or Events. Except as disclosed in Section 3.8 of the Seller Disclosure Schedule, from December 31, 2013 through the date hereof, the Transferred Companies have conducted their respective businesses in the Ordinary Course of Business, and there has not been any event or change having, or that would reasonably be expected to have, a Material Adverse Effect. Without limiting the generality of the foregoing, from December 31, 2013 through the date hereof, the Transferred Companies have not, except as set forth in Section 3.8 of the Seller Disclosure Schedule, taken any action which action, if occurring during the period from the date hereof to the Closing Date, would require the prior consent of Buyer under subsections (ii), (v), (viii), (ix), (x), (xi) or (xviii) (with respect to such identified subsections) of Section 5.1(a).
SECTION 3.9.     Employee Benefit Plans; Employees.
(a)    Section 3.9(a)(i) of the Seller Disclosure Schedule lists all Company Benefit Plans and Section 3.9(a)(ii) of the Seller Disclosure Schedule lists all material Seller Benefit Plans. With respect to each Company Benefit Plan and each material Seller Benefit Plan, Seller has delivered or made available to Buyer copies, to the extent applicable, of (i) the plan and trust documents and the most recent summary plan description, and (ii) the most recent favorable determination letter from the Internal Revenue Service with respect to each Company Benefit Plan and Seller Benefit Plan intended to qualify under Section 401(a) of the Code. With respect to each Company Benefit Plan, in addition to the documents listed above, Seller has delivered or made available to Buyer the most recent annual report (Form 5500 series), the most recent financial statements and copies, to the extent applicable, of all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements, each as in effect on the date hereof.
(b)    No Company Benefit Plan or Seller Benefit Plan is a Multiemployer Plan or a plan that is subject to Title IV of ERISA, and except as set forth on Section 3.9(b) of the Seller Disclosure Schedule, no Company Benefit Plan or Seller Benefit Plan provides health or other welfare benefits to former employees of the Transferred Companies other than health continuation coverage pursuant to COBRA. None of the Company Benefit Plans or the Seller Benefit Plans is a multiple employer plan (within the meaning of Section 413(c) of the Code) or a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).
(c)    Each Company Benefit Plan and Seller Benefit Plan has been maintained and administered in compliance in all material respects with the applicable requirements of ERISA, the Code and any other Applicable Laws. Each Company Benefit Plan or Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is the subject of a favorable opinion letter from the Internal Revenue Service on the form of such Company Benefit Plan or Seller Benefit Plan and the tax-exempt status of any trust which forms a part of such plan under Section 501(a) of the Code, all amendments to any such plan for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired are covered by a favorable IRS determination letter or opinion letter, to the Knowledge of Seller no event has occurred which will or could reasonably be expected to give rise to disqualification of any such plan under such sections or to a tax under Section 511 of the Code, and no notice has been issued by any governmental authority challenging the qualification of such plans. All Company Benefit Plans and Seller Benefit Plans (pursuant to which any Company Employee may be entitled to payment or benefits or pursuant to which any Transferred Company may have any liability) which are subject to Section 409A of the Code materially comply with Section 409A in form and have been administered in good faith in accordance with their terms and Section 409A of the Code.
(d)    None of Seller, the Transferred Companies or any of their respective ERISA Affiliates has or has had within the past five (5) years any liability or contingent liability with respect to a Multiemployer Plan or a plan that is subject to Title IV of ERISA.
(e)    To the Knowledge of Seller, there have been no acts or omissions by Seller, the Transferred Companies or any of their ERISA Affiliates which have given rise to or may give rise to any material interest, fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Transferred Companies would reasonably be expected to be liable.
(f)    Except as set forth on Section 3.9(f) of the Seller Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any due to any current or former director, officer or employee of Seller, the Transferred Companies or any of their ERISA Affiliates. None of the payments contemplated by the Company Benefit Plans or Seller Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).
(g)    Except as set forth on Section 3.9(g) of the Seller Disclosure Schedule, none of the assets of any Company Benefit Plan or Seller Benefit Plan are invested in employer securities or employer real property.
(h)    There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of Seller threatened, involving any Company Benefit Plan, any tax-qualified Seller Benefit Plan or the assets thereof and to the Knowledge of Seller, no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).
(i)    There has been no act or omission that would impair materially the ability of Seller or the Transferred Companies to unilaterally amend or terminate any Company Benefit Plan.
(j)    As of the date of this Agreement, the Transferred Companies have no liability or contingent liability with respect to any Employee Benefit Plan other than the Company Benefit Plans and Seller Benefit Plans. As of the Closing, except for payments that Buyer agrees to make after closing as listed on Section 5.12(c) of the Buyer Disclosure Schedule, the Transferred Companies shall have no liability or contingent liability with respect to any Seller Benefit Plans and the Transferred Companies shall not assume any liability with respect to any Seller Benefit Plans.
(k)    Section 3.9(k) of the Seller Disclosure Schedule contains a list of each Company Employee as of the date hereof. The Transferred Companies are in compliance, in all material respects, with all Applicable Laws regarding employment, labor and wage and hour matters. With respect to the Company Employees, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Seller, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. No Transferred Company is a party to any collective bargaining agreement or other Contract with any labor organization or other representative of any Company Employees. There are no material strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other material labor disputes, pending or, to the Knowledge of Seller, threatened against or involving any Company Employees or the Transferred Companies.
SECTION 3.10. Taxes.
(a)    (i) All federal and state income and all other material Tax Returns required to be filed by or filed on behalf of the Transferred Companies on or prior to the Closing Date have been properly prepared and duly and timely filed (after giving effect to any valid extensions of time in which to make such filings) with the appropriate Tax authorities in all jurisdictions in which such Tax Returns are required to be filed and (ii) all income Taxes and other material Taxes required to be paid (including without limitation, any Taxes shown to be payable on such Tax Returns) by the Transferred Companies or by any member of the Seller Group that files Tax Returns with respect to the Transferred Companies have been timely paid or adequate provision has been made with respect thereto.
(b)    All material Tax Returns filed by the Transferred Companies on or prior to the Closing Date are correct and complete in all material respects.
(c)    The Transferred Companies have collected, withheld and remitted to the Tax authority to whom such payment is due all amounts required to have been collected, withheld and remitted by the Transferred Companies for the payment of material Taxes in connection with amounts owning to any employee, independent contractor, creditor, stockholder or other third party (including without limitation, sales Taxes and withholding of Taxes from the wages of employees).
(d)    Except as disclosed in Section 3.10 of the Seller Disclosure Schedule, no material deficiencies for any Taxes have been proposed, asserted or assessed in writing, or, to the Knowledge of Seller, threatened against or with respect to the income or assets of the Transferred Companies. No agreement, waiver or other document or arrangement is currently in effect extending the period for assessment or collection of Taxes (including any applicable statute of limitation) by or on behalf of the Transferred Companies.
(e)    Since January 1, 2010, no claim has been made by any Tax authority in any jurisdiction where any Transferred Company (i) has not filed a Tax Return, or (ii) does not pay or collect Taxes, to the effect that such filings, or such payment and/or collection on the part of such Transferred Company, may be required in respect of any material Tax imposed by that jurisdiction;
(f)    No Transferred Company is a party to, bound by or obligated under any Tax sharing, allocation, indemnity or similar contract or arrangement, except for (i) such contracts or arrangements with one or more members of the Seller Group which will be terminated pursuant to Section 8.9(e), and (ii) commercial lending arrangements. None of the Transferred Companies has granted to any Person any power of attorney that will be in force after the Closing Date with respect to any Tax matter.
(g)    Except as disclosed in Section 3.10 of the Seller Disclosure Schedule, no Transferred Company has any liability for the Taxes of any Person as a transferee or successor, or under Treasury Regulations section 1.1502-6 (or any similar provision of state, local or foreign law).
(h)    There are no material Liens for Taxes as a result of any unpaid Taxes upon the assets of the Transferred Companies except for Permitted Liens.
(i)    During the past two years, no Transferred Company has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.
(j)    None of the property of the Transferred Companies (A) is “tax-exempt use property” within the meaning of Section 168(h) of the Code, (B) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, or (C) is subject to a tax benefit transfer lease under the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954.

(k)    None of the Transferred Companies has any application pending with any Tax authority requesting permission for any changes in accounting methods.
(l)    The Transferred Companies have not ever participated in any “listed transactions” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(m)    The Transferred Companies shall have not less than $11,000,000 of foreign tax credits allocable to them as of the Closing Date.
(n)    None of the Transferred Companies will or may be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Post-Closing Tax Period as a result of any (A) adjustment required by reason of a change in method of accounting for a Pre-Closing Tax Period under Section 481(c) of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law), (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law), or (C) installment sale or intercompany transaction made on or prior to the Closing Date.
SECTION 3.11. Compliance with Applicable Laws.
(a)    Except as disclosed in Section 3.11(a) of the Seller Disclosure Schedule, and except as would not be reasonably expected, individually or in the aggregate, to be materially adverse to the Transferred Companies, taken as a whole, (i) each of the Transferred Companies is, and at all times since January 1, 2012 has been, in compliance with all Applicable Laws, and (ii) since January 1, 2012, none of the Transferred Companies has received any written notice or other written communication from any Governmental Entity regarding any actual or alleged violation of, or failure on the part of such Transferred Company to comply with, any Applicable Laws, in each case other than any such item that has been cured or otherwise resolved to the satisfaction of such Governmental Entity.
(b)    Each Transferred Company owns, holds or possesses all permits, licenses, approvals, authorizations, consents and registrations (including the Certificates of Authority listed in Section 3.11(b)(i) of the Seller Disclosure Schedule and the licenses issued to the Transferred Subsidiary by insurance regulatory authorities listed in Section 3.11(b)(ii) of the Seller Disclosure Schedule) that are necessary to entitle it to own or lease, operate and use its assets or properties and to carry on and conduct its business in each of the jurisdictions in which the Transferred Companies conduct or operate their respective businesses substantially in the manner conducted on the date hereof and as expected to be conducted immediately prior to the Closing (collectively, “Permits”), except for those Permits the failure to hold or loss of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to the Permits of the Transferred Companies other than the Certificates of Authority, no Transferred Company has at any time since January 1, 2012 received any written notice from any Governmental Entity regarding any actual or proposed revocation, suspension or termination of, or material modification to, any such Permit.

(c)    Seller has delivered to Buyer true, complete and correct copies of all of the Certificates of Authority listed in Section 3.11(b)(i) of the Seller Disclosure Schedule. The Certificates of Authority are valid and in full force and effect and, except as set forth on Section 3.11(c) of the Seller Disclosure Schedule, no event has occurred as of the date hereof that, with or without notice or lapse of time or both, would reasonably be expected to result in a Deficiency. There are no written Governmental Orders (including any written agreements between the Company and any Governmental Entity) that place any conditions, qualifications or similar restrictions on the ability of the Company to operate the insurance business it is authorized to operate pursuant to any Certificate of Authority, in each case other than Governmental Orders that are generally applicable to insurers or financial guaranty insurers in the applicable jurisdiction to which such Certificate of Authority relates. Except as set forth on Section 3.11(c) of the Seller Disclosure Schedule, between January 1, 2012 and the date hereof, no Deficiency has been threatened in a writing delivered to Seller or any Affiliate of Seller (including the Company) by any Governmental Entity, in each case other than any such item (i) that has been cured or otherwise resolved to the satisfaction of such Governmental Entity or (ii) that would not be reasonably expected, individually or in the aggregate, to be materially adverse to the Transferred Companies, taken as a whole.
(d)    Except (w) for limitations imposed by Applicable Law that are applicable to insurance companies (or insurance companies domiciled in the State of New York) generally, (x) as set forth on Section 3.11(d) of the Seller Disclosure Schedule, (y) for Governmental Orders issued after the date hereof in connection with the transactions contemplated by this Agreement or any other Transaction Agreement or (z) as would not be reasonably expected, individually or in the aggregate, to be materially adverse to the Transferred Companies, taken as a whole, there is no Governmental Order between Seller or an Affiliate of Seller (including the Transferred Companies), on the one hand, and any Governmental Entity, on the other hand, that would be binding on any of the Transferred Companies following the Closing, including any such Governmental Order that (i) prohibits or restricts the payment of shareholder dividends or other shareholder distributions by the Company, (ii) restricts or limits the authority of the Company to conduct any line or type of business (except as may be set forth on Section 3.11(d) of the Seller Disclosure Schedule) conducted by the Company on the date hereof and as expected to be conducted by the Company immediately prior to the Closing, (iii) requires the maintenance of any specific number of employees or a physical location in any jurisdiction other than the State of New York or (iv) imposes any requirements on the Company in respect of risk-based capital requirements that add to or otherwise modify the Company the risk-based capital requirements imposed under any Applicable Law.
(e)    Immediately prior to the Closing, except as set forth on Section 3.11(e) of the Seller Disclosure Schedule, the Company will have valid legal title to, free and clear of any Liens (other than Permitted Liens), assets having at least the minimum aggregate value required by the Insurance Regulator of each jurisdiction in which the Company holds a Certificate of Authority at such time for the Company to remain in compliance as a licensed insurer in such jurisdiction.
(f)    Except, in each case, as set forth in Section 3.11(f) of the Seller Disclosure Schedule and except as would not be reasonably expected, individually or in the aggregate, to be materially adverse to the Transferred Companies, taken as a whole, each of the Transferred Companies, is, and at all times since January 1, 2012 has been, in compliance with all of the terms and requirements of each Permit. Assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings described in Section 3.5, the execution, delivery and performance by Seller of this Agreement or the consummation of the transactions contemplated hereby, will not result in any revocation, cancellation, suspension or nonrenewal of any such Permit, in each case other than any such item (i) that has been cured or otherwise resolved to the satisfaction of such Governmental Entity or (ii) that would not be reasonably expected, individually or in the aggregate, to be materially adverse to the Transferred Companies, taken as a whole.
(g)    The Transferred Companies maintain policies and procedures designed to ensure compliance with applicable anti-bribery laws, anti-corruption laws and money laundering laws. Since January 1, 2012, none of the Transferred Companies or any officer, director, employee, consultant or agent thereof acting on behalf of any of the Transferred Companies (i) has, directly or indirectly, taken any action which would cause them to be in material violation of (A) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (B) the UK Bribery Act of 2010; or (C) any comparable Applicable Law relating to anti-bribery and applicable to the operations of the Transferred Companies or (ii) has had dealings with any person or entity named on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or that a U.S. person is otherwise prohibited from dealing with under the laws, regulations and executive orders administered by OFAC. Since January 1, 2012, none of the Transferred Companies (x) has received either a formal or informal inquiry from a Governmental Entity relating to alleged bribery or corruption; or (y) has conducted any internal investigation related to a suspicion of bribes or other corrupt conduct by an officer, director, employee, distributor, contractor or other agent of any Transferred Company or has otherwise received any notification or complaint of such conduct.
(h)    Except as would not be reasonably likely to have a Material Adverse Effect, the Transferred Companies have collected, maintained, processed, transmitted and used data, at all times, in all material respects in accordance with Applicable Law, including those affecting or relating to privacy and data protection and the privacy rights under such Applicable Law of individuals to which such data pertain.
SECTION 3.12. Litigation. Except as disclosed in Section 3.12 of the Seller Disclosure Schedule, there are no Actions pending or, to the Knowledge of Seller, threatened, against a Transferred Company. Except as disclosed in Section 3.12 of the Seller Disclosure Schedule, to the Knowledge of Seller, there is no investigation pending or threatened against a Transferred Company by a Governmental Entity relating to any breach or alleged breach of Applicable Law. None of the Transferred Companies or any Affiliate of the Transferred Companies have received any order of any Governmental Entity that is outstanding against any Transferred Company or any of its assets, properties or businesses and that enjoins or would reasonably be expected to have the effect of preventing any of the transactions contemplated by the Transaction Agreements.
SECTION 3.13. Contracts.
(a)    Section 3.13(a) of the Seller Disclosure Schedule lists each Contract to which any Transferred Company is a party or by which it is bound as of the date hereof. The term “Contracts” means all of the following types of contracts (other than (x) any insurance contract written by the Company (except as specifically contemplated by clause (vii) below), (y) any contract to which Assured or any of its Affiliates is a counterparty or (z) any contract pursuant to which the Company has ceded reinsurance or any Employee Benefit Plan):
(i)    contracts containing any provision or covenant limiting in a material respect the ability of any Transferred Company to engage in any line of business, to compete with any Person or to do business in any geographic area, in each case except for contracts and agreements that limit the ability of any Transferred Company to solicit the employment of or hire individuals employed by other Persons;
(ii)    mortgages, indentures, loan or credit agreements, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit to any Transferred Company or the direct or indirect guarantee by any Transferred Company of any obligation for borrowed money of any Person or any other liability of any Transferred Company in respect of indebtedness for borrowed money of any Person;
(iii)    any contract between any Transferred Company, on the one hand, and any director or officer of such Transferred Company (or any Affiliate of any such director or officer (other than a Transferred Company)), on the other hand;
(iv)    any joint venture or partnership contract binding on any Transferred Company, in each case except for Investment Assets;
(v)    any contract under which any Transferred Company may become obligated to pay any brokerage or finder’s or similar fees or expenses in connection with the transactions contemplated hereby;
(vi)    any collective bargaining agreement;
(vii)    any assumed reinsurance or coinsurance treaties or agreements, including retrocessional agreements, to which the Company is a party or under which the Company has existing rights, obligations or liabilities and pursuant to which the Company;
(viii)    any Insurance Contract in respect of which the Company may be required pursuant to the terms thereof to make payments (other than credit protection payments) or post collateral as a result of either (A) a requirement that the Company post collateral pursuant to a credit support annex, other credit support document or similar arrangement; or (B) a mark-to-market termination payment that is payable by the Company upon the termination by the counterparty thereto of a swap transaction for a reason other than the failure by the Company to pay pursuant to an Insurance Contract or an insolvency event relating to the Company;
(ix)    any license agreement pursuant to which any Transferred Company (A) has acquired the right to use any material Intellectual Property, other than software and other Intellectual Property that is generally commercially available and was licensed by a Transferred Company under a “click wrap” or “shrink wrap” license agreement or (B) has granted to any third party the right to use any material Intellectual Property;
(x)    any contract pursuant to which the Company is entitled to indemnification or reimbursement for losses arising out of or related any Action;
(xi)    any other contract of any Transferred Company providing for the provision of goods or services involving consideration in excess of $100,000 annually or $1,000,000 in the aggregate over the term of the contract and that is not terminable on notice of 90 or fewer calendar days without penalty or premium; and
(xii)    any contract relating to the acquisition or disposition of any business (whether by merger, consolidation or sale of stock or assets or otherwise) or any material amount of assets (other than Investment Assets), in each case having a value in excess of $1,000,000 which contract contemplates material future payments or has continuing material indemnification obligations relating to representations and warranties after the date hereof (other than indemnification obligations under any such contract that survive indefinitely or until the expiration of, or a certain time period following the expiration of, any applicable statute of limitations).
(b)    Each of the Contracts disclosed in Section 3.13(a) of the Seller Disclosure Schedule constitutes a valid and binding obligation of a Transferred Company and, to the Knowledge of Seller, each other party thereto, enforceable against the Transferred Company party thereto and, to the Knowledge of Seller, each other party thereto in accordance with its terms, subject to the Enforceability Exceptions, and is in full force and effect. No Transferred Company has received written notice of cancellation of any Contract the cancellation of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There exists no material breach or event of default with respect to any Contract on the part of the Transferred Company party thereto or, to the Knowledge of Seller, any other party thereto which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.13(b) of the Seller Disclosure Schedule, no consent is required from any Person under any Contract in order to consummate the transactions contemplated by this Agreement, except for those consents which, if not obtained, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect and except as disclosed in Section 3.13(b) of the Seller Disclosure Schedule, no Contract contains any provision that would allow the other party or parties thereto to terminate such Contract as a result of the transactions contemplated hereby.
SECTION 3.14. Insurance Regulatory Matters.
(a)    Seller has made available to Buyer (i) copies of all material reports and registrations (including registrations as a member of an insurance holding company system) and any supplements or amendments thereto filed since December 31, 2011 by the Company with any

Insurance Regulator and (ii) copies of all financial examination and market conduct examination reports (or the most recent drafts thereof, to the extent any final reports are not available) of all Insurance Regulators with respect to the Company issued since December 31, 2011 and the financial examination and market conduct reports listed in Section 3.14(a) of the Seller Disclosure Schedule. Except as set forth in Section 3.14(b) of the Seller Disclosure Schedule, the Company is not, as of the date hereof, subject to any pending financial or market conduct examination by an Insurance Regulator.
(b)    All insurance policies currently issued by any Transferred Company, to the extent required under Applicable Law, are on forms and use rates approved where required by the applicable Governmental Entities or have been filed where required and not objected to (or such objection has been withdrawn or resolved) by such Governmental Entities within the period provided for objection, subject to such exceptions that would not be reasonably expected, individually or in the aggregate, to be materially adverse to the Transferred Companies, taken as a whole.
(c)    Since December 31, 2011, the Transferred Companies have filed all reports, statements, documents, registrations, filings and submissions required to be filed with any Governmental Entity, and all such reports, statements, documents, registrations, filings and submissions complied with Applicable Laws in effect when filed, and, since December 31, 2011, no deficiencies have been asserted by, nor any penalties imposed by, any such Governmental Entities with respect to such reports, statements, documents, registrations, filings or submissions, in each case (i) other than any such deficiency that has been cured or otherwise resolved to the satisfaction of such Governmental Entity and (ii) except as would not be reasonably expected, individually or in the aggregate, to be materially adverse to the Transferred Companies, taken as a whole.
SECTION 3.15. Reinsurance Ceded.
(a)    Section 3.15(a) of the Seller Disclosure Schedule lists each reinsurance agreement to which the Company is a party (the “Ceded Reinsurance Contracts”).
(b)    Each of the Ceded Reinsurance Contracts constitutes a valid and binding obligation of the Company and, to the Knowledge of Seller, each other party thereto, enforceable against the Company and, to the Knowledge of Seller, each other party thereto in accordance with its terms, subject to the Enforceability Exceptions, and is in full force and effect. Except as set forth in Section 3.15(b) of the Seller Disclosure Schedule, the Company has not received written notice of early termination of any such Ceded Reinsurance Contract. There exists no material breach or event of default with respect to any Ceded Reinsurance Contract on the part of the Company or, to the Knowledge of Seller, any other party thereto which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company was entitled to take credit in the Statutory Statements in accordance in all material respects with SAP for that portion of any such Ceded Reinsurance Contract as to which credit was taken in such statements. No consent is required from any Person under any Ceded Reinsurance Contract in order to consummate the transactions contemplated by this Agreement, except for those consents which, if not obtained, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Ceded Reinsurance Contract contains any provision that would allow the other party or parties thereto to terminate such Ceded Reinsurance Contract as a result of the transactions contemplated hereby.
SECTION 3.16. Actuarial Reports. Seller has delivered to Buyer true, complete and correct copies of the actuarial reports, dated as of December 31, 2013, December 31, 2012 and December 31, 2011 prepared by PricewaterhouseCoopers LLP with respect to the Company’s business (collectively, and together with any exhibits and appendices thereto, the “Actuarial Reports”). To the Knowledge of Seller, the factual information which was provided by Seller or any of its Affiliates to PricewaterhouseCoopers LLP for the purpose of compiling the Actuarial Reports was, when provided, accurate in all material respects in the context in which it was provided. Since January 1, 2012, no Insurance Regulator has alleged in a writing delivered to the Company that the loss and loss adjustment reserves carried on the Statutory Statements are not in material compliance with applicable statutory requirements, other than any such alleged noncompliance that has been cured or otherwise resolved to the satisfaction of such Governmental Entity.
SECTION 3.17. New Business. Except as disclosed in Section 3.17 of the Seller Disclosure Schedule, the Company has not underwritten any new financial guaranty insurance policy since June 30, 2008.
SECTION 3.18. Intellectual Property.
(a)    Each Transferred Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its business as presently conducted, except to the extent such failure to own or have such right would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.18(a) of the Seller Disclosure Schedule sets forth, as of the date hereof, all issued patents and pending applications for patents, registered trademarks and all applications for trademarks, all registered copyrights and all applications for copyrights and all Internet domain names owned by any Transferred Company (the “Company Intellectual Property Rights”). With respect to each item of the Company Intellectual Property Rights that are material to the business of the Transferred Companies, except as set forth in Section 3.18(a) of the Seller Disclosure Schedule, to the Knowledge of Seller, a Transferred Company possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction, other than any Permitted Lien.
(b)    Except as would not be reasonably likely to have a Material Adverse Effect, the operation of the business of the Transferred Companies does not infringe or misappropriate the Intellectual Property rights of any third party. Except as disclosed in Section 3.18(b) of the Seller Disclosure Schedule and since December 31, 2012, no Transferred Company has received any written notice that it has infringed, misappropriated or otherwise violated any Intellectual Property rights owned by third parties.
(c)    No Transferred Company has made any pending claim against any third party alleging infringement, misappropriation, dilution or other violation of any material Company Intellectual Property Right.

SECTION 3.19. Real Property; Environmental Matters.
(a)    The Transferred Companies do not own or lease any real property.
(b)    Except as would not be reasonably likely to have a Material Adverse Effect, the Transferred Companies: (i) are not in violation of any applicable Environmental Laws; (ii) have not generated, stored, used, emitted, discharged, released or disposed of any Hazardous Substances, except as permitted under applicable Environmental Laws; and (iii) have not installed any asbestos-containing materials, polychlorinated biphenyls or underground storage tanks at, on or under the facilities of the Transferred Companies, except in compliance with applicable Environmental Laws.
SECTION 3.20. Insurance. Section 3.20 of the Seller Disclosure Schedule lists (a) as of the date hereof, all current insurance policies in respect of, or relating to, directors and officers liability, fiduciary liability, employment practices liability, errors and omissions liability or workers’ compensation liability maintained by the Transferred Companies or with respect to which a Transferred Company is a named insured or otherwise beneficiary of coverage and (b) all material claims made by the Transferred Companies or by Seller or any of its Affiliates with respect to the Transferred Companies under such policies since January 1, 2012. Such insurance policies are in full force and effect and Seller, the Transferred Companies or any of their respective Affiliates, as applicable, are not in material default with respect to their payment obligations under such policies.
SECTION 3.21. Brokers. Seller is solely responsible for the payment of the fees and expenses of any broker, investment banker, financial adviser or other Person acting in a similar capacity in connection with the transactions contemplated by this Agreement or any of the Transaction Agreements based upon arrangements made by or on behalf of Seller or any Affiliate.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Seller as follows:
SECTION 4.1.     Organization and Standing. Buyer is an insurance company duly incorporated, validly existing and in good standing under the laws of the State of Maryland.
SECTION 4.2.     Authority. Each Buyer Party has the requisite corporate power and authority to enter into the Transaction Agreements to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by each Buyer Party of the Transaction Agreements to which it is or will be a party and the consummation by each Buyer Party of the transactions contemplated thereby have been and, with respect to the Transaction Agreements to be executed and delivered at the Closing, will be, duly authorized by all necessary corporate action on the part of such Buyer Party. Each of the Transaction Agreements to which a Buyer Party is or will be a party have been or, with respect to the Transaction Agreements to be executed and delivered at the Closing, will be, duly executed and delivered by such Buyer Party and, assuming such Transaction Agreements constitute the valid and binding agreement of the other parties thereto, constitute, or upon execution and delivery thereof will constitute, valid and binding obligations of such Buyer Party, enforceable against such Buyer Party in accordance with their terms, subject to the Enforceability Exceptions.
SECTION 4.3.     Noncontravention; Consents. Except as disclosed in Section 4.3 of the Buyer Disclosure Schedule, the execution and delivery of the Transaction Agreements by each Buyer Party that is or will be a party thereto and the consummation of the transactions contemplated thereby by such Buyer Party do not and will not (a) conflict with any of the provisions of the Organizational Documents of any Buyer Party, (b) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time or both) under, give rise to a right of termination under, or result in the creation of any Lien (other than a Permitted Lien) on any property or asset of Buyer or any of its Subsidiaries under, any agreement, permit, license or instrument to which Buyer or any of its Subsidiaries is a party or (c) subject to the matters referred to in the next sentence, contravene any Applicable Law, which, in the case of clauses (b) and (c) above, would materially impair the ability of Buyer to consummate any of the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to any Buyer Party in connection with the execution and delivery of the Transaction Agreements by the Buyer Parties or the consummation by the Buyer Parties of any of the transactions contemplated thereby, except for the approvals, filings and notices set forth in Section 4.3 of the Buyer Disclosure Schedule and such other consents, approvals, authorizations, declarations, filings or notices which if not obtained or made would not, in the aggregate, materially impair the ability of Buyer to consummate any of the transactions contemplated hereby. To the Knowledge of Buyer, no fact or circumstance relating to Buyer or its Affiliates (including their plans for funding the purchase of the Shares or financing or operating the Transferred Companies after the Closing) exists that would render Buyer or its Affiliates, as applicable, unable promptly to obtain any approval, authorization or consent of any Governmental Entity required to be obtained to consummate the transactions contemplated by the Transaction Agreements.
SECTION 4.4. Compliance with Applicable Laws. Except as disclosed in Section 4.4 of the Buyer Disclosure Schedule, Buyer is and has been in compliance with all Applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to impair the ability of Buyer to consummate any of the transactions contemplated by this Agreement. Except as disclosed in Section 4.4 of the Buyer Disclosure Schedule, Buyer has not received any written notice or other written communication from any Governmental Entity regarding any actual or alleged violation of, or failure on the part of Buyer to comply with, any Applicable Laws, in each case other than any such item that would not, individually or in the aggregate, reasonably be expected to impair the ability of Buyer to consummate any of the transactions contemplated by this Agreement.
SECTION 4.5. Purchase Not for Distribution. The Shares to be acquired under the terms of this Agreement will be acquired by Buyer for its own account and not with a view to distribution. Buyer will not resell, transfer, assign, pledge or otherwise dispose of any Shares, except in compliance with the registration requirements of the Securities Act and any applicable state securities laws, or pursuant to an available exemption therefrom.

SECTION 4.6.     Litigation. There is no Action pending or, to the Knowledge of Buyer, threatened against or affecting Buyer or any Affiliate of Buyer that (a) seeks to restrain or enjoin the consummation of any of the transactions contemplated by this Agreement or (b) would reasonably be expected to impair the ability of Buyer to consummate any of the transactions contemplated by this Agreement. Neither Buyer nor any of its Affiliates nor, to the Knowledge of Buyer, any officer, director or employee of Buyer or any of its Affiliates has been permanently or temporarily enjoined or barred by any order, judgment or decree of any Governmental Entity from engaging in or continuing any conduct or practice in connection with the business conducted by the Company or otherwise that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Buyer Party to consummate any of the transactions contemplated by any Transaction Agreement.
SECTION 4.7. Financial Ability. Buyer and its Subsidiaries have, and Buyer will have on the Closing Date, sufficient funds to purchase, and (subject to receipt of the approvals or non-disapproval set forth in Section 4.3(2) of the Buyer Disclosure Schedule) Buyer will have on the Closing Date sufficient funds available to purchase, the Shares on the terms and conditions contemplated by this Agreement, to consummate the other transactions contemplated by this Agreement and to pay all associated costs and expenses required to be paid by Buyer hereunder.
SECTION 4.8.     Brokers. Buyer is solely responsible for the payment of the fees and expenses of any broker, investment banker, financial adviser or other Person acting in a similar capacity in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any Affiliate.
ARTICLE V.
COVENANTS
SECTION 5.1.     Conduct of Business of the Company.
(a)    Except as expressly contemplated or expressly permitted by any Transaction Agreement, as required by Applicable Law, as set forth in Section 5.1 of the Seller Disclosure Schedule or as Buyer otherwise consents in advance, from the date of this Agreement to the Closing Date, Seller shall cause the Transferred Companies to, carry on their respective businesses in the Ordinary Course of Business. Without limiting the generality of the foregoing, from the date of this Agreement to the Closing Date, except as expressly contemplated or expressly permitted by any Transaction Agreement, as required by Applicable Law or as set forth in Section 5.1 of the Seller Disclosure Schedule, Seller shall not cause or permit the Transferred Companies to, without the prior consent of Buyer (which consent, with respect to subsections (ii), (vii), (xv) or (xviii) (with respect to such specified subsections) shall not be unreasonably withheld, conditioned or delayed):
(i)    enter into, amend in any material respect or, other than pursuant to its current terms, extend or terminate any Contract (A) with an Affiliate that will bind any Transferred Company after the Closing or (B) outside the Ordinary Course of Business;

(ii)    other than Investment Assets and other than acquisitions, dispositions or transfers in the Ordinary Course of Business, acquire, dispose of or transfer any asset of any Transferred Company with a value in excess of $100,000 per such asset or $1,000,000 in the aggregate;
(iii)    (A) split, combine or reclassify any Transferred Company’s outstanding capital stock or equity securities or issue or authorize the issuance of any other stock or securities in respect of, in lieu of or in substitution for shares or other interests representing any Transferred Company’s outstanding capital stock or equity securities, (B) whether directly or indirectly, purchase, redeem or otherwise acquire any shares or other interests representing outstanding capital stock or equity securities of any Transferred Company or any rights, warrants or options to acquire any such shares or interests or (C) amend the Organizational Documents of any Transferred Company, or adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, of any Transferred Company;
(iv)    issue, sell, grant, pledge or otherwise encumber any shares or other interests representing the capital stock of or Equity Interests in any Transferred Company, any other voting securities or any securities convertible into or exchangeable for any such shares or interests, or issue, sell, grant or enter into any subscription, warrant, option, conversion or other right, agreement, commitment, arrangement or understanding of any kind, contingent or otherwise, to purchase or otherwise acquire, any such shares or interests, or any securities convertible into or exchangeable for any such shares or interests;
(v)    acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any other Person or substantially all the assets of any other Person;
(vi)    promise, grant or agree to increase the compensation or benefits of any Company Employee, other than (x) changes made in accordance with existing contractual commitments or (y) as contemplated by the terms of any Seller Benefit Plan in effect as of the date hereof and other than such changes that are generally applicable to employees of Seller and its Affiliates (and not specifically limited to Company Employees);
(vii)    (A) enter into any employment or severance agreement, (B) increase the benefits payable in the aggregate under severance or termination pay plans or policies, other than as required by Law or by the terms of any Seller Benefit Plan or Company Benefit Plan, (C) adopt any new or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan or policy for the benefit of any director, officer or Company Employee, other than (x) amendments to bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment and employee benefit plans or policies which do not in the aggregate materially increase amounts otherwise payable under such plans or policies or (y) as contemplated by the terms of any Seller Benefit Plan in effect as of the date hereof and other than such changes that are generally applicable to employees of Seller and its Affiliates (and not specifically limited to Company Employees), (D) waive or amend the terms of any non-competition or non-solicitation agreement with any Company Employee or (E) make payments to Company Employees for the 2014 short-term incentive payments in excess of the aggregate amount set forth in Section 5.1(a)(vii) of the Seller Disclosure Letter in the aggregate or make any other payments to any Company Employee under any short-term incentive plan or long-term incentive plan in excess of the target amounts specified for each Company Employee;
(viii)    make any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices or principles of any Transferred Company, except as may be required by GAAP or SAP;
(ix)    make or authorize any capital expenditures that are, in the aggregate, in excess of $100,000 other than maintenance, repair and upkeep in the Ordinary Course of Business;
(x)    incur, assume or guarantee any indebtedness for borrowed money or guarantee the obligations of another Person;
(xi)    other than in connection with the management of Investment Assets, make any loans, advances or capital contributions to, or investments in, any other Person;
(xii)    pay, settle or compromise any Action or threatened Action, except for claims under policies and certificates of insurance within applicable policy limits and other than any settlement or compromise that involves solely monetary damages;
(xiii)    make, change or revoke any material election related to Taxes, settle or compromise any material Tax liability, enter into any closing agreement related to Tax, agree to any adjustment of a material Tax attribute, surrender or file any claim for refund of Taxes, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, or change any taxable period or any Tax accounting method, in each case if such action could have the effect of increasing the Tax liability of any Transferred Company after the Closing Date or decreasing a Tax attribute of any Transferred Company;
(xiv)    permit the Company to declare or pay any dividend or make any other distribution to its shareholders whether or not upon or in respect of any shares of its capital stock, other than cash dividends not in excess of $40,000,000;

(xv)    commute, terminate or amend any Insurance Contract, in each case other than any commutations or terminations of exposure to credit risk that is rated below Baa3 by Moody’s or BBB- by S&P at a cost to the Company that is not in excess of the applicable unearned premium reserve;
(xvi)    amend the terms of any current insurance policy of the type referred to in Section 3.20 in a manner materially adverse to the Transferred Companies, taken as a whole, or allow any such policy to lapse without a concurrent replacement of such policy being in effect on commercially reasonable terms;
(xvii)    make any investments other than in accordance with the investment policies of the Company as of the date of this Agreement, or make any material amendments to such investment policies; or
(xviii)    enter into a binding agreement to take any of the foregoing actions.
SECTION 5.2.     Access to Information; Confidentiality. Prior to the Closing Date, Seller shall cause the Transferred Companies to afford to Buyer and its Representatives reasonable access upon reasonable notice at reasonable times during normal business hours to all of the properties, books, contracts and records of the Transferred Companies and, during such period, Seller shall cause the Transferred Companies to furnish to Buyer such information that relates solely to the businesses, properties, financial condition, operations and senior personnel of the Transferred Companies as Buyer may from time to time reasonably request, other than any such properties, books, contracts, records and information that (i) are subject to an attorney-client or other legal privilege that might be impaired by such disclosure or (ii) are subject to an obligation of confidentiality. The parties shall use reasonable best efforts to make appropriate substitute disclosure arrangements without waiving any attorney-client or other legal privilege. All requests for access or information pursuant to this Section 5.2 shall be directed to such Person or Persons as Seller shall designate. Without limiting the terms thereof, Buyer acknowledges and agrees that the Confidentiality Agreement shall govern the obligations of Buyer and its Representatives with respect to all information of any type furnished or made available to them pursuant to this Section 5.2.
SECTION 5.3.     Commercially Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Transaction Agreements.
SECTION 5.4.     Consents, Approvals and Filings.
(a)    Seller and Buyer shall each use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as practicable with all requirements of Governmental Entities applicable to the transactions contemplated by the Transaction Agreements and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all other third parties necessary in connection with the consummation of the transactions contemplated by the Transaction Agreements (including those set forth in Section 3.5 of the Seller Disclosure Schedule or Section 4.3 of the Buyer Disclosure Schedule); provided, that Seller shall be responsible for the costs (including any license or other fees and expenses) associated with obtaining any such consents or waivers from such other third parties or the replacement of the rights to which any such consents or waivers relate; provided, further, that Seller shall only be responsible for such costs until the earlier of the one year anniversary of the Closing Date and the date on which the applicable right or license would have terminated in accordance with its terms as in effect on the date hereof. In connection therewith, each of Seller and Buyer shall make and shall each cause its Affiliates to make, at its respective expense, all legally required filings as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by the Transaction Agreements, shall provide and shall cause their respective Affiliates to provide such information and communications to Governmental Entities and Rating Agencies as such Governmental Entities or Rating Agencies may request, shall take and shall cause their respective Affiliates to take all steps that are necessary, proper or advisable to avoid any Action by any Governmental Entity with respect to the transactions contemplated by the Transaction Agreements, shall defend or contest in good faith any Action by any third party (including any Governmental Entity), whether judicial or administrative, challenging any of the Transaction Agreements or the transactions contemplated thereby, or that could otherwise prevent, impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated thereby, including by using its reasonable best efforts to have vacated or reversed any stay or temporary restraining order entered with respect to the transactions contemplated by any of the Transaction Agreements by any Governmental Entity and shall consent to and comply with any condition imposed by any Governmental Entity on its grant of any such permit, order, consent, approval or authorization, other than any Burdensome Condition (as defined below). Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall obligate (A) Buyer, any of its Affiliates or any of the Transferred Companies to agree to any limitation, requirement or condition that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer and its Affiliates (including the Transferred Companies) to conduct their respective businesses, taken as a whole, after the Closing substantially in the manner as such businesses were conducted as of the date hereof or (B) (i) Seller or any of its Affiliates to provide any guarantee or incur any liability (other than pursuant to the Transaction Agreements) with respect to the Transferred Companies after the Closing Date or (ii) Seller to agree to any limitation, requirement or condition that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Seller or any of its Affiliates to conduct their respective businesses, taken as a whole, after the Closing substantially in the matter as such businesses were conducted as of the date hereof (taking into account the sale of the Transferred Companies) (each of the foregoing clauses (A), (B)(i) and (B)(ii), subject in each case to Section 5.4(b), a “Burdensome Condition”). Subject to Applicable Laws relating to the sharing of information, each of the parties shall provide to the other party copies of all applications or other communications to Governmental Entities in connection with this Agreement in advance of the filing or submission thereof. Buyer shall have responsibility for the filing fees associated with its change of control application and Buyer and Seller shall have responsibility for their other respective filing fees associated with any other required filings;

provided that any filings fees related to competition or antitrust filings shall be borne equally by each of Buyer and Seller.
(b)    The parties acknowledge and agree that no limitation, requirement or condition listed in Section 5.4(b) of the Seller Disclosure Schedule shall, individually or in the aggregate, constitute a Burdensome Condition or be taken into account in determining whether a Burdensome Condition has been imposed.
(c)    Without limiting the generality of Section 5.4(a), within 20 Business Days after the date hereof (or, with respect to any necessary “Form E” filings, 30 Business Days after the date hereof), Buyer shall file with all applicable Insurance Regulators requests for approval of the transactions contemplated by the Transaction Agreements, which requests shall include all required exhibits. Buyer acknowledges and agrees that, from the date hereof until the Closing, it will not, and will cause its Affiliates not to, include any plan, proposal or intention: (i) of the Company to declare, or to request approval or authorization of, any extraordinary dividend or (ii) relating to any merger, acquisition, divestiture or other business combination or any other material transaction involving a Transferred Company (other than (x) the Post-Closing Merger and, pursuant to Section 5.4(d), the Alternate Post-Closing Merger, (y) customary expense sharing arrangements among affiliates and (z) the transactions contemplated by the Transaction Agreements), in each case in any business plan filed with or any request, filing, submission, application or other communication to or with any Insurance Regulator or any other Person
(d)    Notwithstanding anything to the contrary contained in this Agreement, in the event that (i) an applicable Insurance Regulator informs Buyer or Seller that it will not grant its approval to the transactions contemplated hereby due to any fact or circumstance related to the Post-Closing Merger but such Insurance Regulator would grant its approval if the Post-Closing Merger was accomplished by merging Buyer with and into the Company with the Company being the surviving corporation (the “Alternate Post-Closing Merger”) and (ii) the Alternate Post-Closing Merger would not reasonably be expected to impair or jeopardize the approval of any other applicable Insurance Regulator or Governmental Entity, then Buyer shall, upon the written request of Seller, within 21 days of such written request, submit a new or amended business plan or a new or amended request, filing, submission, application or other communication to or with any Insurance Regulator or any other applicable Governmental Entity, in each case reflecting the Alternate Post-Closing Merger and abandoning the Post-Closing Merger.
(e)    Subject to Applicable Laws relating to the sharing of information, a reasonable time prior to furnishing any written materials to any Insurance Regulator in connection with the transactions contemplated by the Transaction Agreements, Buyer shall furnish Seller with a copy thereof, and Seller shall have a reasonable opportunity to provide comments thereon, which comments shall be considered by Buyer in good faith. Each party shall give to the other party prompt written notice if it receives any notice or other communication from any Insurance Regulator in connection with the transactions contemplated by the Transaction Agreements, and, in the case of any such notice or communication which is in writing, shall promptly furnish the other party with a copy thereof. If any Insurance Regulator requires that a hearing be held in connection with any such approval, each party shall use its reasonable best efforts to arrange for such hearing to be held promptly after the notice that such hearing is required has been received by such party. Each party shall give to the other party reasonable prior written notice of the time and place when any meetings, telephone calls or other conferences may be held by it with any Insurance Regulator in connection with the transactions contemplated by the Transaction Agreements, and the other party shall have the right to have a representative or representatives attend or otherwise participate in any such meeting, telephone call or other conference.
SECTION 5.5.     Public Announcements. Each of Buyer and Seller, and their respective Affiliates, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated by the Transaction Agreements (including regarding its plans relating to employees or other third parties or with respect to the funding or operation of the businesses of the Transferred Companies) and shall not issue any such press release or make any such public statement with respect to such matters without the advance approval of the other party following such consultation (such approval not to be unreasonably withheld or delayed), except as may be required by Applicable Law or by the requirements of any securities exchange; provided, that, in the event that, in the reasonable opinion of legal counsel, any party is required by Applicable Law or the requirements of any securities exchange to issue any such press release or make any public statement and it is not feasible to obtain the advance approval of the other party hereto as required by this Section 5.5, the party that issues such press release or makes such statement shall provide the other party with notice and a copy of such press release or statement as soon as reasonably practicable; provided, further, no such consent shall be required if the press release or other public statement does not include information regarding the transactions contemplated by the Transaction Agreements that has not already been publicly disclosed in a manner not in violation of this Section 5.5.
SECTION 5.6.     Related Party Agreements. Except as set forth in Section 5.6 of the Seller Disclosure Schedule, all of the intercompany arrangements between Seller and its Affiliates (other than the Transferred Companies), on the one hand, and any Transferred Company, on the other hand, will be terminated immediately prior to the Closing, including by terminating each Transferred Company’s participation in all agreements between more than one of such Transferred Company’s Affiliates, on the one hand, and such Transferred Company, on the other hand, and Seller shall cause all intercompany balances between Seller and its respective Affiliates (other than the Transferred Companies), on the one hand, and any Transferred Company, on the other hand, to be paid in full and settled immediately prior to the Closing or as soon thereafter as is reasonably practicable.
SECTION 5.7.     Use of Names.
(a)    Prior to or at the Closing, the Transferred Companies shall transfer any and all right, title or interest, including all associated goodwill, which they may have in or to the names, trademarks and service marks set forth in Section 5.7 of the Seller Disclosure Schedule or any name, trademark, service mark, acronym or logo based on or incorporating any of such names, trademarks or service marks (collectively, the “Seller Trademarks”), or any Internet domain name containing all or a portion of a Seller Trademark or set forth in Section 5.7 of the Seller Disclosure Schedule, to Seller or as Seller may direct. Prior to or at the Closing, Seller or an Affiliate of Seller shall enter into a royalty-free license agreement with the Company in the form attached hereto as Exhibit C (the “Trademark License Agreement”) permitting the Company to use the “Radian” name and related Intellectual Property in connection with the operation of the Company’s business in the United States for 90 days following the Closing. Buyer shall, prior to the date that is 90 days after the Closing Date, change the name of the Company to a name that does not include any reference to “Radian” or any confusingly similar name or derivative thereof.
(b)    Except as otherwise contemplated by the Trademark License Agreement in accordance with the terms thereof, (i) following the Closing Date, Buyer shall cause the Transferred Companies to immediately cease and discontinue any and all uses of the Seller Trademarks, whether or not in combination with other words, symbols or other distinctive or non-distinctive elements, and all trade, corporate or business names, trademarks, tag-lines, identifying logos, trade dress, monograms, slogans, service marks, domain names, brand names and other name or source identifiers that are derivations, translations, adaptations, combinations or variations of the Seller Trademarks or embodying any of the foregoing whether or not in combination with other words, symbols or other distinctive or non-distinctive elements and (ii) Buyer, for itself and its Affiliates, agrees that any and all rights of the Transferred Companies to the Seller Trademarks, including any such rights licensed to the Transferred Companies pursuant to any agreements or other arrangements, whether written or oral, with Seller or its Affiliates, shall terminate on the Closing Date without recourse by Buyer or the Transferred Companies. Neither Buyer nor any of its Affiliates shall seek to register in any jurisdiction any trade, corporate or business name, trademark, tag-line, identifying logo, trade dress, monogram, slogan, service mark, domain name, brand name or other name or source identifier that is a derivation, translation, adaptation, combination or variation of the Seller Trademarks.
SECTION 5.8.     Further Assurances. Seller and Buyer shall (a) execute and deliver, or shall cause to be executed and delivered, such documents, certificates, agreements and other writings and shall take, or shall cause to be taken, such further actions as may be reasonably required or requested by any party to carry out the provisions of the Transaction Agreements and consummate or implement expeditiously the transactions contemplated by the Transaction Agreements and (b) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing.
SECTION 5.9.     Access to Books and Records. Until the seventh anniversary of the Closing or such earlier time that Seller has provided written notice to Buyer that the information and access described below is no longer reasonably required by Seller (provided, that Buyer shall give 30 days notice to Seller prior to destroying any records to permit Seller, at its expense, to examine, duplicate or repossess such books and records), Buyer shall afford promptly to Seller and its Representatives access to the books, records, officers, employees, auditors and other advisors of the Transferred Companies, and provide information with respect to the Transferred Companies in a readily accessible form (including financial information in a form consistent with the Transferred Companies’ historical practice for the preparation of such financial information), to the extent reasonably required by Seller for any lawful business purpose, including litigation, disputes, compliance, financial reporting (including financial audits of historical information), loss reporting, regulatory, Tax and accounting matters, and Buyer shall cooperate fully with Seller and its Representatives to furnish such books and records and information and make available such officers, employees, auditors and other advisors of the Transferred Companies; provided, that such access does not unreasonably interfere with the conduct of the business of Buyer or the Transferred Companies. Notwithstanding the foregoing, access to records relating to Taxes shall be governed exclusively by Section 8.3. Buyer shall, and shall cause the Transferred Companies to, implement an internal process to ensure the deletion of all data relating to Seller or its Affiliates from any computers, hard drives or other similar electronic devices prior to disposing of any such device.
SECTION 5.10. D&O Liabilities. From and after the Closing Date, Buyer shall not, and shall cause the Transferred Companies not to, take any steps that would reasonably be expected to affect adversely the rights of any individual who served as a director or officer of any Transferred Company at any time prior to the Closing Date (each, a “D&O Indemnified Person”) to be indemnified, either under Applicable Law or the Organizational Documents of the Transferred Companies as they existed immediately prior to the Closing Date, against any costs or expenses (including attorneys’ fees and expenses of investigation, defense and ongoing monitoring), judgments, penalties, fines, losses, charges, demands, actions, suits, proceedings, settlements, assessments, deficiencies, Taxes, interest, obligations, damages, liabilities or amounts paid in settlement incurred in connection with any claim, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing Date and relating to the fact that the D&O Indemnified Person was a director or officer of any Transferred Company, whether asserted or claimed prior to, at or after the Closing Date.
SECTION 5.11. Non-Solicitation of Employees. For a period of 24 months following the Closing Date, without the prior written consent of Buyer, Seller shall not, and shall cause its Affiliates not to, whether directly or indirectly, solicit for employment, employ or contract for the services of any Buyer Transferred Employee. For a period of 24 months following the Closing Date, without the prior written consent of Seller, Buyer shall not, and shall cause its Affiliates not to, whether directly or indirectly, solicit for employment, employ or contract for the services of any Seller Transferred Employee who is employed by Seller or any of its Affiliates as of, or immediately following, the Closing. The parties acknowledge and agree that nothing in this Section 5.11 shall prohibit a party or any of its Affiliates (including, as applicable, the Transferred Companies) from (x) engaging in general solicitations not directed at any Persons or (y) soliciting, employing or contracting for the services of any Person whose employment with or engagement by the other party or its applicable Affiliate has been terminated, or who has otherwise ceased to be employed or engaged by the other party or any of its Affiliates.
SECTION 5.12. Employee Matters.
(a)    No later than 60 days following the date hereof, Buyer shall provide a list in writing to Seller of Company Employees whose employment with the Company is to be terminated prior to the Closing (each such employee shall be referred to as a “Seller Transferred Employee”). Prior to the Closing, Seller shall take, and shall cause the Company to take, all necessary actions to (i) transfer the employment of the Seller Transferred Employees and any other Company Employee who is not actively at work as of the Closing Date from the Company to Seller (or an

Affiliate of Seller other than the Transferred Companies) or to terminate the employment of the Seller Transferred Employees and (ii) to cause Seller to make all payments pursuant to the applicable agreement listed on Schedule 5.12(a) of the Buyer Disclosure Schedule to any such terminated Seller Transferred Employees both before and after the Closing Date. Buyer shall reimburse Seller for all payments to any Seller Transferred Employees terminated prior to the Closing pursuant to the terms of the applicable agreement listed on Schedule 5.12(a) of the Buyer Disclosure Schedule in effect for such Seller Transferred Employee in accordance with the foregoing provisions of this Section 5.12(a). Each Company Employee other than the Seller Transferred Employees who remains employed by the Company as of the Closing Date and who works for Buyer on or after the Closing Date is herein referred to as a “Buyer Transferred Employee.”
(b)    For a period of not less than one year following the Closing Date, Buyer shall, or shall cause its Affiliates to, provide to the Buyer Transferred Employees with (i) a base salary at least equal to the base salary provided to each such Buyer Transferred Employee as disclosed to Buyer; and (ii) employee benefits that are, in the aggregate, no less favorable than the employee benefits provided by Buyer or its Affiliates to similarly situated employees of Buyer and its Affiliates; provided, however, that the Buyer Transferred Employees shall not be eligible for severance pursuant to the terms of any severance plan of Buyer during any period that such Buyer Transferred Employee remains entitled to severance payments pursuant to the terms of his or her retention or other employment agreement; provided, further, however, that that Buyer may terminate any Buyer Transferred Employee’s employment at any time, with or without notice, for any reason or no reason. Buyer will recognize all service of the Buyer Transferred Employees with the Company to the extent such service is taken into account under the Seller Benefit Plans for purposes of eligibility, participation, vesting and benefit accrual (other than accrual of benefits under any defined benefit plan and not to the extent that such service would result in a duplication of benefits for the same period of service) under Buyer’s employee benefit plans, programs and policies.
(c)    Prior to the Closing Date, Seller shall take, and shall cause the Transferred Companies to take, all necessary actions to effect the cessation of, and withdrawal from, participation by the Transferred Companies as a participating employer in all Seller Benefit Plans, with such actions to be effective as of the Closing Date; provided, however, that Buyer agrees to make all payments listed on Section 5.12(c) of the Buyer Disclosure Schedule for the Buyer Transferred Employees pursuant to the Radian Group, Inc. STI Incentive Plan and the Radian Group Inc. 2008 Long Term Performance Cash Plan as amended and restated on December 11, 2012, in each case, to the extent not paid prior to the Closing. Except as listed on Section 5.12(c) of the Buyer Disclosure Schedule, Seller or its Affiliates (other than the Transferred Companies), as applicable, shall be responsible for all liabilities arising under or in relation to each Seller Benefit Plan. For any Seller Benefit Plan that is a nonqualified deferred compensation plan, Buyer agrees to notify Seller within ten (10) days of the date that any Buyer Transferred Employee incurs a separation from service within the meaning of Section 409A of the Code.
(d)    Prior to the Closing Date, Seller shall take, and shall cause the Transferred Companies to take, all necessary actions to transfer the employment of the employee listed on Section 5.12(d) of the Buyer Disclosure Schedule to the Company and to transfer the employment agreement between Seller and such employee to the Company. On or prior to the Closing Date,

Seller shall make all payments to all Buyer Transferred Employees pursuant to the FG Transaction Incentive Plan.
(e)    Prior to the Closing Date, Seller shall take, and shall cause the Transferred Companies to take, all necessary actions to effect the termination of the Enhance Reinsurance Company Supplemental Pension Plan and distribution of all accrued benefits from such plan. Seller or its Affiliates (other than the Transferred Companies), as applicable, shall be responsible for all liabilities arising under or in relation to the Enhance Reinsurance Company Supplemental Pension Plan.
(f)    Prior to the Closing Date, Seller shall take, and shall cause the Transferred Companies to take, all necessary action to transfer all obligations in relation to the Enhance Postretirement Medical Plan and any obligation to provide postretirement life insurance from the Company to Seller. Seller or its Affiliates (other than the Transferred Companies), as applicable, shall be responsible for all liabilities arising under or in relation to the Enhance Postretirement Medical Plan and any obligation to provide postretirement life insurance.
(g)    Prior to the Closing Date, Seller and the Buyer agree to work in good faith: (i) to make any necessary adjustments of the applicable performance goals for the previously made grants to Buyer Transferred Employees pursuant to the Radian Group Inc. 2008 Long Term Performance Cash Plan as amended and restated on December 11, 2012 and (ii), if Seller intends to make grants to Buyer Transferred Employees for 2015 pursuant to the Radian Group, Inc. STI Incentive Plan prior to the Closing Date, to set performance goals for the grants to Buyer Transferred Employees for 2015.
(h)    Seller shall be responsible for the provision of group health plan continuation coverage pursuant to COBRA with respect to each Person who is an “M&A qualified beneficiary,” as defined in Treasury Regulations Section 54.4980B-9, with respect to the transactions contemplated by this Agreement, who experiences a “qualifying event” as defined in Section 4980B(f)(3) of the Code (other than any Buyer Transferred Employee or his or her dependents who experience a “qualifying event” after the Closing Date). Buyer shall be responsible for the provision of group health plan continuation coverage pursuant to COBRA with respect to any Buyer Transferred Employee or his or her dependents who experience a “qualifying event” after the Closing Date.
(i)    No provision of this Section 5.12 shall create any third-party beneficiary rights in any Company Employee (including any beneficiary or dependent thereof) nor is it intended to amend or alter any benefit plan of Seller or any of its Affiliates or any benefit plan of Buyer or any of its Affiliates.
SECTION 5.13. Transition Services Agreement. Prior to the Closing, the parties hereto shall negotiate in good faith the terms and conditions (such terms and conditions to be consistent with the terms and conditions set forth on Exhibit D attached hereto) of a transition services agreement (the “Transition Services Agreement”), by and between a Seller Party, on the one hand, and a Buyer Party, on the other hand, to facilitate the orderly transfer of the businesses of the Transferred Companies to Buyer or its assignee as contemplated by Section 10.6. The Transition Services Agreement shall be entered into at or prior to the Closing.
SECTION 5.14. Financial Statements.
(a)    On or before January 31, 2015, Seller shall deliver to Buyer an unaudited consolidated balance sheet and income statement for the Transferred Companies and EFS-AGIC Master Business Trust (the “Acquired Companies”) as of and for the year ended December 31, 2014 and, if determined by Buyer in good faith, any necessary prior periods needed for the calculation of the significant subsidiary test in SEC Regulation S-X as promptly as practicable after such determination and notice to Seller by Buyer in writing. Such balance sheets and income statements shall be prepared, in all material respects, in accordance with GAAP but need not have any footnotes or other presentation items. If Buyer determines in good faith that it will be required under Rule 3-05 of SEC Regulation S-X to file audited consolidated financial statements of the Acquired Companies, it shall notify Seller in writing within ten Business Days of the delivery of the aforementioned balance sheet and income statement which financial statements (including the type, scope and covered fiscal periods thereof) of the Acquired Companies will be required to be so filed under Rule 3-05 of SEC Regulation S-X.
(b)    In the event Buyer provides to Seller the written notice contemplated by Section 5.14(a), Seller shall deliver to Buyer (i) on or prior to May 1, 2015 such audited consolidated financial statements (the “Required Audited Financial Statements”) and (ii) 45 days after the end of each subsequent interim fiscal quarter such interim unaudited condensed 2015 financial statements (the “Required Unaudited Financial Statements”), in each case as necessary of the Acquired Companies specified in such notice for the fiscal periods specified in such notice (collectively, the “Required Financial Statements”). The Required Financial Statements (including the notes thereto) shall present fairly in all material respects the financial position and results of operations and cash flows of the Acquired Companies at the dates or for the periods set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods set forth therein (except as otherwise indicated therein and, in the case of the Required Unaudited Financial Statements, subject to the absence of footnote disclosures and other presentation items not required in interim financial statements under SEC Regulation S-X). The Required Financial Statements shall be prepared from and in accordance with the books and records of the Acquired Companies. The Required Audited Financial Statements shall be audited in a manner meeting the requirements of GAAP and SEC Regulation S-X adopted under the Securities Act and shall be suitable for inclusion in a Form 8-K filing with the SEC. The Required Audited Financial Statements shall be accompanied by an opinion of Seller’s independent registered accounting firm containing no material qualifications and identifying no material exceptions to GAAP and otherwise be in form required under the rules and regulations of the SEC. If so requested by Buyer, Seller shall use its reasonable best efforts to cause the registered accounting firm auditing the Required Audited Financial Statements (as applicable) to provide consent to Buyer’s use of audit reports in respect of the Required Audited Financial Statements (as applicable) and to provide “comfort letters” relating thereto as may be required in connection with any filings with the SEC made by Buyer under the United States federal securities laws. Buyer agrees promptly to reimburse Seller for all fees, costs and expenses of Seller’s independent accountants in connection with this Section 5.14

(b). Seller shall, and shall cause its officers and employees to, provide reasonable assistance to Buyer in preparing pro forma financial statements that reflect the effect of the acquisition by Buyer of the Acquired Companies for such periods required by GAAP and SEC Regulation S-X.
(c)    From the date hereof until the Closing Date, Seller shall cause the Company to timely file its statutory financial statements with Insurance Regulators, and such statutory financial statements shall be prepared in all material respects in accordance with SAP and shall fairly present, in all material respects in accordance therewith, the admitted assets, liabilities and capital and surplus of the Company at their respective dates and the results of operations, changes in surplus and cash flows of the Company at and for the periods indicated, subject, in the case of the quarterly financial statements, to normal year-end adjustments and the absence of full footnote disclosures and other presentation items. Seller shall, or shall cause the Company to, deliver to Buyer a copy of all such statutory financial statements within three Business Days of the filing thereof.
SECTION 5.15. Notice of Developments. From the date hereof until the Closing Date, each party shall promptly notify the other party in writing upon obtaining knowledge of any matter that would be reasonably expected to result in the failure of any of the conditions set forth in Article VI; provided, however, that the delivery of any notice pursuant to this Section 5.15 shall not be deemed to amend or modify this Agreement or the Seller Disclosure Schedule, or limit or otherwise affect the remedies available hereunder; provided, further, that the failure to provide any notice pursuant to this Section 5.15 shall not result in a failure of any of the conditions set forth in Article VI or liability to any party hereto under Article VII unless the underlying event or breach would independently result in the failure of any such condition or such liability.
SECTION 5.16. No Solicitations.
(a)    During the period from the date hereof through the Closing or the earlier termination of this Agreement pursuant to Article IX, Seller shall not, and shall instruct its Representatives not to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into with any third party (other than Buyer, its Affiliates and its and their respective Affiliates and Representatives), either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any assets of the Company or any Subsidiary of the Company (other than in the Ordinary Course of Business or as otherwise not prohibited by Section 5.1(a)) or any capital stock of the Company or any Subsidiary of the Company other than the transactions contemplated by the Transaction Agreements (each, an “Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished to any Person (other than Buyer, its Affiliates and its and their respective Affiliates and Representatives) any information concerning the business, operations, properties or assets of the Company or any Subsidiary of the Company in connection with an Acquisition Transaction or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person (other than Buyer, its Affiliates and its and their respective Affiliates and Representatives) to do or seek any of the foregoing.

(b)    Seller shall, and shall cause its Representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Buyer, its Affiliates and its and their respective Affiliates and Representatives) conducted heretofore with respect to any Acquisition Transaction.
ARTICLE VI.
CONDITIONS PRECEDENT
SECTION 6.1.     Conditions to Each Party’s Obligations. The obligations of Buyer and Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following conditions:
(a)    Approvals. All consents, approvals or authorizations of, declarations or filings with, or notices to, any Governmental Entity in connection with the transactions contemplated hereby that are set forth in Section 3.5 of the Seller Disclosure Schedule or Section 4.3 of the Buyer Disclosure Schedule shall have been obtained or made and shall be in full force and effect, and all waiting periods required under Applicable Law with respect thereto shall have expired or been terminated, in each case without the imposition of a Burdensome Condition with respect to the party asserting the failure of this condition.
(b)    No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no statute, rule or regulation of any Governmental Entity preventing the consummation of the purchase and sale of the Shares or any other material transaction contemplated by the Transaction Agreements shall be in effect; provided, that the party asserting the failure of this condition shall have used its commercially reasonable efforts to have any such order or injunction vacated.
(c)    Sale of Beneficial Interests in Trust. The Closing (as defined in the Trust Sale Agreement) shall have occurred, or shall occur concurrently with the consummation of the Closing under this Agreement.
SECTION 6.2.     Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following additional conditions:
(a)    Representations and Warranties. The representations and warranties of Seller set forth in this Agreement (without giving effect to any limitation set forth therein as to materiality or Material Adverse Effect, other than as set forth in the first sentence of Section 3.8) shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty speaks only as of an earlier date, in which event such representation and warranty shall have been true and correct as of such date), except where the failure of all such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Performance of Obligations of Seller. Seller shall have performed and complied in all material respects with all agreements, obligations and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.
(c)    Seller’s Closing Deliveries. Buyer shall have received the certificates, agreements and other deliverables specified in Section 2.3(a).
(d)    No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.
SECTION 6.3.    Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following additional conditions:
(k)    Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement (without giving effect to any limitation set forth therein as to materiality) shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty speaks only as of an earlier date, in which event such representation and warranty shall have been true and correct as of such date), except where the failure of all such representations and warranties to be so true and correct would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate any of the transactions contemplated by this Agreement.
(l)    Performance of Obligations of Buyer. Buyer shall have performed and complied in all material respects with all agreements, obligations and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.
(m)    Buyer’s Closing Deliveries. Seller shall have received the certificates, agreements and other deliverables specified in Section 2.3(b).
ARTICLE VII.
INDEMNIFICATION
SECTION 7.1. Survival of Representations, Warranties and Covenants.
(a)    The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing and shall terminate and expire on the eighteen month anniversary of the Closing Date; provided, that (i) the representations and warranties made in Sections 3.1, 3.2, 3.4 and 3.21 (collectively “Seller Fundamental Representations”) and Sections 4.1, 4.2, 4.5 and 4.8 (collectively “Buyer Fundamental Representations”) shall survive indefinitely and (ii) the representations and warranties made in Sections 3.9 and 3.10 shall survive until 60 days after the expiration of the applicable statute of limitations. Any claim for indemnification in respect of any representation or warranty that is not asserted by notice given as required herein prior to the expiration of the applicable survival period specified in this Section 7.1(a) shall not be valid and any right to indemnification is hereby irrevocably waived after the expiration of such period of survival. Any claim properly made for an Indemnifiable Loss in respect of a breach of any such representation or warranty asserted within such period of survival as herein provided will be timely made for purposes hereof, in which case the survival period with respect to the applicable representation or warranty shall be extended solely for purposes of such claim until such claim is finally and fully resolved.
(b)    To the extent that it is to be performed after the Closing, each covenant in this Agreement will, for purposes of this Article VII, survive and remain in effect in accordance with its terms plus a period of six months thereafter, after which no claim for indemnification with respect thereto may be brought hereunder. All covenants in this Agreement that by their terms are required to be fully performed prior to the Closing will, for purposes of this Article VII, survive the Closing until the eighteen month anniversary of the Closing Date, after which no claim for indemnification with respect thereto may be brought hereunder. If a claim for indemnification is submitted with respect to any covenant within the applicable period of survival as set forth in this Section 7.1(b), the survival period with respect to such covenant shall be extended solely for purposes of such claim until such claim is finally and fully resolved.
SECTION 7.2.     Indemnification.
(a)    Seller shall indemnify and hold harmless Buyer, its Affiliates and each of its and their respective directors, officers, employees, successors and assigns (collectively, the “Buyer Indemnified Persons”) from and against any and all Indemnifiable Losses paid, incurred or suffered by such Buyer Indemnified Person to the extent resulting from or arising out of:
(i)    any breach as of the date of this Agreement or as of the Closing Date (as though made on and as of the Closing Date, except to the extent specifically made as of an earlier date, in which case as of such earlier date) of any representation or warranty of Seller made in this Agreement (other than any representation or warranty in Section 3.10) or in any certificate delivered by Seller in connection herewith;
(ii)    any breach or nonfulfillment of any agreement or covenant of Seller under this Agreement;
(iii)    (x) the matter set forth in Section 7.2(a)(iii)(x) of the Seller Disclosure Schedule and (y) the matter set forth in Section 7.2(a)(iii)(y) of the Seller Disclosure Schedule; provided, however, that with respect to the immediately preceding clause (y), Seller shall not be obligated to indemnify and hold harmless any Buyer Indemnified Person in respect of any Indemnifiable Losses other than Allocated Loss Adjustment Expenses; and
(iv)    any claims in relation to any Seller Benefit Plan except for the payments that Buyer has agreed to make to any Buyer Transferred Employee as listed on Section 5.12(c) of the Buyer Disclosure Schedule.

(b)    Buyer shall indemnify and hold harmless Seller, its Affiliates and each of its and their respective directors, officers, employees, successors and assigns (collectively, the “Seller Indemnified Persons”) from and against any and all Indemnifiable Losses paid, incurred or suffered by such Seller Indemnified Person to the extent resulting from or arising out of:
(i)    any breach as of the date of this Agreement or as of the Closing Date (as though made on and as of the Closing Date) of any representation or warranty of Buyer made in this Agreement or in any certificate delivered by Seller in connection herewith;
(ii)    any breach or nonfulfillment of any agreement or covenant of Buyer under this Agreement; and
(iii)    any claims brought by any Seller Transferred Employee who is terminated at or prior to the Closing by Seller as a result of the selection of such Seller Transferred Employee by Buyer for inclusion on Section 5.12(a) of the Buyer Disclosure Schedule.
(c)    For purposes of determining whether there has been a breach of a representation or warranty as well as the amount of any Indemnifiable Losses under this Article VII, each representation and warranty contained in this Agreement (other than Section 3.13(a) and the first sentence of Section 3.8) shall be read without regard to any materiality or Material Adverse Effect qualifier contained therein.
SECTION 7.3. Certain Limitations.
(a)    No party shall be obligated to indemnify and hold harmless its respective Indemnitees under Section 7.2(a)(i) (in the case of Seller) or Section 7.2(b)(i) (in the case of Buyer) (i) with respect to any claim, unless such claim involves Indemnifiable Losses in excess of $120,000 (the “De Minimis Amount”) (nor shall any claim that does not exceed the De Minimis Amount be applied to or considered for purposes of calculating the amount of Indemnifiable Losses for which the Indemnitor is responsible under clause (ii) below) and (ii) unless and until the aggregate amount of all Indemnifiable Losses of the Indemnitees under such Section 7.2(a)(i) or such Section 7.2(b)(i), as the case may be, exceeds $12,150,000 for all Indemnifiable Losses (the “Deductible”), at which point such Indemnitor shall be liable to its respective Indemnitees for the value of the Indemnitee’s claims under Section 7.2(a)(i) or such Section 7.2(b)(i), as the case may be, that is in excess of the Deductible, subject to the limitations set forth in this Article VII. The maximum aggregate liability of Seller, on the one hand, and Buyer on the other hand, to their respective Indemnitees for any and all Indemnifiable Losses under Section 7.2(a)(i), in the case of Seller, or Section 7.2(b)(i), in the case of Buyer, shall be $81,000,000; provided, that the maximum aggregate liability of Seller to all Buyer Indemnified Persons for any and all Indemnifiable Losses under this Agreement shall not exceed the Purchase Price. Notwithstanding the foregoing, the limitations in the previous sentences of this Section 7.3(a) (other than the limitation in the immediately preceding proviso) shall not be applicable to any Indemnifiable Losses asserted in respect of the Seller Fundamental Representations or the Buyer Fundamental Representations. The maximum aggregate liability of Seller to any Buyer Indemnified Person for any and all Allocated Loss Adjustment

Expenses under Section 7.2(a)(iii)(y) shall be $1,000,000. The limitations in this Section 7.3 shall not apply to claims made under Article VIII.
(b)    If any Buyer Indemnified Person actually realizes a Tax benefit in respect of an Indemnifiable Loss as described in the proviso in the definition of “Indemnifiable Losses” set forth in Section 7.4(iii), any indemnification provided under Article VIII or subsequent to an Indemnity Payment made by an Indemnitor to an Indemnitee with respect to such Indemnifiable Loss, then such Indemnitee shall promptly pay to the Indemnitor the amount of such Tax benefit realized by such Buyer Indemnified Person up to the amount of such Indemnity Payment received by the Indemnitee, net of any expenses incurred by such Buyer Indemnified Person in pursuing such Tax benefit, within 15 days after the Buyer Indemnified Person realizes such Tax benefit in the form of cash actually received or reduction in cash Taxes actually paid. If any Tax benefit (or portion thereof) in respect of an Indemnifiable Loss as described in the proviso in the definition of “Indemnifiable Losses” set forth in Section 7.4(iii) or under Article VIII, that either (i) reduces the Indemnity Payments made by an Indemnitor prior to the time such payment is made or (ii) obligates an Indemnitee to make payments to the Indemnitor under the immediately preceding sentence of this Section 7.3(b), is disallowed as a result of an audit or otherwise, the applicable Indemnitor shall promptly pay to the applicable Indemnitee the amount of such disallowed Tax benefit within 30 days after the Indemnitee notifies the Indemnitor that the adjustment with respect to such disallowance has been paid or otherwise taken into account. Except as provided in Section 7.1(a) or this Section 7.3(b), the provisions of Article VII shall not be applicable to any Tax matters, it being understood that all indemnification obligations of Seller and Buyer with respect to all Tax matters are set forth in Article VIII.
(c)    Each Indemnitee shall use commercially reasonable efforts to mitigate all Indemnifiable Losses for which indemnification may be sought hereunder, including by using commercially reasonable efforts to collect the maximum amount recoverable with respect thereto under any insurance or reinsurance coverage or other applicable source of recovery (it being understood that no Indemnity Payment to be made hereunder may be withheld due to the fact that any such mitigation efforts have not been successful if such Indemnitee has complied with its obligations under this Section 7.3(c)).
SECTION 7.4. Definitions. As used in this Agreement:
(i)    “Indemnitee” means any Person entitled to indemnification under this Agreement;
(ii)    “Indemnitor” means any Person required to provide indemnification under this Agreement;
(iii)    “Indemnifiable Losses” means any and all damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys’ fees and expenses); provided, that any Indemnity Payment (x) shall in no event include any amounts constituting (A) punitive damages or consequential damages (in either case except to the extent awarded to a third party and actually paid to such third party in connection with a Third Party Claim) and (B) damages for lost profits and (y) shall be net of any (A) amounts actually recovered by the Indemnitee for the Indemnifiable Losses for which such Indemnity Payment is made under any insurance policy, reinsurance agreement, warranty or indemnity or otherwise from any Person other than a party hereto or its Affiliates (net of any expenses incurred by the Indemnitee in pursuing such recovery), and the Indemnitee shall promptly reimburse the Indemnitor for any such amount that is actually received by it from any such other Person with respect to an Indemnifiable Losses after any indemnification with respect thereto has actually been paid pursuant to this Agreement, and (B) as determined pursuant to Section 7.3(b), Tax benefits actually realized by the Indemnitee (or, in the case of a Buyer Indemnified Person, any other Buyer Indemnified Person) in respect of any Indemnifiable Losses for which such Indemnity Payment is made (it being understood that no Indemnity Payment to be made hereunder may be withheld or otherwise delayed due to the fact that an anticipated Tax benefit has not actually been realized by the applicable Indemnitee);
(iv)    “Indemnity Payment” means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement; and
(v)    “Third Party Claim” means any claim, action, suit, or proceeding made or brought by any Person that is not a party to this Agreement or an Affiliate thereof.
SECTION 7.5.     Procedures for Third Party Claims.
(a)    If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee in respect of which an Indemnitor may be obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnitor reasonably prompt written notice (but in no event later than 30 calendar days after becoming aware) thereof and such notice shall include a reasonable description of the claim and any documents relating to the claim and an estimate of the Indemnifiable Loss and shall reference the specific sections of this Agreement that form the basis of such claim; provided, that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is actually prejudiced by such delay (except that the Indemnitor shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnitor, within five calendar days after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.
(b)    The Indemnitor shall be entitled to participate in the defense of any Third Party Claim and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnitor. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor shall not (as long as it conducts such defense) be liable to the Indemnitee for legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnitor assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor, it being understood that the Indemnitor shall control such defense. The Indemnitor shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnitor has not assumed the defense thereof (other than during any period in which the Indemnitee shall have not yet given notice of the Third Party Claim as provided above). If the Indemnitor chooses to defend any Third Party Claim, all of the parties hereto shall, and shall cause their respective Affiliates to, cooperate in the defense thereof. Such cooperation shall include the retention and (upon the Indemnitor’s request) the provision to the Indemnitor of records and information that are relevant to such Third Party Claim, and making employees and directors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or pay, settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent. If the Indemnitor has assumed the defense of a Third Party Claim, the Indemnitor may only pay, settle, compromise or discharge a Third Party Claim with the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that the Indemnitor may pay, settle, compromise or discharge such a Third Party Claim without the written consent of the Indemnitee if such settlement (i) includes a release of the Indemnitee from all liability in respect of such Third Party Claim, (ii) does not subject the Indemnitee to any injunctive relief or other equitable remedy and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Indemnitee. If the Indemnitor submits to the Indemnitee a bona fide settlement offer that satisfies the requirements set forth in the proviso of the immediately preceding sentence and the Indemnitee refuses to consent to such settlement, then thereafter the Indemnitor’s liability to the Indemnitee with respect to such Third Party Claim shall not exceed the Indemnitor’s portion of the settlement amount included in such settlement offer, and the Indemnitee shall either assume the defense of such Third Party Claim or pay the Indemnitor’s attorney’s fees and other out-of-pocket costs incurred thereafter in continuing the defense of such Third Party Claim.
SECTION 7.6. Direct Claims. The Indemnitor will have a period of 30 days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim. If the Indemnitor does not so respond within such 30 day period, the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be entitled to pursue such remedies as may be available to the Indemnitee.
SECTION 7.7. Sole Remedy. The parties hereto acknowledge and agree that, except as set forth in Section 10.7(b), if the Closing occurs, their sole and exclusive remedy following the Closing with respect to any and all claims arising out of or related to the transactions contemplated by this Agreement, other than any cause of action arising from actual fraud shall be pursuant to the provisions set forth in this Article VII or Article VIII, as applicable.
SECTION 7.8. Certain Other Matters. Upon making any Indemnity Payment, Indemnitor will, to the extent of such Indemnity Payment, be subrogated (on a non-recourse basis and without any representation or warranty by the Indemnitee) to all rights of Indemnitee against any third Person (other than any Tax authority) in respect of the Indemnifiable Loss to which the Indemnity Payment related. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnitor will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights. Any payment received in respect of such rights shall be distributed, first, to the Indemnitor in an aggregate amount equal to the Indemnity Payments actually made by the Indemnitor to the Indemnitee in respect of such Indemnifiable Loss and, second, the balance, if any, to the Indemnitee.
SECTION 7.9.     No Contribution. Notwithstanding anything contained in this Agreement to the contrary, none of Seller or any of its Affiliates shall have any right of contribution or other right or remedy against the Transferred Companies with respect to any inaccuracy, breach or failure to timely perform, as applicable, any of Seller’s representations, warranties, covenants or agreements hereunder. Effective as of the Closing, Seller, on behalf of itself and its Affiliates, hereby irrevocably waives and releases the Transferred Companies from any such right or remedy.
SECTION 7.10. Effect of Investigation. No due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of any party hereto shall limit, qualify, modify or amend the representations, warranties, covenants or agreements of the other party hereto or the indemnities by such other party hereto contained in this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by or on behalf of such party. The parties hereto acknowledge and agree that the representations and warranties also operate as bargained for promises and risk allocation devices and that, accordingly, any party’s knowledge, and the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, shall not affect the right to indemnification or payment of Indemnifiable Losses pursuant to this Article VII or Article VIII.
ARTICLE VIII.
TAX MATTERS
SECTION 8.1.     Indemnification for Taxes.
(a)    Seller shall indemnify and hold harmless the Buyer Indemnified Persons from and against, and reimburse each such Person for (together with all reasonable fees, expenses and costs relating thereto), without duplication:
(i)    any Taxes or other Indemnifiable Losses resulting from any breach as of the date of this Agreement or as of the Closing Date (as though made on and as of the Closing Date) of any representation or warranty of Seller contained in Section 3.10 (provided that for this purpose, such representations and warranties shall be read without regard to any materiality qualification contained therein);
(ii)    any Taxes attributable to or resulting from any breach or nonfulfillment of any agreement or covenant of Seller, or the Transferred Companies (at or prior to the Closing Date), relating to Taxes contained in this Agreement;
(iii)    any Taxes of, imposed on or relating to any of the Transferred Companies for any Pre-Closing Tax Period (for the avoidance of doubt this shall include any Taxes imposed as result of the sale of the Shares, the transactions contemplated by the Separate Sales Agreements, any internal restructuring by Seller in anticipation of such sales, or the Alternative Structure);
(iv)    any Taxes of Persons (other than the Transferred Companies) for which the Transferred Companies, Buyer or any of their Affiliates are liable (A) by reason of the application of Treasury Regulation Section 1.1502-6 and any corresponding provision of state, local, or foreign law or (B) that result from a failure by any Seller Party to properly withhold Taxes on payments with respect to any Pre-Closing Tax Period;
(v)    any Taxes for any Post-Closing Tax Periods that are imposed on or collected from the Transferred Companies, Buyer or any of their Affiliates as a transferee of or successor to a Transferred Company, pursuant to any law, rule or regulation, imposed on taxable income or gain that is attributable, in whole or in part, to events or transactions that occur on or before the Closing Date but that are recognized for tax purposes in a Post-Closing Tax Period as a result of (v) the installment method of accounting, (w) the completed contract method of accounting, (x) the long-term contract method of accounting, (y) the recapture of a dual consolidated loss, or (z) Section 481 of the Code (other than any such Taxes imposed by reason of a change in accounting method by the Transferred Companies or a successor to the Transferred Companies made or applied for by Buyer or any of its Affiliates after the Closing Date);
(vi)    any Tax Losses for any Post-Closing Tax Period that are required to be borne by Seller pursuant to Section 8.8(a) and, without duplication, amounts for which Seller is required to compensate Buyer pursuant to Section 8.8(c); and
(vii)    any Conveyance Taxes required to be borne by Seller pursuant to Section 8.4.
(b)    Buyer agrees to indemnify and hold harmless the Seller Indemnified Persons from and against, and reimburse each such person for (together with all reasonable fees, expenses and costs relating thereto):
(i)    any Taxes for any Post-Closing Tax Period imposed on or payable with respect to the Transferred Companies other than Taxes subject to indemnification by Seller pursuant to Section 8.1(a)(v) and (vi); and
(ii)    any Conveyance Taxes required to be borne by Buyer pursuant to Section 8.4.
(c)    For purposes of this Agreement, Taxes for a Straddle Period shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period in the following manner:

(i)    in the case of Taxes based on or measured by income, gain, or receipts, or related to the actual or deemed sale or transfer of property, or which are withholding Taxes, or are premium Taxes, such Taxes shall be allocated based on an interim closing of the books as of the end of the Closing Date; and
(ii)    in the case of Taxes calculated on a periodic basis, the portion of such Taxes allocable to the Pre-Closing Tax Period shall be deemed to be the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period. For the avoidance of doubt, the parties hereto agree that neither party will make a ratable allocation election under Treas. Reg. § 1.1502-76(b)(2)(ii) or any similar provision of state, local or foreign law with respect to Straddle Periods. In accordance with Treas. Reg. § 1.1502-76 and any analogous provision of state, local or foreign law, any Tax related to (i) an extraordinary transaction (not contemplated by this Agreement to occur on the Closing Date) that occurs on the Closing Date after the Closing, or (ii) any transaction effected by reason of a binding commitment entered into by a Transferred Company prior to the Closing shall be allocated to the Post-Closing Tax Period.
(d)    Buyer hereby acknowledges that Seller makes no representation or warranty as to the existence or amount of any net operating loss carryforwards of the Transferred Companies to the extent that the Transferred Companies were compensated for such net operating loss carryforwards prior to the Closing Date under the Radian Group Inc. Allocation of Consolidated Tax Liability Agreement.
SECTION 8.2. Filing of Tax Returns.
(a)    Seller shall prepare and timely file, or cause to be prepared and timely filed, all Consolidated Returns that include the Transferred Companies, regardless of when such Tax Returns are required to be filed.
(b)    Seller shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns (other than Tax Returns described in Section 8.2(a)) that are required to be filed by or on behalf of the Transferred Companies for all taxable periods that end on or before the Closing Date and that are required to be filed after the Closing Date (taking into account any extensions). Seller shall bear all costs associated with preparing and filing such Tax Returns and the Tax Returns described in Section 8.2(a). Seller shall remit (or cause to be remitted) any Taxes due with respect to such tax returns. Seller shall prepare all such Tax Returns in accordance with past practices, unless otherwise required by Applicable Law or consented to in writing by Buyer.
(c)    From and after the Closing, Buyer shall cause the Transferred Companies to provide Seller and its Affiliates in a timely fashion in accordance with past practice any filing information relating to the Transferred Companies reasonably requested by Seller and necessary for the preparation and filing of the Consolidated Returns.

(d)    Buyer shall prepare and timely file, or cause to be prepared and timely filed, Tax Returns that are required to be filed by or on behalf of the Transferred Companies for any Straddle Period. Such Tax Returns shall be prepared in a manner consistent with the positions taken, and with accounting methods used, on the Tax Returns filed by or with respect to the Transferred Companies prior to the date on which the Closing occurs, unless otherwise required by Applicable Law or agreed by Seller and Buyer. Buyer shall deliver any such Tax Return to Seller for Seller’s review at least 30 days (or, in the case of premium tax returns, 10 days) prior to the date such Tax Return is required to be filed (including extensions) unless such due date is within 45 days following the Closing Date, in which case such Tax Return shall be submitted as promptly as practicable following the Closing Date. Seller shall have the right to review each such Tax Return prior to the filing thereof and to approve the Pre-Closing Tax Period portion of each such Tax Return, which approval may not be unreasonably withheld. Buyer shall make any changes requested in writing by Seller in respect of the Pre-Closing Tax Period of any such Tax Returns. To the extent consistent with Applicable Law, Buyer shall, or shall cause the Transferred Companies to, file all Tax Returns for any Straddle Period on the basis that the relevant Tax period ended as of the Closing Date, unless the relevant Tax authority will not accept a Tax Return filed on that basis. Buyer shall provide to Seller a statement setting forth Buyer’s calculation of the allocation of liability for Taxes shown on such returns between the portion of the Straddle Period ending on the Closing Date and the portion of the Straddle Period beginning after the Closing Date in accordance with Section 8.1(c) not later than 30 days prior to the due date (including extensions) for filing such Tax Returns (or, if such due date is within 45 days following the Closing Date, as promptly as practicable following the Closing Date). Such statement shall be prepared in a manner consistent with the preparation of the relevant Tax Return and shall be accompanied by such supporting detail as is reasonably available to permit Seller to determine whether it agrees with the amounts shown on such statement. Seller shall have the right to review the allocation statement and to review all workpapers and procedures used to prepare such statement. If Seller objects to the allocation statement prepared by Buyer within 10 days of receipt thereof, Seller and Buyer shall endeavor in good faith to resolve such disagreement and, failing that, a neutral accounting firm mutually selected by Seller and Buyer shall resolve the disagreement consistent with the terms of this Agreement. Buyer and Seller shall share equally all costs associated with preparing and filing such Tax Returns and allocation statement. Without limiting the obligations of Seller under Section 8.1(a), Seller shall pay Buyer or its designee in cleared funds no later than three Business Days prior to the due date (including extensions) for such Tax Returns an amount equal to all such Taxes that relate to the portion of the Straddle Period ending on the Closing Date as shown on the allocation statement, such amount to be determined in the manner set forth in Section 8.1(c).
(e)    Buyer shall prepare and timely file, or cause the Transferred Companies to prepare and timely file, all Tax Returns required to be filed by or with respect to the Transferred Companies for any Tax period beginning after the Closing Date in such manner as it chooses in its sole discretion. Buyer shall bear all costs associated with preparing and filing such Tax Returns. To the extent that any such Tax Return includes Taxes for which Seller has indemnified Buyer, Buyer shall provide Seller with a calculation of such taxes, accompanied by such supporting detail as is reasonably available to permit Seller to determine whether it agrees with the amounts shown as due, not later than 30 days prior to the due date (including extensions) for filing such Tax Returns. Seller shall have the right to review the calculation and to review all workpapers and procedures used to prepare such calculation. If Seller objects to the calculation prepared by Buyer within 10 days of receipt thereof, Seller and Buyer shall endeavor in good faith to resolve such disagreement and, failing that, a neutral accounting firm mutually selected by Seller and Buyer shall resolve the disagreement consistent with the terms of this Agreement. Buyer and Seller shall share equally all costs of the neutral accounting firm. Buyer shall remit (or cause to be remitted) any Taxes due with respect to such Tax Returns (provided, that Seller shall pay Buyer or its designee in cleared funds not later than three Business Days prior to the due date (including extensions) for such Tax Returns the amount of any Taxes for which Seller has indemnified Buyer).
(f)    Except to the extent otherwise required by Applicable Law, Buyer shall not, and shall not permit any of its Affiliates to, without the prior written consent of Seller, which consent may not be unreasonably withheld, conditioned or delayed, amend any Tax Returns of the Transferred Companies relating in whole or in part to a Pre-Closing Tax Period.
SECTION 8.3. Cooperation and Exchange of Information.
(a)    Seller and Buyer shall provide each other with such cooperation and information as either of them or their respective Affiliates may reasonably request of the other in filing any Tax Return, amended Tax Return or claim for Tax refund, determining a liability for Taxes or a right to a Tax refund, or participating in or conducting any Tax Proceeding. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Each party and its Affiliates shall make its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Transferred Companies for each Tax period first ending after the Closing Date and for all prior Tax periods until the later of (i) the expiration of the statute of limitations of the Tax period to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified in writing of such extensions for the respective Tax periods, or (ii) three years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 8.3 shall be kept confidential except as otherwise may be necessary in connection with the filing of Tax Returns or claims for Tax refunds or in conducting a contest or as otherwise may be required by Applicable Law or the rules of any stock exchange.
(b)    Within 30 days after the Closing Date, Seller shall deliver to Buyer a schedule (the “Tax Attribute Schedule”) setting forth Seller's estimate of the Tax Attributes of the Transferred Companies, along with supporting documentation reasonably necessary to verify the calculation of the Tax Attributes on such schedule (the “Attribute Supporting Documentation”). Seller shall deliver to Buyer an updated Tax Attribute Schedule and Attribute Supporting Documentation at least quarterly. Within 30 days after filing the U.S. federal consolidated income tax return for the consolidated group of which Seller is a member for the consolidated tax return year that includes the Closing Date, Seller shall deliver to Buyer a final Tax Attribute Schedule and Attribute Supporting Documentation. For the avoidance of doubt, nothing in this Section 8.3(b) shall require Seller to provide Buyer with its U.S. federal consolidated income tax returns.

SECTION 8.4.     Conveyance Taxes. Buyer or Seller, as appropriate, shall execute and deliver all instruments and certificates necessary to enable the other to comply with any filing requirements relating to any sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar Taxes (“Conveyance Taxes”) imposed on the sale or transfer of the Shares to Buyer (but not, for the absence of doubt, any Taxes to the extent such Taxes would not have been imposed but for the combined effect of such sale and any internal restructuring by Seller) and shall file such applications and documents as shall permit any Conveyance Taxes to be assessed and paid. Notwithstanding anything to the contrary in this Agreement, Buyer and Seller shall share equally and be responsible for the timely payment of any Conveyance Taxes.
SECTION 8.5.     Amended Returns; Tax Proceedings.
(a)    Pre-Closing Tax Periods (other than Straddle Periods). (i) Seller shall have the exclusive right to file or cause to be filed any amended Tax Returns with respect to any Pre-Closing Tax Period (other than a Straddle Period) of or with respect to a Transferred Company and (ii) Seller shall have the exclusive right to control any Tax Proceeding with respect to any Pre-Closing Tax Period (other than a Straddle Period) of or with respect to a Transferred Company (including a Consolidated Return that includes a Transferred Company); provided, however, that in connection with such Tax Proceeding that relates to any Transferred Company (including a Consolidated Return that includes a Transferred Company) and that could reasonably be expected to result in a Tax Loss to Buyer and its Affiliates in a Post-Closing Tax Period, Seller shall (i) keep Buyer reasonably apprised of the status of the Tax Proceeding insofar as it relates to any Transferred Company and (ii) shall not settle any such Tax Proceeding without Buyer’s consent, which shall not be unreasonably withheld, conditioned or delayed.
(b)    Straddle Periods. Seller and Buyer shall reasonably cooperate with the other in determining whether to file or cause to be filed any amended Tax Returns with respect to any Straddle Period of a Transferred Company. In the event that Seller and Buyer cannot agree whether to file any amended Tax Return for a Straddle Period, the parties shall estimate the present value of the realizable Tax benefits of the amendment to the party proposing such amendment and the present value of the realizable Tax Loss of the amendment to the party withholding its consent to such amendment. If the parties are unable to agree on the present value of such estimated amounts, they will engage a neutral accounting firm to make such determinations. If the Tax benefits exceed the present value of such estimated Tax Loss, the party proposing such amendment shall be entitled to so amend the applicable Tax Return, provided that such party agrees to pay to the party withholding its consent an amount equal to the present value of any such Tax Loss. Buyer and Seller shall reasonably cooperate with one another and shall control jointly any Tax Proceeding that relates to a Transferred Company with respect to any Straddle Period (a “Straddle Tax Proceeding”). Each party shall (i) collaborate with one another in good faith regarding any such Straddle Tax Proceeding, (ii) provide the other with a timely and reasonably detailed account of each stage of such Straddle Tax Proceeding and a copy of all documents (or portions thereof) relating to such Straddle Tax Proceeding, and (iii) neither Seller or Buyer shall settle any Tax claim with respect to a Straddle Tax Proceeding without the consent of both Seller and Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)    Severable Post-Closing Tax Period Proceedings. In the case of any Tax Proceeding of a Transferred Company with respect to any Post-Closing Tax Period (other than a Straddle Period), if the Tax Proceeding includes a claim with respect to Tax for which Seller is liable under Section 8.1(a), Seller and Buyer shall use their reasonable best efforts to cause such Tax Proceeding to be bifurcated to allow all aspects of the Tax Proceeding relating solely to Taxes for which Seller is responsible to be handled separate from any other portion of the Tax Proceeding and separate from any other Tax Proceeding. If the Tax authority agrees to do so, then Seller shall have the exclusive right to control such portion of the Tax Proceeding insofar as it relates solely Taxes for which Seller is responsible (the “Excluded Tax Proceeding”) and Buyer shall have the exclusive right to control the remaining portion of such Tax Proceeding; provided, however, that (A) Seller shall keep Buyer reasonably apprised of the status of the Excluded Tax Proceeding, (B) Seller shall consult with Buyer regarding any such Excluded Tax Proceeding and (C) Seller shall provide Buyer with a timely and reasonably detailed account of each stage of such Excluded Tax Proceeding and a copy of all documents (or portions thereof) relating to such Excluded Tax Proceeding.
(d)    Non-Severable Post-Closing Tax Period Proceedings. In the case of any Tax Proceeding of a Transferred Company with respect to any Post-Closing Tax Period (other than a Straddle Period), if the Tax Proceeding includes a claim with respect to Taxes for which Seller is responsible and is not an Excluded Tax Proceeding, then Buyer shall have the exclusive right to control all aspects of the Tax Proceeding; provided, however, that (A) Buyer shall provide Seller with a timely and reasonably detailed account of each stage of such Tax Proceeding insofar as it relates to Taxes for which Seller is responsible and a copy of all documents (or portions thereof or pro formas) relating to Taxes for which Seller is responsible and (B) Buyer shall not settle, compromise or abandon any such Tax Proceeding insofar as it relates to Taxes for which Seller is responsible without obtaining the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed; provided further, however, that if Seller withholds consent to a proposed settlement, then Seller shall be entitled to assume sole control over the defense of the Tax Proceeding, at Seller's expense, and Seller shall indemnify and hold harmless the Buyer Indemnified Persons from and against any Taxes in excess of the amount for which Buyer would have been liable under the proposed settlement.
(e)    Except as otherwise provided in this Agreement, Buyer shall have the exclusive right to file any amended Tax Returns and to control any Tax Proceeding with respect to any of the Transferred Companies in its sole discretion.
(f)    To the extent permissible under Applicable Law, neither Buyer nor any Transferred Company shall carryback to a Pre-Closing Tax Period any item of loss, deduction or credit or any net operating loss, net capital loss or other tax credit or benefit that is attributable to, arises from or relates to any taxable period (or portion thereof) commencing after the Closing Date; provided, however, that if Buyer is required under Applicable Law to carryback any such item and is not permitted by Applicable Law to waive such carryback, and (i) if such carryback relates to a Seller Group Tax Return, then Seller shall, reasonably and in good faith (taking into account potential benefits and detriments to Seller and its Affiliates), consider any request by Buyer to amend a Tax Return filed by or with respect to the Transferred Companies with respect to a Pre-Closing Tax

Period (or take any other action reasonably required) in order to claim a Tax refund or other reimbursement attributable to such carryback and will pay to Buyer the net Tax benefits actually received by Seller or any of its Affiliates that are associated with such carryback (as determined taking into account (A) any costs, including Taxes, attributable to the receipt of such refund or other reimbursement and (B) the effect of such carryback on the Tax attributes of Seller or its Affiliates and any limitations on use of those attributes) and (ii) if such carryback does not relate to a Seller Group Tax Return, Seller shall consent to the filing of an amended Tax Return or (or take any other action reasonably required) in order to claim a Tax refund or other reimbursement attributable to such carryback and will promptly pay to Buyer the amount of any such refunds of Taxes (including any interest or penalty rebate) actually received by Seller, the Transferred Companies or any of their Affiliates that are associated with such carryback reduced by any costs, including any Taxes, attributable to the receipt of such refund.
SECTION 8.6.     Refunds.
(a)    Except as provided in Section 8.5(f), Seller shall be entitled to any refunds of, or credits against, any Taxes for the Pre-Closing Tax Period and any Conveyance Taxes that Seller has borne pursuant to Section 8.5 (and any interest or penalty rebate with respect to such refund or credit but reduced by any costs including any Tax incurred by Buyer or any Transferred Company or any of their respective Affiliates as a result of the receipt of the refund or credit), except to the extent such Tax refunds or credits relate to Conveyance Taxes that Buyer has borne pursuant to Section 8.5. Upon the reasonable written request of Seller, Buyer shall file or cause to be filed any Tax Returns (including amended Tax Returns) or other documents claiming any refunds to which Seller is entitled pursuant to the preceding sentence and shall promptly pay, or cause to be paid, to Seller (except insofar as the same are used by the Tax authority to reduce any Taxes for which Seller has indemnified Buyer hereunder) any such refunds or credits (including any interest or penalty rebate) actually received by Buyer or the Transferred Companies, reduced by any costs, including any Taxes, attributable to the receipt of such refund, and Seller shall be entitled to any such refunds (including any interest or penalty rebate) actually received by Seller or any of its Affiliates.
(b)    Subject to Section 8.5(f), and except as provided in Section 8.6(a), Buyer shall be entitled to any refunds of and credits against any Taxes (including any interest or penalty rebate) of the Transferred Companies, reduced by any costs, including any Taxes, attributable to the receipt of such refund.
(c)    Notwithstanding anything to the contrary herein, if a Tax authority subsequently disallows any item or refund with respect to which a party has received a payment pursuant to the above provisions of Section 8.5(f) or this Section 8.6 from the other party, such recipient party shall promptly pay (or cause to be paid) to the other party the full amount of such item or refund (including any interest or penalty rebate) received by such party.
SECTION 8.7.     Tax Covenants.
(a)    Seller will file or cause to be filed a “Section 1.1502-36 Statement” (as defined in Treasury Regulation Section 1.1502-36(e)(5)) with the timely filed U.S. federal consolidated income tax return for the consolidated group of which Seller is a member for the consolidated tax return year that includes the Closing Date making a valid election pursuant to Treasury Regulation Section 1.1502-36(d)(6)(i)(A) to reduce the Tax basis in the Shares of the Transferred Companies immediately prior to the Closing to the maximum extent necessary to avoid a reduction in the Tax Attributes of the Transferred Companies as described in Treasury Regulation Section 1.1502-36(d)(4) and (5) (the “Section 1.1502-36 Election”). Seller further agrees to take all other such actions (including, without limitation, as a result of future adjustments to the Purchase Price) as may be required to give effect to the Section 1.1502-36 Election and to prevent a reduction in the Tax Attributes of the Transferred Companies. Seller will deliver a copy of the Section 1.1502-36 Statement to Buyer as soon as practicable following the filing of Seller’s U.S. federal consolidated Tax Return. Seller and its Affiliates will not take any action that could be expected to result in a revocation of the Section 1.1502-36 Election. In addition, Seller covenants that it will not file an election under Treasury Regulation Section 1.1502-36(d)(6)(i)(B) or (C) to reattribute to itself any portion of the net operating loss carryforwards or other tax attributes of, or otherwise attributable to, the Transferred Companies.
(b)    If, prior to the Closing, Seller wants to sell or otherwise liquidate the assets of the Transferred Companies, for cash at prices not less than the fair market value thereof (the “Alternative Structure”), Seller shall: (i) consult with and obtain the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, before implementing the Alternative Structure, (ii) demonstrate to the satisfaction of Buyer that the Alternative Structure will not affect the benefits, taken as a whole, that Buyer would otherwise receive from the transactions contemplated by this Agreement (including in respect of the value of the assets of the Transferred Companies), (iii) demonstrate to the satisfaction of Buyer that the Alternative Structure shall comply with all applicable regulatory requirements and shall not otherwise cause any closing condition set forth in Article VI to be incapable of being fulfilled (unless duly waived by the party entitled to the benefits thereof) or result in any delay in the date on which the Closing would otherwise occur, (iii) bear all costs and expenses associated with the implementation of the Alternate Structure and (iv) indemnify and hold harmless the Buyer Indemnified Parties from and against, and reimburse each such Person for (together with all reasonable fees, expenses and costs relating thereto), any Tax Loss in a Post-Closing Tax Period attributable to the Alternative Structure, including a Tax Loss resulting from a reduction in the Tax Attributes of the Transferred Companies, without subjecting Buyer to any significant incremental credit risk. For the avoidance of doubt, under no circumstances may Seller liquidate such assets for non-cash consideration or at prices that are less than the fair market value thereof without the prior written consent of Buyer (even if Buyer has provided its consent to the Alternative Structure under clause (i) above). Without limiting any of the foregoing requirements, if Buyer consents to the Alternative Structure pursuant to clause (i) above, the parties shall execute and deliver an agreement setting forth the terms of the Alternative Structure before Seller proceeds with the implementation of the Alternative Structure.
SECTION 8.8.     Certain Post-Closing Taxes.
(a)    Closing Date DTA True-Up.
(xiii)    Not later than the fifteenth Business Day following the end of the first calendar quarter on or after the Closing Date, Seller shall deliver to Buyer an estimate (together with supporting documentation) of the total net deferred tax assets of the Company as of the Closing Date, as calculated in accordance with statutory accounting principles (i.e., SSAP 101), determined without regard to valuation allowances or admissibility standards (the “Estimated DTA”). The Estimated DTA shall be estimated in good faith, consistent with past practices, and based upon the books and records of the Company. Buyer shall have the right to review the Estimated DTA along with supporting documentation reasonably necessary to verify the calculation of the Estimated DTA (the “DTA Supporting Documentation”). Seller shall, on or before the date that is not more than 30 days after the filing of Seller’s final U.S. consolidated federal income tax return that includes the Company for the taxable year of the Company that ends on the Closing Date, deliver to Buyer a calculation (together with DTA Supporting Documentation) of the total net deferred tax assets of the Company as of the Closing Date taking into account only such adjustments that are a direct result of amounts in the final tax return that differ from the amounts used in calculating the Estimated DTA (the “Adjusted DTA”). Seller shall calculate the Adjusted DTA in the same manner, using the same principles, as the calculation of the Estimated DTA; provided, that changes to the Adjusted DTA resulting from (i) the change in a statutory asset (whether or not admitted) or liability will be excluded from the Adjusted DTA and (ii) a change in Tax law will not be included in the Adjusted DTA.
(xiv)    If Buyer, within thirty business days after delivery of the Estimated DTA or Adjusted DTA, as the case may be, and DTA Supporting Documentation, notifies Seller in writing that it objects to the Estimated DTA or the Adjusted DTA specifying in reasonable detail each item that Buyer disputes (each, a “Disputed Item”), both parties shall attempt in good faith to resolve the Disputed Items. If Seller and Buyer reach agreement with respect to any Disputed Items, Seller shall revise the Estimated DTA or the Adjusted DTA, as the case may be, to reflect such agreement. If they are unable to do so, Buyer and Seller shall jointly engage and submit the unresolved Disputed Items to an independent accounting firm of nationally recognized standing as may be mutually agreed by Buyer and Seller (the “Transaction Consultant”). The determination of the Transaction Consultant shall be final, binding and conclusive upon Buyer and Seller absent manifest error, and Seller shall revise the Estimated DTA or Adjusted DTA, as applicable, to reflect such determination upon receipt thereof. The fees, expenses and costs of the Transaction Consultant shall be borne equally by Buyer and Seller.
(xv)    In the event that Adjusted DTA is greater than the Estimated DTA, Buyer shall, within 15 Business Days of the determination thereof, transfer to Seller the amount of such excess by wire transfer of immediately available funds to an account or accounts designated by Seller. In the event that the Estimated DTA is greater than the Adjusted DTA, Seller shall, within 15 Business Days of the determination thereof, transfer to Buyer the amount of such excess by wire transfer of immediately available funds to an account designated by Buyer. In addition, the Company’s share of the U.S. federal consolidated net operating loss for which the

Company has been fully compensated under the Radian Group Inc. Allocation of Consolidated Tax Liability Agreement is specifically excluded from this Section 8.8(a).
(b)    Without duplication for any payments made by Seller pursuant Section 8.8(a) or (c), Seller shall indemnify and hold harmless the Buyer Indemnified Persons from and against any action taken by Seller, or any failure to take an action reasonably requested by Buyer, in each case after the Closing Date, that results in a reduction to the Adjusted DTA. Seller shall, within 15 Business Days of the determination of such reduction, transfer to Buyer the amount of such reduction by wire transfer of immediately available funds to an account designated by Buyer.
(c)    Without duplication for any payments made by Seller pursuant to Section 8.8(a) or (b), Seller shall indemnify and hold harmless the Buyer Indemnified Persons from and against any Tax Losses for any Post-Closing Tax Period to the extent that such Tax Losses are directly attributable to (i) filing an amended Tax Return described in Section 8.5(a)(i), (ii) resolving a Tax Proceeding described in Section 8.5(a)(ii) or an Excluded Tax Proceeding described in Section 8.5(b), or (iii) a failure of Seller to prepare Tax Returns in accordance with past practices without obtaining Buyer’s prior written consent or demonstrating that such deviation was required by Applicable Law. Seller shall pay to Buyer the amount of any resulting Tax Loss no later than 15 Business Days after such Tax Loss is considered to arise under Section 8.8(d).
(d)    Buyer shall be considered to realize a Tax Loss to the extent that the amount of Taxes it is actually required to pay to the applicable Tax authority is increased from the amount of Taxes it would have actually been required to pay to such Tax authority (or the amount of a Tax refund it is actually entitled to receive from the applicable Tax authority is decreased from the amount of Tax refund it would actually have been entitled to receive) in the absence of such Tax detriment. Such Tax Loss shall be considered to arise at the time that such party’s increased payment is first due or otherwise actually realized as a change in the amount of Tax then due and payable or such party’s decreased receipt is first due or otherwise actually realized as a change in the amount of refund then due and payable.
(e)    For the avoidance of doubt, Seller shall not be required to indemnify Buyer pursuant to Section 8.8(b) for any reductions in the Adjusted DTA that are directly attributable to a reduction in foreign tax credits or net operating loss carryforwards that (A) were allocated to the Transferred Companies and (B) for which the Transferred Companies have been fully compensated prior to the Closing Date under the Radian Group Inc. Allocation of Consolidated Tax Liability Agreement. Seller hereby acknowledges that the Transferred Companies have not been compensated under the Radian Group Inc. Allocation of Consolidated Tax Liability Agreement for at least $11,000,000 of foreign tax credits allocable to them as of the Closing Date.
SECTION 8.9.     Miscellaneous.
(a)    Seller and Buyer agree to treat all payments (other than interest on a payment) made by either of them to or for the benefit of the other or the other’s Affiliates or the Transferred Companies under this Article VIII and under other indemnity provisions of this Agreement as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof to the extent permissible under Applicable Law.
(b)    Notwithstanding any provision in this Agreement to the contrary, the obligations of Seller to indemnify and hold harmless the Buyer Indemnified Persons, as well as the obligations of Buyer to indemnify and hold harmless the Seller Indemnified Persons, pursuant to this Article VIII shall terminate on the later of three months after the expiration of the applicable statute of limitations (taking into account any applicable extensions or tollings thereof) with respect to the Tax liabilities in question or 60 days after the final administrative or judicial determination of such Tax liabilities, except for any indemnity obligations as to which a claim has been made before the expiration of the applicable period.
(c)    In the event of any Tax Proceeding, the conduct of the parties shall be governed by the provisions of Section 8.5.
(d)    Except as provided for in Section 7.3(b), indemnification under this Agreement for or with respect to any Taxes shall be provided exclusively in this Article VIII and the provisions of Article VII shall not apply.
(e)    Seller shall terminate, or cause to be terminated, on or before the Closing Date all Tax sharing or Tax allocation agreements or arrangements, if any, relating to the Transferred Companies (other than this Agreement) and none of the Transferred Companies will have any liability thereunder on or after the Closing Date.
(f)    Should it be necessary, equitable adjustments will be made to prevent duplicate recovery for indemnification with respect to the same item.
(g)    Unless required by applicable Tax law, Buyer shall not withhold any amounts from the Purchase Price; provided, that Seller has delivered or caused to be delivered to Buyer a certificate, in compliance with Treasury Regulations Section 1.1445-2(b)(2), certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.
ARTICLE IX.
TERMINATION PRIOR TO CLOSING
SECTION 9.1.     Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:
(a)    by Seller or Buyer in writing, if there shall be any order, injunction or decree of any Governmental Entity that prohibits or restrains any party from consummating the transactions contemplated hereby, and such order, injunction or decree shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 9.1(a) shall have performed in all material respects its obligations under this Agreement, acted in good faith and, if binding on such party, used commercially reasonable efforts to prevent the entry of, and to remove, such order, injunction or decree in accordance with its obligations under this Agreement;
(b)    by Seller or Buyer in writing, if the Closing has not occurred on or prior to September 22, 2015 (as it may be extended, the “Outside Date”), unless the failure of the Closing to occur is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, that if on the Outside Date either of the conditions set forth in Section 6.1(a) or Section 6.1(b) has not been satisfied then, upon the written notice of Seller to Buyer, the Outside Date shall be automatically extended to a date and time that is not later than 5:00 pm, New York City time, on December 22, 2015; provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(b) will not be available to any party if the other party has, in good faith, filed an Action seeking, and is then pursuing, specific performance as permitted by Section 10.7(b).
(c)    by either Seller or Buyer (but only so long as Seller or Buyer, as applicable, is not in material breach of its obligations under this Agreement) in writing, if a breach of any provision of this Agreement that has been committed by the other party would cause the failure of any mutual condition to Closing or any condition to Closing for the benefit of the non-breaching party and such breach is not subsequently waived by the non-breaching party or capable of being cured or is not cured within 20 Business Days after the breaching party receives written notice from the non-breaching party that the non-breaching party intends to terminate this Agreement pursuant to this Section 9.1(c);
(d)    by Seller in writing, if an applicable Insurance Regulator informs Buyer or Seller that it will not grant its approval to the transactions contemplated hereby due to any fact or circumstance related to the Post-Closing Merger and either (i) Buyer has not, within 21 days after Seller’s written request to Buyer to do so, submitted a new or amended business plan or a new or amended request, filing, submission, application or other communication to or with such Insurance Regulator reflecting the Alternate Post-Closing Merger and abandoning the Post-Closing Merger or (ii) either party has been informed by an applicable Insurance Regulator that it will not grant its approval to the transactions contemplated hereby and the Alternate Post-Closing Merger and, during the 21-day period immediately following the date on which Seller informs Buyer in writing of its intent to terminate this Agreement pursuant to this Section 9.1(d) (which notice shall name the applicable Insurance Regulator), such Insurance Regulator has not informed Seller of its intention to approve the transactions contemplated hereby and the Alternate Post-Closing Merger;
(e)    by Buyer in writing, if an applicable Insurance Regulator informs Buyer or Seller that it will not grant its approval to the transactions contemplated hereby due to any fact or circumstance related to the Post-Closing Merger and either party has been informed by an applicable Insurance Regulator that it will not grant its approval to the transactions contemplated hereby and the Alternate Post-Closing Merger and, during the 51-day period immediately following the date on which Buyer informs Seller in writing of its intent to terminate this Agreement pursuant to this Section 9.1(e) (which notice shall name the applicable Insurance Regulator), such Insurance Regulator has not informed Buyer of its intention to approve the transactions contemplated hereby and the Alternate Post-Closing Merger; or

(f)    by mutual written consent of Seller and Buyer.
SECTION 9.2.     Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become null and void and of no further force and effect without liability of either party (or any Representative of such party) to the other party to this Agreement; provided, that no such termination shall relieve a party from liability for any intentional breach of this Agreement. Notwithstanding the foregoing, Section 1.1, Section 5.5, this Section 9.2 and Article X shall survive termination hereof pursuant to Section 9.1. If this Agreement is terminated pursuant to Section 9.1, (a) Buyer shall return all documents received from Seller, its Affiliates and its Representatives relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to Seller and (b) all confidential information received by Buyer with respect to the Company shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.
ARTICLE X.
GENERAL PROVISIONS
SECTION 10.1. Fees and Expenses. Each party hereto shall, except as otherwise expressly provided in this Agreement, pay its own Transaction Expenses incident to preparing for, entering into and carrying out the Transaction Agreements and the consummation of the transactions contemplated thereby. For the avoidance of doubt, Seller, and not the Transferred Companies, shall be responsible for the Transaction Expenses of Seller and its Affiliates incident to preparing for, entering into and carrying out the Transaction Agreements and the consummation of the transactions contemplated thereby, in each case that are incurred prior to the Closing (whether payable prior to, at or after the Closing).
SECTION 10.2. Notices. All notices, requests, claims, demands and other communications to be given or delivered under or by reason of this Agreement shall be in writing and shall be deemed to be given or delivered (a) when personally delivered, (b) when transmitted via e-mail or (c) the day following the day (except if not a Business Day, then the next Business Day) on which the same has been sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
if to Buyer:
Assured Guaranty Corp.
31 West 52nd Street
New York, New York 10019
Attention: General Counsel
E-mail: jmichener@assuredguaranty.com

with a copy (which shall not constitute notice) to:
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Edward S. Best
E-mail: ebest@mayerbrown.com
if to Seller:
Radian Group Inc.
1601 Market Street
Philadelphia, Pennsylvania 19103
Attention: General Counsel
E-mail: edward.hoffman@radian.biz

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Michael Groll; Rajab S. Abbassi
E-mail: mgroll@willkie.com; rabbassi@willkie.com
SECTION 10.3. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. Any fact or item disclosed in any section of each of the Buyer Disclosure Schedule or the Seller Disclosure Schedule shall be deemed disclosed in all other sections of such Disclosure Schedule to the extent the applicability of such fact or item to such other section of such Disclosure Schedule is reasonably apparent. Disclosure of any item in the Buyer Disclosure Schedule or the Seller Disclosure Schedule, as the case may be, shall not be deemed an admission that such item represents a material item, fact, exception of fact, event or circumstance or that occurrence or non-occurrence of any change or effect related to such item would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word “Dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in

United States Dollars. All time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first succeeding Business Day if the last day of the period is not a Business Day. This Agreement has been fully negotiated by the parties hereto and shall not be construed by any Governmental Entity against either party by virtue of the fact that such party was the drafting party.
SECTION 10.4. Entire Agreement; Third Party Beneficiaries. This Agreement (including all exhibits and schedules hereto), the Confidentiality Agreement and the other Transaction Agreements constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of this Agreement. Except as set forth in (a) Section 5.10 with respect to the directors and officers referred to therein, (b) Section 5.11 with respect to Affiliates of Seller and (c) Articles VII and VIII with respect to the Buyer Indemnified Persons and the Seller Indemnified Persons, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.
SECTION 10.5. Governing Law. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
SECTION 10.6. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise (other than following the Closing by operation of law in a merger), by either party without the prior written consent of the other party, and any such assignment that is not consented to shall be null and void; provided, that Buyer may, without the prior written consent of Seller, assign its rights to acquire the Shares to a wholly owned subsidiary of Buyer; provided, further, that no such assignment shall limit, or relieve Buyer of, any of Buyer’s duties or obligations under any of the Transaction Agreements. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
SECTION 10.7. Jurisdiction; Enforcement.
(a)    Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the City, State and County of New York (each, a “New York Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, that nothing set forth in this sentence shall prohibit any of the parties hereto from removing any matter from one New York Court to another New York Court. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 10.2, constitute good, proper and sufficient service thereof.
(b)    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition (subject to the terms of this Agreement) to any other remedy to which such party is entitled at law or in equity. In the event that any Action is brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives any defense or counterclaim, that there is an adequate remedy at law.
(c)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.
SECTION 10.8. Severability; Amendment; Modification; Waiver.
(a)    Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
(b)    This Agreement may be amended only by a written instrument signed by each of Buyer and Seller. No provision of this Agreement may be waived except by a written instrument signed by the party against whom the waiver is to be effective.
(c)    No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
SECTION 10.9. Certain Limitations.
(a)    Notwithstanding anything to the contrary contained herein, the other Transaction Agreements, the Seller Disclosure Schedule or any of the Schedules or Exhibits hereto or thereto, Buyer acknowledges and agrees that neither Seller nor any of its Affiliates (including the Transferred Companies), nor any Representative of any of them, makes or has made, and Buyer has not relied on, any inducement or promise to Buyer except as specifically made in this Agreement or any representation or warranty to Buyer, oral or written, express or implied, other than as expressly set forth in Article III. Without limiting the generality of the foregoing, other than as expressly set forth in Article III, no Person has made any representation or warranty to Buyer with respect to the Transferred Companies, the Shares or any other matter, including with respect to (i) merchantability, suitability or fitness for any particular purpose, (ii) the operation of the Transferred Companies by Buyer after the Closing, (iii) the probable success or profitability of the Transferred Companies after the Closing or (iv) any information, documents or material made available to Buyer, its Affiliates or their respective Representatives in any “data rooms,” information memoranda, management presentations, functional “break-out” discussions or in any other form or forum in connection with the transactions contemplated by this Agreement, including any estimation, valuation, appraisal, projection or forecast with respect to the Transferred Companies.
(b)    Seller makes no express or implied representation or warranty hereby or otherwise under this Agreement as to the future experience, success or profitability of the Transferred Companies’ businesses, whether or not conducted in a manner similar to the manner in which such businesses were conducted prior to the Closing, that the reserves held by or on behalf of the Transferred Companies or the assets supporting such reserves have been or will be adequate or sufficient for the purposes for which they were established, that the reinsurance recoverables taken into account in determining the amount of such reserves will be collectible or whether such reserves were calculated, established or determined in accordance with any actuarial, statutory or other standard, or concerning any financial statement “line item” or asset, liability or equity amount that would be affected by any of the foregoing.
SECTION 10.10. No Offset. No party to this Agreement may offset any amount due to the other party hereto or any of such other party’s Affiliates against any amount owed or alleged to be owed from such other party or its Affiliates under this Agreement or any other Transaction Agreement without the written consent of such other party.
SECTION 10.11. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties. Each party may deliver its signed counterpart of this Agreement to the other parties by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

RADIAN GUARANTY INC.

By:     /s/ Teresa Bryce Bazemore
Name:    Teresa Bryce Bazemore
Title:    President

ASSURED GUARANTY CORP.

By:     /s/ James M. Michener
Name:    James M. Michener
Title:    General Counsel & Secretary

EXHIBIT A

AGREEMENT OF PURCHASE AND SALE
BY AND BETWEEN
ENHANCE FINANCIAL SERVICES GROUP INC.
AND
ASSURED GUARANTY US HOLDINGS INC.
DATED AS OF DECEMBER 22, 2014

i

ii

SECTION 9.7. Jurisdiction; Enforcement	20
SECTION 9.8. Severability; Amendment; Modification; Waiver	21
SECTION 9.9. Counterparts	21

SCHEDULE 3.3 – Consents; No Conflicts
EXHIBIT A – Assignment of Units

iii

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE, dated as of December 22, 2014 (this “Agreement”), is made by and between Enhance Financial Services Group Inc., a New York corporation (“Seller”), and Assured Guaranty US Holdings Inc., a Delaware corporation (“Buyer”).
RECITALS
WHEREAS, Seller owns 50% of the outstanding Membership Units (as defined below) of AE Global Holdings, LLC, a Delaware limited liability company (such Membership Units, the “Units”, and such entity, the “Company”);
WHEREAS, Assured Guaranty Corp., an insurance company organized under the laws of the State of Maryland and an Affiliate of Buyer, and Radian Guaranty Inc., an insurance company organized under the laws of the Commonwealth of Pennsylvania and an Affiliate of Seller, have entered into that certain Stock Purchase Agreement, dated as the date hereof (the “SPA”); and
WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, at the closing of the transactions contemplated by the SPA, Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, all of the Units (the “Transaction”).
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.
DEFINITIONS
SECTION 1.1. Certain Terms. For purposes of this Agreement, the following terms have the respective meanings set forth below:
“Action” means any civil, criminal or administrative action, suit, arbitration, claim, litigation or similar proceeding, in each case by or before a Governmental Entity.
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person, and the term “Affiliated” shall have a correlative meaning. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Ambac Member” means Ambac Capital Corporation, a Delaware corporation.
“Applicable Law” means any law, statute, ordinance, written rule or regulation, order, injunction, judgment, decree, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to any Person or such Person’s businesses, properties or assets, as may be amended from time to time.
“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York City are required or authorized by Applicable Law to be closed.

1

“Enforceability Exceptions” means (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Entity” means any multinational, federal, state, provincial, local, domestic or foreign government, court or governmental authority or agency, including any entity, body, agency, bureau, branch, commission, authority, tribunal, arbitral body or court exercising executive, legislative, judicial, regulatory or administrative functions of government and any division of any of the foregoing.
“Knowledge” means the actual knowledge of Edward Hoffman, Catherine Jackson, Derek Brummer, Olga Beck, David Beidler and Ari Ginsburg.
“Material Adverse Effect” means any change, development, occurrence, event or effect that has had, or would reasonably be expected to have, a material adverse effect on (1) the business, assets (excluding any change, development, occurrence, event or effect as a result of claim payments made in the ordinary course of business) or financial condition of the Company but excluding any such change, development, occurrence, event or effect to the extent resulting from or arising out of: (i) general political, economic or securities or financial market conditions (including changes in interest rates or changes in equity prices and corresponding changes in the value of the assets of the Company); (ii) any occurrence or condition generally affecting financial guaranty insurance companies; (iii) any change or proposed change in GAAP, any relevant statutory accounting principles or Applicable Law, or the interpretation or enforcement thereof; (iv) natural catastrophe events, hostilities, acts of war or terrorism, or any escalation or worsening thereof; (v) the negotiation, execution and delivery of, or compliance with the terms of, or the taking of any action required by, this Agreement, the failure to take any action prohibited by this Agreement, or the public announcement of, or consummation of, any of the transactions contemplated hereby; (vi) the identity of or facts related to Buyer or the effect of any action taken by Buyer or its Affiliates, or taken by Seller, the Company or any of their respective Affiliates at the request of Buyer or with Buyer’s prior written consent; or (2) the ability of Seller to perform its obligations under, or to consummate the transactions contemplated by, this Agreement.
“Member” has the meaning set forth in the Operating Agreement.
“Member Consent” means any consent required to be given by the Ambac Member pursuant to Article IX of the Operating Agreement in connection with the Transaction.
“Membership Units” has the meaning set forth in the Operating Agreement.
“Operating Agreement” means the Limited Liability Company Agreement, dated as of May 24, 2001, by and between Seller and the Ambac Member.
“Permitted Lien” means, with respect to any asset, any: (i) carriers’, mechanics’, materialmens’ or similar Lien with respect to amounts not yet due and payable or that are being contested in good faith; (ii) Lien arising from any act of Buyer or any of its Affiliates (with respect to an asset of Seller or one of its Affiliates); (iii) Lien relating to the sale, assignment, disposition or transfer of the Units (including any consents or approvals of transfers and rights resulting from any proposed transfer) arising out of or based on the Operating Agreement; (iv) Lien for taxes, assessments or other governmental charges not yet due and payable or due and payable but not delinquent or the amount or validity of which is being contested in good faith; (v) Lien arising under a conditional sales

2

contract or equipment lease with a third party; and (vi) Lien or other imperfection of title that does not materially detract from the current value or materially interfere with the current use of the properties or rights affected thereby and would not reasonably be expected to have a Material Adverse Effect or impair materially the ability of Buyer to consummate any of the transactions contemplated by the Transaction Agreements, as applicable.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, Governmental Entity or other entity.
“Pre-Closing Tax Periods” means any and all Tax periods that end on or before the Closing Date and the portion of any Straddle Period ending at the end of day on the Closing Date.
“Post-Closing Tax Periods” means any and all Tax periods that begin on the day after the Closing Date and the portion of any Straddle Period beginning on the day after the Closing Date.
“Representative” means any Person’s Affiliates, or its or its Affiliates’ directors, officers, employees, agents, advisors, attorneys, accountants, consultants and representatives.
“Straddle Period” means any Tax period that includes, but does not end on, the Closing Date.
“Subsidiary” of any Person at the time in question means another Person more than 50% of the total combined voting power of all classes of capital stock or other voting interests of which, or more than 50% of the equity securities of which, is at such time owned directly or indirectly by such first Person.
“Taxes” means any and all federal, state, local, or foreign income, premium, property (real or personal), sales, excise, employment, payroll, withholding, gross receipts, license, severance, stamp, occupation, windfall profits, environmental, customs duties, capital stock, franchise, profits, social security (or similar, including FICA), unemployment, disability, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind (whether payable directly or by withholding) or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto.
“Transaction Agreements” means this Agreement and the Assignment of Units.
“Transaction Expenses” means, without duplication, all liabilities incurred by any party hereto for fees, expenses, costs or charges as a result of the contemplation, negotiation, efforts to consummate or consummation of the transactions contemplated by this Agreement, including any fees and expenses of investment bankers, attorneys, accountants or other advisors, and any fees payable by such parties to Governmental Entities or other third parties, in each case, in connection with the consummation of the transactions contemplated by this Agreement.
In addition, the following terms shall have the respective meanings set forth in the following sections of this Agreement:

3

Term	Section
Agreement	Preamble
Assignment of Units	Section 2.3(a)(iii)
Buyer	Preamble
Buyer Fundamental Representations	Section 8.1(a)
Buyer Indemnified Persons	Section 8.2(a)
Closing	Section SECTION 2.2.
Closing Date	Section SECTION 2.2.
Company	Recitals
Deductible	Section 8.3(a)
De Minimis Amount	Section 8.3(a)
Indemnifiable Losses	Section 8.4(iii)
Indemnitee	Section 8.4(i)
Indemnitor	Section 8.4(ii)
Indemnity Payment	Section 8.4(iv)
Liens	Section 3.4
MARTA 2002-1	Section 3.9
New York Courts	Section 9.7(a)
Section 9.01(b) Documents	Section 5.1(b)
Seller	Preamble
Seller Fundamental Representations	Section 8.1(a)
Seller Indemnified Persons	Section 8.2(b)
SPA	Recitals
Third Party Claim	Section 8.4(v)
Transaction	Recitals
Units	Recitals
Withdrawal Notice to the Company	Section 5.1(b)

4

ARTICLE II.
PURCHASE AND SALE OF THE UNITS; CLOSING
SECTION 2.1.     Purchase and Sale of the Units. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the Units. Buyer and Seller acknowledge and agree that (a) the consideration paid by Buyer to an Affiliate of Seller under the SPA in consideration for the transactions contemplated thereby is deemed sufficient consideration for the Transaction and (b) no additional monetary consideration is required to be delivered to Seller by Buyer in connection with the purchase and sale of the Units.
SECTION 2.2. Closing. The closing of the purchase and sale of the Units (the “Closing”) shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, at the date and time of the closing under the SPA. The Closing shall be deemed effective as of 11:59 p.m., New York City time, on the day preceding the day on which the Closing occurs. The actual date and time on which the Closing occurs are referred to herein as the “Closing Date.”
SECTION 2.3.     Closing Deliverables. At the Closing:
(a)    Seller shall deliver or cause to be delivered to Buyer:
(i)    written resignations of the Enhance Board Member (as defined in the Operating Agreement) and each Substitute Board member (as defined in the Operating Agreement) designated by Seller, in each case effective as of the Closing;
(ii)    a copy of the Withdrawal Notice to the Company, duly executed by Seller;
(iii)    a copy of the Assignment of Units in the form attached hereto as Exhibit A (the “Assignment of Units”), duly executed by Seller; and
(iv)    a certificate of Seller duly executed by an authorized officer of Seller, dated as of the Closing Date, certifying as to Seller’s compliance with the conditions set forth in Section 6.2(a) and Section 6.2(b).
(b)    Buyer shall deliver or cause to be delivered to Seller:
(i)    copies of each of the Section 9.01(b) Documents, duly executed by Buyer or an Affiliate thereof (as applicable);
(ii)    a copy of the Assignment of Interests, duly executed by Buyer; and
(iii)    a certificate of Buyer duly executed by an authorized officer of Buyer, dated as of the Closing Date, certifying as to Buyer’s compliance with the conditions set forth in Section 6.3(a) and Section 6.3(b).
(c)    Each party hereto shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required to effectuate the Transaction.

5

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants to Buyer as follows:
SECTION 3.1.     Organization and Standing.
(a)    Seller is a New York corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. The Company is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite limited liability company power and authority to own, lease or otherwise hold the assets and properties owned, leased or otherwise held by it and to carry on its business as now being conducted, except where the failure to have such power and authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company is duly qualified as a foreign corporation or other organization to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing (individually or in the aggregate) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(b)    Seller has made available to Buyer true, complete and correct copies of the certificate of formation and operating agreement, each as amended to the date hereof, of the Company.
SECTION 3.2. Authority. Seller has the requisite corporate power and authority to enter into the Transaction Agreements to which it is or will be a party and to consummate the transactions contemplated thereby. The execution and delivery by Seller of the Transaction Agreements to which it is or will be a party and the consummation by Seller of the transactions contemplated thereby have been and, with respect to the Transaction Agreement to be executed and delivered at Closing, will be, duly authorized by all necessary corporate action on the part of Seller. Each of the Transaction Agreements to which Seller is or will be a party have been or, with respect to the Transaction Agreement to be executed and delivered at the Closing, will be, duly executed and delivered by Seller and, assuming the Transaction Agreements constitute valid and binding agreements of the other parties thereto, constitute, or upon execution and delivery thereof will constitute, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject to the Enforceability Exceptions.
SECTION 3.3.     Consents; No Conflicts. Except for the Member Consent and as otherwise set forth on Schedule 3.3, the execution and delivery by Seller of the Transaction Agreements to which it is or will be a party, and the consummation of the transactions contemplated thereby by Seller, do not and will not (a) conflict with any of the provisions of the certificate of incorporation or bylaws of Seller, (b) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time or both) under, give rise to a right of termination under, or result in the creation of any Lien (other than a Permitted Lien) on any property or asset of the Company under, any material contract to which the Company is a party or by which it is bound as of the date hereof or (c) subject to the matters referred to in the next sentence, contravene any Applicable Law, which, in the case of clauses (b) and (c) above, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Seller in connection with the execution and delivery of the Transaction

6

Agreements by Seller, or the consummation by Seller of the transactions contemplated thereby, except for any consents, approvals, authorizations, declarations, filings or notices that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 3.4.     Units. The total equity ownership interest of the Company as of the date hereof consists of 1,000 Membership Units. Seller owns, beneficially and of record, 500 Membership Units, which constitute the Units, free and clear of all pledges, liens, charges, encumbrances and security interests of any kind (collectively, “Liens”), other than Permitted Liens. Seller was the original purchaser of the Units and has been the legal and beneficial owner of the Units since the date of purchase. The Units have been validly issued and are not subject to preemptive rights. Seller has been duly admitted as a Member and has no obligation to make any additional contributions to the Company for the Units or otherwise as a Member, except as set forth in the Operating Agreement.
SECTION 3.5. No Subsidiaries. The Company does not own any shares of capital stock of, or other voting or equity interest in, any Person other than AE Global Investments LLC and AE Global Asset Funding LLC.
SECTION 3.6.     Financial Statements. Seller has previously delivered to Buyer copies of the Company’s unaudited consolidated balance sheet as of December 31, 2013 and the unaudited consolidated income statement, statement of changes in members’ equity, and statement of cash flows for the three months ended December 31, 2013 (collectively, the “Financial Statements”). The Financial Statements were prepared in all material respects in accordance with GAAP and fairly present, in all material respects in accordance therewith, the assets, liabilities and capital and retained earnings of the Company at their respective dates and the results of operations, changes in surplus and cash flows of the Company at and for the periods indicated, subject, in the case of the unaudited financial statements, to normal year-end adjustments and the absence of full footnote disclosures and other presentation items.
SECTION 3.7.     Taxes. The Company has timely paid all Taxes that it was required to pay, whether or not such Taxes were shown on a Tax return. All material Tax returns filed by the Company on or prior to the Closing Date are correct and complete in all material respects. The Company is not a party to, bound by or obligated under any Tax sharing, allocation, indemnity or similar contract or arrangement. The Company does not have any liability for the Taxes of any Person as a transferee or successor, or under Treasury Regulations section 1.1502-6 (or any similar provision of state, local or foreign law). The Company has not ever participated in any “listed transactions” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
SECTION 3.8.     Litigation. There are no Actions pending or, to the Knowledge of Seller, threatened, against the Company. The Company has not received any order of any Governmental Entity outstanding against the Company or any of its assets, properties or businesses that enjoins or would reasonably be expected to have the effect of preventing any of the transactions contemplated by this Agreement.
SECTION 3.9.     Insured Exposures. Other than with respect to the MARTA Rail Statutory Trust 2002-1 (“MARTA 2002-1”), MARTA Rail Statutory Trust 2002-2, MARTA Rail Statutory Trust 2002-3, Hoosier Energy Rural Electric Cooperative, Inc. M1 and Hoosier Energy Rural Electric Cooperative, Inc. M2, the Company has not, either directly or indirectly (including through assumed reinsurance), insured, guaranteed or provided surety with respect to any obligations,

7

including lease payments, of a third party. Other than MARTA 2002-1, all of the aforementioned transactions have been terminated and the Company has no remaining obligations with respect thereto.
SECTION 3.10. Employees. The Company does not and never has had any employees.
SECTION 3.11. Limitations of Representations and Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE III, SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES TO BUYER, WHETHER EXPRESS, IMPLIED OR STATUTORY, IN CONNECTION WITH THE TRANSACTION. SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE III, SELLER’S INTEREST IN THE COMPANY IS BEING TRANSFERRED THROUGH THE SALE OF THE UNITS, AND THE UNITS SHALL BE DEEMED TO BE DIRECTLY, AND ANY INTEREST OF SELLER IN THE ASSETS OWNED BY THE COMPANY SHALL BE DEEMED TO BE INDIRECTLY, TRANSFERRED BY SELLER TO BUYER “AS IS, WHERE IS, WITH ALL FAULTS,” AND SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE III AS TO (A) THE CONDITION, VALUE OR QUALITY OF (I) THE UNITS AND (II) THE COMPANY AND ITS AFFILIATES AND ITS AND THEIR RESPECTIVE ASSETS AND (B) THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF (I) THE OWNERSHIP OF THE UNITS AND (II) THE COMPANY OR ITS AFFILIATES AND ITS AND THEIR RESPECTIVE ASSETS.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Seller as follows:
SECTION 4.1. Organization and Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Delaware.
SECTION 4.2.     Authority. Buyer has the requisite corporate power and authority to enter into the Transaction Agreements to which it is or will be a party and to consummate the transactions contemplated thereby. The execution and delivery by Buyer of the Transaction Agreements to which it is or will be a party and the consummation by Buyer of the transactions contemplated thereby have been and, with respect to the Transaction Agreement to be executed and delivered at Closing, will be, duly authorized by all necessary corporate action on the part of Buyer. Each of the Transaction Agreements to which Buyer is or will be a party have been or, with respect to the Transaction Agreement to be executed and delivered at the Closing, will be, duly executed and delivered by Buyer and, assuming the Transaction Agreements constitute valid and binding agreements of the other parties thereto, constitute, or upon execution and delivery thereof will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to the Enforceability Exceptions.
SECTION 4.3.     Consents; No Conflicts. The execution and delivery by Buyer of the Transaction Agreements to which it is or will be a party, and the consummation of the transactions contemplated thereby by Buyer, do not and will not (a) conflict with any of the provisions of the certificate of incorporation or bylaws of Buyer, (b) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time or

8

both) under, give rise to a right of termination under, or result in the creation of any Lien (other than a Permitted Lien) on any property or asset of Buyer or any of its Subsidiaries under, any agreement, permit, license or instrument to which Buyer or any of its Subsidiaries is a party or (c) subject to the matters referred to in the next sentence, contravene any Applicable Law, which, in the case of clauses (b) and (c) above, would materially impair the ability of Buyer to consummate any of the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of the Transaction Agreements by Buyer, or the consummation by Buyer of the transactions contemplated thereby, except for any consents, approvals, authorizations, declarations, filings or notices which if not obtained or made would not, in the aggregate, materially impair the ability of Buyer to consummate any of the transactions contemplated thereby. To the knowledge of Buyer, no fact or circumstance relating to Buyer or its Affiliates (including their plans for operating the Company after the Closing) exists that would render Buyer or its Affiliates, as applicable, unable promptly to obtain any approval, authorization or consent of any Governmental Entity required to be obtained to consummate the transactions contemplated by the Transaction Agreements.
SECTION 4.4. Purchase Not for Distribution. The Units to be acquired under the terms of this Agreement will be acquired by Buyer for its own account and not with a view to distribution. Buyer will not resell, transfer, assign, pledge or otherwise dispose of any Units, except in compliance with the registration requirements of the Securities Act of 1933, as amended and any applicable state securities laws, or pursuant to an available exemption therefrom.
SECTION 4.5. Limitations of Representations and Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE IV, BUYER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES TO SELLER, WHETHER EXPRESS, IMPLIED OR STATUTORY, IN CONNECTION WITH THE TRANSACTION.
ARTICLE V.
COVENANTS
SECTION 5.1.     Commercially Reasonable Efforts; Other Action.
(a)    From and after the date hereof, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable to consummate and make effective the Transaction. Each party hereto shall execute and deliver both before and after the Closing such further agreements and other documents and take such other actions as the other party hereto may reasonably request to consummate or implement the Transaction or to evidence the same.
(b)    Without limiting the generality of Section 5.1(a), each party shall comply with the provisions of Section 9.01(b) of the Operating Agreement to consummate and implement the Transaction. In furtherance thereof, (i) Seller shall give a Withdrawal Notice (as defined in the Operating Agreement) to the Company and the Ambac Member no later than 30 days prior to the Closing, (ii) Seller shall, effective at the Closing, withdraw as a member of the Company pursuant to Section 9.01(b) of the Operating Agreement by providing written notice to the Company (the “Withdrawal Notice to the Company”), (iii) Buyer shall, effective at the Closing, succeed to all of the Units and shall be admitted as a Member of the Company, be bound by the Operating Agreement

9

and execute a counterpart thereof and, at the request of the Board of Managers (as defined in the Operating Agreement), such other documents and instruments as may be necessary or advisable to evidence such membership and obligations and (iv) Buyer shall be, or shall cause an Insurance Affiliate (as defined in the Operating Agreement) to be, bound by the Risk Sharing Agreement (as defined in the Operating Agreement) and shall, or cause such Insurance Affiliate to, execute a counterpart thereof (the counterparts, documents and instruments described in the foregoing clauses (iii) and (iv), collectively, the “Section 9.01(b) Documents”).
SECTION 5.2.     Access to Books and Records. Until the seventh anniversary of the Closing or such earlier time that Seller has provided written notice to Buyer that the information and access described below is no longer reasonably required by Seller (provided, that Buyer shall give 30 days notice to Seller prior to destroying any records to permit Seller, at its expense, to examine, duplicate or repossess such books and records), Buyer shall afford promptly to Seller and its Representatives access to the books, records, officers, employees, auditors and other advisors of the Company, and provide information with respect to the Company in a readily accessible form (including financial information in a form consistent with the Company’s historical practice for the preparation of such financial information), to the extent reasonably required by Seller for any lawful business purpose, including litigation, disputes, compliance, financial reporting (including financial audits of historical information), loss reporting, regulatory, tax and accounting matters, and Buyer shall cooperate fully with Seller and its Representatives to furnish such books and records and information and make available such officers, employees, auditors and other advisors of the Company; provided, that such access does not unreasonably interfere with the conduct of the business of Buyer or the Company. Buyer shall use its commercially reasonable efforts to cause the Company to implement an internal process to ensure the deletion of all data relating to Seller or its Affiliates from any computers, hard drives or other similar electronic devices prior to disposing of any such device.
SECTION 5.3. Public Announcement. Each of Buyer and Seller, and their respective Affiliates, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated by this Agreement (including with respect to the operation of the business of the Company) and shall not issue any such press release or make any such public statement with respect to such matters without the advance approval of the other party following such consultation (such approval not to be unreasonably withheld or delayed), except as may be required by Applicable Law or by the requirements of any securities exchange; provided, that, in the event that, in the reasonable opinion of legal counsel, any party is required by Applicable Law or the requirements of any securities exchange to issue any such press release or make any public statement and it is not feasible to obtain the advance approval of the other party hereto as required by this Section 5.3, the party that issues such press release or makes such statement shall provide the other party with notice and a copy of such press release or statement as soon as reasonably practicable.
SECTION 5.4. Operating Agreement Provisions; Liabilities. From and after the Closing, Buyer shall not, and shall cause its Affiliates not to, amend, repeal or otherwise modify, or permit the Company to amend, repeal or otherwise modify, the provisions of Sections 4.07 and 4.08 of the Operating Agreement in a manner adverse to any Enhance Board Member (as defined in the Operating Agreement) or any Substitute Board member (as defined in the Operating Agreement) designated by Seller, in each case with respect to any period ending on or prior to the Closing Date.

10

ARTICLE VI.
CONDITIONS PRECEDENT
SECTION 6.1.     Conditions to Each Party’s Obligations. The obligations of Buyer and Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following conditions:
(a)    No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no statute, rule or regulation of any Governmental Entity preventing the consummation of the Transaction shall be in effect; provided, that the party asserting the failure of this condition shall have used its commercially reasonable efforts to have any such order or injunction vacated.
(b)    Operating Agreement Approval. The Member Consent shall have been obtained.
(c)    SPA Closing. The Closing (as defined in the SPA) shall have occurred, or shall occur concurrently with the consummation of the Transaction, in accordance with Section 2.2 of the SPA.
SECTION 6.2. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following additional conditions:
(a)    Representations and Warranties. The representations and warranties of Seller set forth in this Agreement (without giving effect to any limitation set forth therein as to materiality or Material Adverse Effect) shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty speaks only as of an earlier date, in which event such representation and warranty shall have been true and correct as of such date), except where the failure of all such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Performance of Obligations of Seller. Seller shall have performed and complied in all material respects with all agreements, obligations and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.
SECTION 6.3.     Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following additional conditions:
(a)    Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement (without giving effect to any limitation set forth therein as to materiality) shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty speaks only as of an earlier date, in which event such representation and warranty shall have been true and correct as of such date), except where the failure of all such representations and warranties to be so true and correct would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate any of the transactions contemplated by this Agreement.

11

(b)    Performance of Obligations of Buyer. Buyer shall have performed and complied in all material respects with all agreements, obligations and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.
ARTICLE VII.
TERMINATION
SECTION 7.1.     Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:
(c)    by Seller or Buyer in writing, if there shall be any order, injunction or decree of any Governmental Entity that prohibits or restrains any party from consummating the Transaction, and such order, injunction or decree shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(a) shall have performed in all material respects its obligations under this Agreement and acted in good faith;
(d)    by Seller or Buyer in writing, if the Closing has not occurred on or prior to the date that is 30 days after the Closing Date (as defined in the SPA), unless the failure of the Closing to occur is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b) will not be available to any party if the other party has, in good faith, filed an action, suit, claim, litigation or similar proceeding seeking, and is then pursuing, specific performance as permitted by Section 9.7(b).
(e)    by either Seller or Buyer (but only so long as Seller or Buyer, as applicable, is not in material breach of its obligations under this Agreement) in writing, if a breach of any provision of this Agreement that has been committed by the other party would cause the failure of any mutual condition to Closing or any condition to Closing for the benefit of the non-breaching party and such breach is not subsequently waived by the non-breaching party or capable of being cured or is not cured within 20 Business Days after the breaching party receives written notice from the non-breaching party that the non-breaching party intends to terminate this Agreement pursuant to this Section 7.1(c);
(f)    by either Seller or Buyer if the SPA is terminated in accordance with its terms; or
(g)    by mutual written consent of Seller and Buyer.
SECTION 7.2.     Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become null and void and of no further force and effect without liability of either party (or any Representative of such party) to the other party to this Agreement; provided, that no such termination shall relieve a party from liability for any intentional breach of this Agreement. Notwithstanding the foregoing, Section 1.1, Section 5.3, this Section 7.2 and Article IX shall survive termination hereof pursuant to Section 7.1. If this Agreement is terminated pursuant to Section 7.1, (a) Buyer shall return all documents received from Seller, its Affiliates and its Representatives relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to Seller and (b) all confidential information received by Buyer with respect to the Company shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

12

ARTICLE VIII
INDEMNIFICATION
SECTION 8.1.     Survival of Representations, Warranties and Covenants.
(a)    The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing and shall terminate and expire on the eighteen month anniversary of the Closing Date; provided, that (i) the representations and warranties made in Sections 3.1, 3.2, 3.4 and 3.11 (collectively “Seller Fundamental Representations”) and Sections 4.1, 4.2, 4.4 and 4.5 (collectively “Buyer Fundamental Representations”) shall survive indefinitely and (ii) the representations and warranties made in Sections 3.7 and 3.10 shall survive until 60 days after the expiration of the applicable statute of limitations. Any claim for indemnification in respect of any representation or warranty that is not asserted by notice given as required herein prior to the expiration of the applicable survival period specified in this Section 8.1(a) shall not be valid and any right to indemnification is hereby irrevocably waived after the expiration of such period of survival. Any claim properly made for an Indemnifiable Loss in respect of a breach of any such representation or warranty asserted within such period of survival as herein provided will be timely made for purposes hereof, in which case the survival period with respect to the applicable representation or warranty shall be extended solely for purposes of such claim until such claim is finally and fully resolved.
(b)    To the extent that it is to be performed after the Closing, each covenant in this Agreement will, for purposes of this Article VIII, survive and remain in effect in accordance with its terms plus a period of six months thereafter, after which no claim for indemnification with respect thereto may be brought hereunder. All covenants in this Agreement that by their terms are required to be fully performed prior to the Closing will, for purposes of this Article VIII, survive the Closing until the eighteen month anniversary of the Closing Date, after which no claim for indemnification with respect thereto may be brought hereunder. If a claim for indemnification is submitted with respect to any covenant within the applicable period of survival as set forth in this Section 8.1(b), the survival period with respect to such covenant shall be extended solely for purposes of such claim until such claim is finally and fully resolved.
SECTION 8.2.     Indemnification.
(a)    Seller shall indemnify and hold harmless Buyer, its Affiliates and each of its and their respective directors, officers, employees, successors and assigns (collectively, the “Buyer Indemnified Persons”) from and against any and all Indemnifiable Losses paid, incurred or suffered by such Buyer Indemnified Person to the extent resulting from or arising out of:
(i)    any breach as of the date of this Agreement or as of the Closing Date (as though made on and as of the Closing Date, except to the extent specifically made as of an earlier date, in which case as of such earlier date) of any representation or warranty of Seller made in this Agreement or in any certificate delivered by Seller in connection herewith;
(ii)    any breach or nonfulfillment of any agreement or covenant of Seller under this Agreement;

13

(iii)    any Taxes of, imposed on or relating to the Company for any Pre-Closing Tax Period (for the avoidance of doubt this shall include any Taxes imposed as result of the sale of the Units); provided, however, that with respect to this Section 8.2(a)(iii), Seller shall only be liable to the Buyer Indemnified Persons for 50% of any such Indemnifiable Losses; and
(iv)    any Taxes of Persons (other than the Company) for which the Company, Buyer or any of their Affiliates are liable (A) by reason of the application of Treasury Regulation Section 1.1502-6 and any corresponding provision of state, local, or foreign law or (B) that result from a failure by Seller to properly withhold Taxes on payments with respect to any Pre-Closing Tax Period; provided, however, that with respect to this Section 8.2(a)(iv), Seller shall only be liable to the Buyer Indemnified Persons for 50% of any such Indemnifiable Losses.
(b)    Buyer shall indemnify and hold harmless Seller, its Affiliates and each of its and their respective directors, officers, employees, successors and assigns (collectively, the “Seller Indemnified Persons”) from and against any and all Indemnifiable Losses paid, incurred or suffered by such Seller Indemnified Person to the extent resulting from or arising out of:
(i)    any breach as of the date of this Agreement or as of the Closing Date (as though made on and as of the Closing Date) of any representation or warranty of Buyer made in this Agreement or in any certificate delivered by Seller in connection herewith; and
(ii)    any breach or nonfulfillment of any agreement or covenant of Buyer under this Agreement.
(c)    For purposes of determining whether there has been a breach of a representation or warranty as well as the amount of any Indemnifiable Losses under this Article VIII, each representation and warranty contained in this Agreement shall be read without regard to any materiality or Material Adverse Effect qualifier contained therein.
SECTION 8.3.     Certain Limitations.
(a)    No party shall be obligated to indemnify and hold harmless its respective Indemnitees under Section 8.2(a)(i) (in the case of Seller) or Section 8.2(b)(i) (in the case of Buyer) (i) with respect to any claim, unless such claim involves Indemnifiable Losses in excess of $25,000 (the “De Minimis Amount”) (nor shall any claim that does not exceed the De Minimis Amount be applied to or considered for purposes of calculating the amount of Indemnifiable Losses for which the Indemnitor is responsible under clause (ii) below) and (ii) unless and until the aggregate amount of all Indemnifiable Losses of the Indemnitees under such Section 8.2(a)(i) or such Section 8.2(b)(i), as the case may be, exceeds $200,000 for all Indemnifiable Losses (the “Deductible”), at which point such Indemnitor shall be liable to its respective Indemnitees for the value of the Indemnitee’s claims under Section 8.2(a)(i) or such Section 8.2(b)(i), as the case may be, that is in excess of the Deductible, subject to the limitations set forth in this Article VIII. The maximum aggregate liability of Seller, on the one hand, and Buyer on the other hand, to their respective Indemnitees for any and all Indemnifiable Losses under Section 8.2(a)(i), in the case of Seller, or Section 8.2(b)(i), in the case of Buyer, shall be $1,200,000; provided, that the maximum aggregate liability of Seller to all Buyer Indemnified Persons for any and all Indemnifiable Losses under this Agreement (other than under Sections 8.2(a)(iii) and (iv)) shall not exceed $2,500,000. Notwithstanding the foregoing,

14

the limitations in the previous sentences of this Section 8.3(a) (other than the limitation in the immediately preceding proviso) shall not be applicable to any Indemnifiable Losses asserted in respect of the Seller Fundamental Representations or the Buyer Fundamental Representations.
(b)    If any Buyer Indemnified Person actually realizes a Tax benefit in respect of an Indemnifiable Loss as described in the proviso in the definition of “Indemnifiable Losses” set forth in Section 8.4(iii) or subsequent to an Indemnity Payment made by an Indemnitor to an Indemnitee with respect to such Indemnifiable Loss, then such Indemnitee shall promptly pay to the Indemnitor the amount of such Tax benefit realized by such Buyer Indemnified Person up to the amount of such Indemnity Payment received by the Indemnitee, net of any expenses incurred by such Buyer Indemnified Person in pursuing such Tax benefit, within 15 days after the Buyer Indemnified Person realizes such Tax benefit in the form of cash actually received or reduction in cash Taxes actually paid. If any Tax benefit (or portion thereof) in respect of an Indemnifiable Loss as described in the proviso in the definition of “Indemnifiable Losses” set forth in Section 8.4(iii), that either (i) reduces the Indemnity Payments made by an Indemnitor prior to the time such payment is made or (ii) obligates an Indemnitee to make payments to the Indemnitor under the immediately preceding sentence of this Section 8.3(b), is disallowed as a result of an audit or otherwise, the applicable Indemnitor shall promptly pay to the applicable Indemnitee the amount of such disallowed Tax benefit within 30 days after the Indemnitee notifies the Indemnitor that the adjustment with respect to such disallowance has been paid or otherwise taken into account.
(c)    Each Indemnitee shall use commercially reasonable efforts to mitigate all Indemnifiable Losses for which indemnification may be sought hereunder, including by using commercially reasonable efforts to collect the maximum amount recoverable with respect thereto under any insurance or reinsurance coverage or other applicable source of recovery (it being understood that no Indemnity Payment to be made hereunder may be withheld due to the fact that any such mitigation efforts have not been successful if such Indemnitee has complied with its obligations under this Section 8.3(c)).
SECTION 8.4. Definitions. As used in this Agreement:
(i)    “Indemnitee” means any Person entitled to indemnification under this Agreement;
(ii)    “Indemnitor” means any Person required to provide indemnification under this Agreement;
(iii)    “Indemnifiable Losses” means any and all damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys’ fees and expenses); provided, that any Indemnity Payment (x) shall in no event include any amounts constituting (A) punitive damages or consequential damages (in either case except to the extent awarded to a third party and actually paid to such third party in connection with a Third Party Claim) and (B) damages for lost profits and (y) shall be net of any (A) amounts actually recovered by the Indemnitee for the Indemnifiable Losses for which such Indemnity Payment is made under any insurance policy, reinsurance agreement, warranty or indemnity or otherwise from any Person other than a party hereto or its Affiliates (net of any expenses incurred by the Indemnitee in pursuing such recovery), and the Indemnitee shall promptly reimburse the Indemnitor for any such amount that is actually received by it from any such other Person with respect to an Indemnifiable Losses after any indemnification with respect

15

thereto has actually been paid pursuant to this Agreement, and (B) as determined pursuant to Section 8.3(b), Tax benefits actually realized by the Indemnitee (or, in the case of a Buyer Indemnified Person, any other Buyer Indemnified Person) in respect of any Indemnifiable Losses for which such Indemnity Payment is made (it being understood that no Indemnity Payment to be made hereunder may be withheld or otherwise delayed due to the fact that an anticipated Tax benefit has not actually been realized by the applicable Indemnitee);
(iv)    “Indemnity Payment” means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement; and
(v)    “Third Party Claim” means any claim, action, suit, or proceeding made or brought by any Person that is not a party to this Agreement or an Affiliate thereof.
SECTION 8.5. Procedures for Third Party Claims.
(a)    If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee in respect of which an Indemnitor may be obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnitor reasonably prompt written notice (but in no event later than 30 calendar days after becoming aware) thereof and such notice shall include a reasonable description of the claim and any documents relating to the claim and an estimate of the Indemnifiable Loss and shall reference the specific sections of this Agreement that form the basis of such claim; provided, that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is actually prejudiced by such delay (except that the Indemnitor shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnitor, within five calendar days after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.
(b)    The Indemnitor shall be entitled to participate in the defense of any Third Party Claim and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnitor. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor shall not (as long as it conducts such defense) be liable to the Indemnitee for legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnitor assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor, it being understood that the Indemnitor shall control such defense. The Indemnitor shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnitor has not assumed the defense thereof (other than during any period in which the Indemnitee shall have not yet given notice of the Third Party Claim as provided above). If the Indemnitor chooses to defend any Third Party Claim, all of the parties hereto shall, and shall cause their respective Affiliates to, cooperate in the defense thereof. Such cooperation shall include the retention and (upon the Indemnitor’s request) the provision to the Indemnitor of records and information that are relevant to such Third Party Claim, and making employees and directors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or pay, settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent.

16

If the Indemnitor has assumed the defense of a Third Party Claim, the Indemnitor may only pay, settle, compromise or discharge a Third Party Claim with the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that the Indemnitor may pay, settle, compromise or discharge such a Third Party Claim without the written consent of the Indemnitee if such settlement (i) includes a release of the Indemnitee from all liability in respect of such Third Party Claim, (ii) does not subject the Indemnitee to any injunctive relief or other equitable remedy and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Indemnitee. If the Indemnitor submits to the Indemnitee a bona fide settlement offer that satisfies the requirements set forth in the proviso of the immediately preceding sentence and the Indemnitee refuses to consent to such settlement, then thereafter the Indemnitor’s liability to the Indemnitee with respect to such Third Party Claim shall not exceed the Indemnitor’s portion of the settlement amount included in such settlement offer, and the Indemnitee shall either assume the defense of such Third Party Claim or pay the Indemnitor’s attorney’s fees and other out-of-pocket costs incurred thereafter in continuing the defense of such Third Party Claim.
SECTION 8.6.     Direct Claims. The Indemnitor will have a period of 30 days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim. If the Indemnitor does not so respond within such 30 day period, the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be entitled to pursue such remedies as may be available to the Indemnitee.
SECTION 8.7.     Sole Remedy. The parties hereto acknowledge and agree that, except as set forth in Section 9.7(b), if the Closing occurs, their sole and exclusive remedy following the Closing with respect to any and all claims arising out of or related to the transactions contemplated by this Agreement, other than any cause of action arising from actual fraud shall be pursuant to the provisions set forth in this Article VIII.
SECTION 8.8. Certain Other Matters. Upon making any Indemnity Payment, Indemnitor will, to the extent of such Indemnity Payment, be subrogated (on a non-recourse basis and without any representation or warranty by the Indemnitee) to all rights of Indemnitee against any third Person (other than any Tax authority) in respect of the Indemnifiable Loss to which the Indemnity Payment related. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnitor will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights. Any payment received in respect of such rights shall be distributed, first, to the Indemnitor in an aggregate amount equal to the Indemnity Payments actually made by the Indemnitor to the Indemnitee in respect of such Indemnifiable Loss and, second, the balance, if any, to the Indemnitee.
SECTION 8.9.     No Contribution. Notwithstanding anything contained in this Agreement to the contrary, none of Seller or any of its Affiliates shall have any right of contribution or other right or remedy against the Company with respect to any inaccuracy, breach or failure to timely perform, as applicable, any of Seller’s representations, warranties, covenants or agreements hereunder. Effective as of the Closing, Seller, on behalf of itself and its Affiliates, hereby irrevocably waives and releases the Company from any such right or remedy.
SECTION 8.10. Effect of Investigation. No due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of any party hereto shall limit, qualify, modify or amend the representations, warranties, covenants or agreements of the other party hereto or the indemnities by such other party hereto contained in this Agreement, irrespective of

17

the knowledge and information received (or which should have been received) therefrom by or on behalf of such party. The parties hereto acknowledge and agree that the representations and warranties also operate as bargained for promises and risk allocation devices and that, accordingly, any party’s knowledge, and the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, shall not affect the right to indemnification or payment of Indemnifiable Losses pursuant to this Article VIII.
ARTICLE IX.
MISCELLANEOUS
SECTION 9.1.     Fees and Expenses. Each party hereto shall, except as otherwise provided in this Agreement, pay its own Transaction Expenses incident to preparing for, entering into and carrying out the Transaction Agreements and the consummation of the transactions contemplated thereby. For the avoidance of doubt, Seller, and not the Company, shall be responsible for the Transaction Expenses of Seller and its Affiliates (including the Company) incident to preparing for, entering into and carrying out the Transaction Agreements and the consummation of the transactions contemplated thereby, in each case that are incurred prior to the Closing (whether payable prior to, at or after the Closing).
SECTION 9.2.     Notices. All notices, requests, claims, demands and other communications to be given or delivered under or by reason of this Agreement shall be in writing and shall be deemed to be given or delivered (a) when personally delivered, (b) when transmitted via e-mail or (c) the day following the day (except if not a Business Day, then the next Business Day) on which the same has been sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
if to Buyer:
Assured Guaranty US Holdings Inc.
31 West 52nd Street
New York, New York 10019
Attention: General Counsel
E-mail: jmichener@assuredguaranty.com
with a copy (which shall not constitute notice) to:
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Edward S. Best
E-mail: ebest@mayerbrown.com
if to Seller:
Radian Group Inc.
1601 Market Street
Philadelphia, Pennsylvania 19103
Attention: General Counsel
E-mail: edward.hoffman@radian.biz

18

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Michael Groll; Rajab S. Abbassi
E-mail: mgroll@willkie.com; rabbassi@willkie.com
SECTION 9.3. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. Any fact or item disclosed in any Schedule shall be deemed disclosed against all other Sections in Article III to the extent the applicability of such fact or item to such Section of Article III is reasonably apparent. Disclosure of any item in a Schedule shall not be deemed an admission that such item represents a material item, fact, exception of fact, event or circumstance or that occurrence or non-occurrence of any change or effect related to such item would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word “Dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars. All time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first succeeding Business Day if the last day of the period is not a Business Day. This Agreement has been fully negotiated by the parties hereto and shall not be construed by any Governmental Entity against either party by virtue of the fact that such party was the drafting party.
SECTION 9.4.     Entire Agreement; Third Party Beneficiaries. This Agreement (including all exhibits and schedules hereto), the Confidentiality Agreement, the Assignment of Units and, solely for the purposes of Section 2.1, the SPA constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of this Agreement. Except as expressly set forth herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.
SECTION 9.5. Governing Law. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
SECTION 9.6.     Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise (other than following the Closing by operation of law in a merger), by either party without the prior written consent of the other party, and any such assignment that is not consented to shall

19

be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
SECTION 9.7. Jurisdiction; Enforcement.
(a)    Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the City, State and County of New York (each, a “New York Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, that nothing set forth in this sentence shall prohibit any of the parties hereto from removing any matter from one New York Court to another New York Court. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 9.2, constitute good, proper and sufficient service thereof.
(b)    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition (subject to the terms of this Agreement) to any other remedy to which such party is entitled at law or in equity. In the event that any action, suit, claim, litigation or similar proceeding is brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives any defense or counterclaim, that there is an adequate remedy at law.
(c)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

20

SECTION 9.8.     Severability; Amendment; Modification; Waiver.
(a)    Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
(b)    This Agreement may be amended only by a written instrument signed by each of Buyer and Seller. No provision of this Agreement may be waived except by a written instrument signed by the party against whom the waiver is to be effective.
(c)    No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
SECTION 9.9. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties. Each party may deliver its signed counterpart of this Agreement to the other parties by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.
[Remainder of page intentionally left blank]

21

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

ENHANCE FINANCIAL SERVICES GROUP INC.

By:     /s/ S.A. Ibrahim
Name:    S.A. Ibrahim
Title:    Chief Executive Officer

[Signature Page to Agreement of Purchase and Sale – AE Global Holdings, LLC]

ASSURED GUARANTY US HOLDINGS INC.

By:     /s/ James M. Michener
Name:    James M. Michener
Title:    General Counsel & Secretary

[Signature Page to Agreement of Purchase and Sale – AE Global Holdings, LLC]

EXHIBIT A

ASSIGNMENT OF UNITS
THIS ASSIGNMENT OF UNITS, dated as of [•] (this “Assignment of Units”), is made by and between Enhance Financial Services Group Inc., a New York corporation (“Seller”), and Assured Guaranty US Holdings Inc., a Delaware corporation (“Buyer”). Reference is hereby made to that certain Agreement of Purchase and Sale, dated as of December 22, 2014 (the “Purchase Agreement”), by and between Buyer and Seller, providing for, inter alia, the sale by the Seller to Buyer of all Seller’s membership interests in AE Global Holdings, LLC, a Delaware limited liability company (such membership interests, the “Units”, and such entity, the “Company”). Unless otherwise defined herein, all capitalized terms used herein have the meanings given to such terms in the Purchase Agreement.
1.Assignment Interests. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby unconditionally and irrevocably sells, assigns, transfers, conveys and delivers to Buyer, its successors and assigns, forever, all right, title and interest in and to the Units, and Buyer hereby unconditionally and irrevocably purchases, assumes, acquires and accepts, forever, all right, title and interest in and to the Units.

2.Entire Agreement; Third Party Beneficiaries. This Assignment of Units and the Purchase Agreement constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Assignment of Units is not intended to confer upon any Person other than the parties hereto any rights or remedies.

3.Further Actions. Section 5.1(a) of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.

4.Notices. Section 9.2 of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.

5.Governing Law. Section 9.5 of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.

6.Assignment. Section 9.6 of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.

7.Jurisdiction; Enforcement. Section 9.7 of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.

8.Severability; Amendment; Modification; Waiver. Section 9.8 of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.

9.Counterparts. Section 9.9 of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Seller and Buyer have caused this Assignment of Units to be signed by their respective duly authorized officers, all as of the date first written above.

ENHANCE FINANCIAL SERVICES GROUP INC.

By:
Name:
Title:

ASSURED GUARANTY US HOLDINGS INC.

By:
Name:
Title:

EXHIBIT B

AGREEMENT OF PURCHASE AND SALE
BY AND BETWEEN
ENHANCE FINANCIAL SERVICES GROUP INC.
AND
ASSURED GUARANTY US HOLDINGS INC.
DATED AS OF DECEMBER 22, 2014

i

Article VIII INDEMNIFICATION		13
8.1	Survival of Representations, Warranties and Covenants	13
8.2	Indemnification	13
8.3	Certain Limitations.	14
8.4	Definitions	15
8.5	Procedures for Third Party Claims	16
8.6	Direct Claims	17
8.7	Sole Remedy	17
8.8	Certain Other Matters	17
8.9	No Contribution	17
8.10	Effect of Investigation	17

Article IX MISCELLANEOUS		18
9.1	Fees and Expenses	18
9.2	Notices	18
9.3	Interpretation	19
9.4	Entire Agreement; Third Party Beneficiaries	19
9.5	Governing Law	19
9.6	Assignment	19
9.7	Jurisdiction; Enforcement	20
9.8	Severability; Amendment; Modification; Waiver	21
9.9	Counterparts	21
SCHEDULE 3.3 – Consents; No Conflicts
SCHEDULE 3.5 –Trust Series; Derivative Contracts

EXHIBIT A – Assignment of Interests

ii

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE, dated as of December 22, 2014 (this “Agreement”), is made by and between Enhance Financial Services Group Inc., a New York corporation (“Seller”), and Assured Guaranty US Holdings Inc., a Delaware corporation (“Buyer”).
RECITALS
WHEREAS, Seller owns all of the beneficial interests in the EFS-AGIC Master Business Trust, a Delaware statutory trust, and each Trust Series (as defined below) (such beneficial interests, the “Interests”, and the EFS-AGIC Master Business Trust, together with each such Trust Series, the “Trust”);
WHEREAS, Assured Guaranty Corp., an insurance company organized under the laws of the State of Maryland and an Affiliate of Buyer, and Radian Guaranty Inc., an insurance company organized under the laws of the Commonwealth of Pennsylvania and an Affiliate of Seller, have entered into that certain Stock Purchase Agreement, dated as the date hereof (the “SPA”); and
WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, at the closing of the transactions contemplated by the SPA, Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, all of the Interests (the “Transaction”).
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I.
DEFINITIONS
SECTION 1.1. Certain Terms. For purposes of this Agreement, the following terms have the respective meanings set forth below:
“Action” means any civil, criminal or administrative action, suit, arbitration, claim, litigation or similar proceeding, in each case by or before a Governmental Entity.
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person, and the term “Affiliated” shall have a correlative meaning. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Applicable Law” means any law, statute, ordinance, written rule or regulation, order, injunction, judgment, decree, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to any Person or such Person’s businesses, properties or assets, as may be amended from time to time.
“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York City are required or authorized by Applicable Law to be closed.
“Business Trust Statute” means Chapter 38 of Title 12 of the Delaware Code.
“Enforceability Exceptions” means (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’

1

rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
“Governmental Entity” means any multinational, federal, state, provincial, local, domestic or foreign government, court or governmental authority or agency, including any entity, body, agency, bureau, branch, commission, authority, tribunal, arbitral body or court exercising executive, legislative, judicial, regulatory or administrative functions of government and any division of any of the foregoing.
“Knowledge” means the actual knowledge, after reasonable inquiry of their direct reports, of Edward Hoffman, Catherine Jackson, Derek Brummer, David Beidler, Olga Beck and Ari Ginsburg.
“Material Adverse Effect” means any change, development, occurrence, event or effect that has had, or would reasonably be expected to have, a material adverse effect on (1) the business, assets (excluding any change, development, occurrence, event or effect as a result of claim payments made in the ordinary course of business) or financial condition of the Trust but excluding any such change, development, occurrence, event or effect to the extent resulting from or arising out of: (i) general political, economic or securities or financial market conditions (including changes in interest rates or changes in equity prices and corresponding changes in the value of the assets of the Trust); (ii) any occurrence or condition generally affecting financial guaranty insurance companies; (iii) the termination by any counterparty of any ISDA master agreement or confirmation thereunder entered into by any Trust Series; (iv) any change or proposed change in GAAP, any relevant statutory accounting principles or Applicable Law, or the interpretation or enforcement thereof; (v) natural catastrophe events, hostilities, acts of war or terrorism, or any escalation or worsening thereof; (vi) the negotiation, execution and delivery of, or compliance with the terms of, or the taking of any action required by, this Agreement, the failure to take any action prohibited by this Agreement, or the public announcement of, or consummation of, any of the transactions contemplated hereby; or (vii) the identity of or facts related to Buyer or the effect of any action taken by Buyer or its Affiliates, or taken by Seller, the Trust or any of their respective Affiliates at the request of Buyer or with Buyer’s prior consent; or (2) the ability of Seller to perform its obligations under, or to consummate the transactions contemplated by, this Agreement.
“Permitted Lien” means, with respect to any asset, any: (i) carriers’, mechanics’, materialmens’ or similar Lien with respect to amounts not yet due and payable or that are being contested in good faith; (ii) Lien arising from any act of Buyer or any of its Affiliates (with respect to an asset of Seller or one of its Affiliates); (iii) Lien relating to the sale, assignment, disposition or transfer of the Interests (including any consents or approvals of transfers and rights resulting from any proposed transfer) arising out of or based on the Trust Agreement; (iv) Lien for taxes, assessments or other governmental charges not yet due and payable or due and payable but not delinquent or the amount or validity of which is being contested in good faith; (v) Lien arising under a conditional sales contract or equipment lease with a third party; and (vi) Lien or other imperfection of title that does not materially detract from the current value or materially interfere with the current use of the properties or rights affected thereby and would not reasonably be expected to have a Material Adverse Effect or impair materially the ability of Buyer to consummate any of the transactions contemplated by the Transaction Agreements, as applicable.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, Governmental Entity or other entity.
“Pre-Closing Tax Periods” means any and all Tax periods that end on or before the Closing Date and the portion of any Straddle Period ending at the end of day on the Closing Date.

2

“Post-Closing Tax Periods” means any and all Tax periods that begin on the day after the Closing Date and the portion of any Straddle Period beginning on the day after the Closing Date.
“Representative” means any Person’s Affiliates, or its or its Affiliates’ directors, officers, employees, agents, advisors, attorneys, accountants, consultants and representatives.
“Straddle Period” means any Tax period that includes, but does not end on, the Closing Date.
“Taxes” means any and all federal, state, local, or foreign income, premium, property (real or personal), sales, excise, employment, payroll, withholding, gross receipts, license, severance, stamp, occupation, windfall profits, environmental, customs duties, capital stock, franchise, profits, social security (or similar, including FICA), unemployment, disability, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind (whether payable directly or by withholding) or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto.
“Transaction Agreements” means this Agreement and the Assignment of Interests.
“Transaction Expenses” means, without duplication, all liabilities incurred by any party hereto for fees, expenses, costs or charges as a result of the contemplation, negotiation, efforts to consummate or consummation of the transactions contemplated by the Transaction Agreements, including any fees and expenses of investment bankers, attorneys, accountants or other advisors, and any fees payable by such parties to Governmental Entities or other third parties, in each case, in connection with the consummation of the transactions contemplated by the Transaction Agreements.
“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of October 6, 2000, by and between Seller and Wilmington Trust Company, a Delaware banking corporation (“Wilmington Trust”), as Owner Trustee, and each series trust agreement executed and delivered in accordance with the terms thereof.
“Trust Series” has the meaning set forth in the Trust Agreement.
“Wilmington Trust” has the meaning set forth in the definition of “Trust Agreement.”
In addition, the following terms shall have the respective meanings set forth in the following sections of this Agreement:

3

Term	Section
Agreement	Preamble
Assignment of Interests	Section 2.3(a)(i)
Buyer	Preamble
Buyer Fundamental Representations	Section 8.1(a)
Buyer Indemnified Persons	Section 8.2(a)
Closing	Section SECTION 2.2.
Closing Date	Section SECTION 2.2.
Deductible	Section 8.3(a)
De Minimis Amount	Section 8.3(a)
Indemnifiable Losses	Section 8.4(iii)
Indemnitee	Section 8.4(i)
Indemnitor	Section 8.4(ii)
Indemnity Payment	Section 8.4(iv)
Interests	Recitals
Liens	Section 3.4
New Trust Agreements	Section 5.1(b)
New York Courts	Section 9.7(a)
Seller	Preamble
Seller Fundamental Representations	Section 8.1(a)
Seller Indemnified Persons	Section 8.2(b)
Solvent	Section 3.11
SPA	Recitals
Third Party Claim	Section 8.4(c)
Transaction	Recitals
Trust	Recitals

4

ARTICLE II.
PURCHASE AND SALE OF THE INTERESTS; CLOSING
SECTION 2.1. Purchase and Sale of the Interests. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the Interests. Buyer and Seller acknowledge and agree that (a) the consideration paid by Buyer to an Affiliate of Seller under the SPA in consideration for the transactions contemplated thereby is deemed sufficient consideration for the Transaction and (b) no additional monetary consideration is required to be delivered to Seller by Buyer in connection with the purchase and sale of the Interests.
SECTION 2.2. Closing. The closing of the purchase and sale of the Interests (the “Closing”) shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, at the date and time of the closing under the SPA. The Closing shall be deemed effective as of 11:59 p.m., New York City time, on the day preceding the day on which the Closing occurs. The actual date and time on which the Closing occurs are referred to herein as the “Closing Date.”
SECTION 2.3. Closing Deliverables. At the Closing:
(a)    Seller shall deliver or cause to be delivered to Buyer:
(i)    a copy of the Assignment of Interests in the form attached hereto as Exhibit A (the “Assignment of Interests”), duly executed by Seller; and
(ii)    a certificate of Seller duly executed by an authorized officer of Seller, dated as of the Closing Date, certifying as to Seller’s compliance with the conditions set forth in Section 6.2(a) and Section 6.2(b).
(b)    Buyer shall deliver or cause to be delivered to Seller:
(i)    copies of the New Trust Agreements, duly executed by each of Buyer and Wilmington Trust;
(ii)    a copy of the Assignment of Interests, duly executed by Buyer; and
(iii)    a certificate of Buyer duly executed by an authorized officer of Buyer, dated as of the Closing Date, certifying as to Buyer’s compliance with the conditions set forth in Section 6.3(a) and Section 6.3(b).
(c)    Each party hereto shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents (including any such instruments or documents reasonably required to be delivered by Wilmington Trust), as shall be required to effectuate the Transaction.

5

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants to Buyer as follows:
SECTION 3.1. Organization and Standing.
(a)    Seller is a New York corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. The Trust is a Delaware statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite organizational power and authority to own, lease or otherwise hold (or permit Wilmington Trust to own lease or otherwise hold) the assets and properties owned, leased or otherwise held by it (or by Wilmington Trust for its benefit) and to carry on (or permit Wilmington Trust to carry on) its business as now being conducted, except where the failure to have such power and authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(b)    Seller has made available to Buyer true, complete and correct copies of the Trust Agreement and the certificate of trust of the Trust, each as amended to the date hereof.
SECTION 3.2. Authority. Seller has the requisite corporate power and authority to enter into the Transaction Agreements to which it is or will be a party and to consummate the transactions contemplated thereby. The execution and delivery by Seller of the Transaction Agreements to which it is or will be a party and the consummation by Seller of the transactions contemplated thereby have been and, with respect to the Transaction Agreement to be executed and delivered at Closing, will be, duly authorized by all necessary corporate action on the part of Seller. Each of the Transaction Agreements to which Seller is or will be a party have been or, with respect to the Transaction Agreement to be executed and delivered at the Closing, will be, duly executed and delivered by Seller and, assuming the Transaction Agreements constitute valid and binding agreements of the other parties thereto, constitute, or upon execution and delivery thereof will constitute, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject to the Enforceability Exceptions.
SECTION 3.3. Consents; No Conflicts. Except as set forth on Schedule 3.3, the execution and delivery by Seller of the Transaction Agreements to which it is or will be a party, and the consummation of the transactions contemplated thereby by Seller, do not and will not (a) conflict with any of the provisions of the certificate of incorporation or bylaws of Seller or the Trust Agreement, (b) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time or both) under, give rise to a right of termination under, or result in the creation of any Lien (other than a Permitted Lien) on any property or asset of the Trust under, any material contract to which the Trust is a party or by which it is bound as of the date hereof or (c) subject to the matters referred to in the next sentence, contravene any Applicable Law, which, in the case of clauses (b) and (c) above, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Seller in connection with the execution and delivery of the Transaction Agreements by Seller, or the consummation by Seller of the transactions contemplated thereby, except for any consents, approvals, authorizations, declarations, filings or notices that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6

SECTION 3.4. Interests; Beneficiary. Seller owns all of the beneficial interests in the Trust, free and clear of all pledges, liens, charges, encumbrances and security interests of any kind (collectively, “Liens”), other than Permitted Liens. Seller is the sole Beneficiary (as defined in the Trust Agreement), including with respect to each Owner Trust Estate (as defined in the Trust Agreement) of each Trust Series.
SECTION 3.5. Trust Series; Derivative Contracts. Schedule 3.5(a) lists each Trust Series established as of the date hereof, and identifies which of such Trust Series are active as of the date hereof. Schedule 3.5(b) lists each derivative contracts to which the Trust is a party, and identifies the counterparty thereto and the notional amount thereof.
SECTION 3.6. No Undisclosed Liabilities. The Trust does not have any material liabilities other than obligations that are being insured by Radian Asset Assurance Inc., an insurance company organized under the laws of the State of New York.
SECTION 3.7. Taxes. The Trust has timely paid all Taxes that it was required to pay, whether or not such Taxes were shown on a Tax return. All material Tax returns filed by the Trust on or prior to the Closing Date are correct and complete in all material respects. The Trust is not a party to, bound by or obligated under any Tax sharing, allocation, indemnity or similar contract or arrangement. The Trust does not have any liability for the Taxes of any Person as a transferee or successor, or under Treasury Regulations section 1.1502-6 (or any similar provision of state, local or foreign law). The Trust has not ever participated in any “listed transactions” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). The Trust is currently, and has been since the date of its formation, a disregarded entity for U.S. federal income tax purposes.
SECTION 3.8. Litigation. There are no Actions pending or, to the Knowledge of Seller, threatened, against the Trust. None of the Trust or any Affiliate of the Trust has received any order of any Governmental Entity outstanding against the Trust or any of its assets, properties or businesses that enjoins or would reasonably be expected to have the effect of preventing any of the transactions contemplated by this Agreement.
SECTION 3.9. Employees. The Trust does not and never has had any employees.
SECTION 3.10. Business. Since the Trust’s formation, the Trust has not engaged in any business other than entering into credit default swaps to provide credit protection of synthetic CDOs, synthetic CDOs of commercial mortgage-backed securities or debt securities, including trust preferred securities, each such credit default swap being backed by a financial guaranty insurance policy issued by Radian Asset Assurance Inc.
SECTION 3.11. Solvency. Immediately following the Closing and after giving effect to the transactions contemplated by this Agreement, the Trust will be Solvent. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Trust or any of its Affiliates.   For the purposes of this Agreement, the term “Solvent,” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (x) the value of all “liabilities of such Person, including a reasonable estimate of contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with Applicable Law governing determinations of the insolvency of debtors, and (y) the amount that will be required to pay the probable liabilities of such Person with respect to its existing debts (including contingent

7

and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (c) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature.  For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including a reasonable estimate of contingent and other liabilities” means that such Person will be able to generate enough cash to meet its obligations as they become due.
SECTION 3.12. Limitations of Representations and Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE III, SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES TO BUYER, WHETHER EXPRESS, IMPLIED OR STATUTORY, IN CONNECTION WITH THE TRANSACTION. SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE III, SELLER’S INTEREST IN THE TRUST IS BEING TRANSFERRED THROUGH THE SALE OF THE INTERESTS, AND THE INTERESTS SHALL BE DEEMED TO BE DIRECTLY, AND ANY INTEREST OF SELLER IN THE ASSETS OWNED BY OR HELD FOR THE TRUST SHALL BE DEEMED TO BE INDIRECTLY, TRANSFERRED BY SELLER TO BUYER “AS IS, WHERE IS, WITH ALL FAULTS,” AND SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE III AS TO (A) THE CONDITION, VALUE OR QUALITY OF (I) THE INTERESTS AND (II) THE TRUST AND ITS AFFILIATES AND ITS AND THEIR RESPECTIVE ASSETS AND (B) THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF (I) THE OWNERSHIP OF THE INTERESTS AND (II) THE TRUST OR ITS AFFILIATES AND ITS AND THEIR RESPECTIVE ASSETS.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Seller as follows::
SECTION 4.1. Organization and Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.
SECTION 4.2. Authority. Buyer has the requisite corporate power and authority to enter into the Transaction Agreements to which it is or will be a party and to consummate the transactions contemplated thereby. The execution and delivery by Buyer of the Transaction Agreements to which it is or will be a party and the consummation by Buyer of the transactions contemplated thereby have been and, with respect to the Transaction Agreement to be executed and delivered at Closing, will be, duly authorized by all necessary corporate action on the part of Buyer. Each of the Transaction Agreements to which Buyer is or will be a party have been or, with respect to the Transaction Agreement to be executed and delivered at the Closing, will be, duly executed and delivered by Buyer and, assuming the Transaction Agreements constitute valid and binding agreements of the other parties thereto, constitute, or upon execution and delivery thereof will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to the Enforceability Exceptions.

8

SECTION 4.3. Consents; No Conflicts. The execution and delivery by Buyer of the Transaction Agreements to which it is or will be a party, and the consummation of the transactions contemplated thereby by Buyer, do not and will not (a) conflict with any of the provisions of the certificate of incorporation or bylaws of Buyer, (b) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time or both) under, give rise to a right of termination under, or result in the creation of any Lien (other than a Permitted Lien) on any property or asset of Buyer or any of its Subsidiaries under, any agreement, permit, license or instrument to which Buyer or any of its Subsidiaries is a party or (c) subject to the matters referred to in the next sentence, contravene any Applicable Law, which, in the case of clauses (b) and (c) above, would materially impair the ability of Buyer to consummate any of the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of the Transaction Agreements by Buyer, or the consummation by Buyer of the transactions contemplated thereby, except for any consents, approvals, authorizations, declarations, filings or notices which if not obtained or made would not, in the aggregate, materially impair the ability of Buyer to consummate any of the transactions contemplated thereby. To the knowledge of Buyer, no fact or circumstance relating to Buyer or its Affiliates (including their plans for operating, or causing Wilmington Trust to operate, the Trust after the Closing) exists that would render Buyer or its Affiliates, as applicable, unable promptly to obtain any approval, authorization or consent of any Governmental Entity required to be obtained to consummate the transactions contemplated by the Transaction Agreements.
SECTION 4.4. Purchase Not for Distribution. The Interests to be acquired under the terms of this Agreement will be acquired by Buyer for its own account and not with a view to distribution. Buyer will not resell, transfer, assign, pledge or otherwise dispose of any Interests, except in compliance with the registration requirements of the Securities Act of 1933, as amended and any applicable state securities laws, or pursuant to an available exemption therefrom.
SECTION 4.5. Limitations of Representations and Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE IV, BUYER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES TO SELLER, WHETHER EXPRESS, IMPLIED OR STATUTORY, IN CONNECTION WITH THE TRANSACTION.
ARTICLE V.
COVENANTS
SECTION 5.1. Commercially Reasonable Efforts; Other Action.
(a)    From and after the date hereof, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable to consummate and make effective the Transaction. Each party hereto shall execute and deliver both before and after the Closing such further agreements and other documents, including any such agreements and documents reasonably required by Wilmington Trust, and take such other actions as the other party hereto may reasonably request to consummate or implement the Transaction or to evidence the same.
(b)    Without limiting the generality of Section 5.1(a), prior to the Closing, Buyer and Seller shall negotiate in good faith with Wilmington Trust to enter into, and enter into with

9

Wilmington Trust, an amended and restated Trust Agreement (including with respect to each series trust agreement), effective as of the Closing (collectively, the “New Trust Agreements”), which New Trust Agreements shall (i) replace Seller (and all rights, title, interest, obligations and liabilities of Seller, as applicable) in the Trust Agreement (including each series trust agreement) with Buyer (and the rights, title, interest, obligations and liabilities of Buyer, as applicable) for all purposes under the Trust Agreement (including each series trust agreement) and any other documents or instruments referenced therein and (ii) replace each reference to “EFS-AGIC Master Business Trust” with a name that does not include a reference to Seller or any of its Affiliates, or any acronym representing Seller or any of its Affiliates, in the Trust Agreement (including each series trust agreement) and any other documents or instruments referenced therein. Immediately following the Closing, Buyer shall file, or cause to be filed, an amended and restated certificate of trust for the Trust pursuant to Section 3810 of the Business Trust Statute that does not include a reference to Seller or any of its Affiliates, or any acronym representing Seller or any of its Affiliates.
SECTION 5.2. Access to Books and Records. Until the seventh anniversary of the Closing or such earlier time that Seller has provided written notice to Buyer that the information and access described below is no longer reasonably required by Seller (provided, that Buyer shall give 30 days notice to Seller prior to destroying any records to permit Seller, at its expense, to examine, duplicate or repossess such books and records), Buyer shall afford promptly to Seller and its Representatives access to the books, records, officers, employees, auditors and other advisors of the Trust, and provide information with respect to the Trust in a readily accessible form (including financial information in a form consistent with the Trust’s historical practice for the preparation of such financial information), to the extent reasonably required by Seller for any lawful business purpose, including litigation, disputes, compliance, financial reporting (including financial audits of historical information), loss reporting, regulatory, tax and accounting matters, and Buyer shall cooperate fully with Seller and its Representatives to furnish such books and records and information and make available such officers, employees, auditors and other advisors of the Trust; provided, that such access does not unreasonably interfere with the conduct of the business of Buyer or the Trust. Buyer shall use its commercially reasonable efforts to cause the Trust to implement an internal process to ensure the deletion of all data relating to Seller or its Affiliates from any computers, hard drives or other similar electronic devices prior to disposing of any such device.
SECTION 5.3. Public Announcement. Each of Buyer and Seller, and their respective Affiliates, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated by this Agreement (including with respect to the operation of the business of the Trust) and shall not issue any such press release or make any such public statement with respect to such matters without the advance approval of the other party following such consultation (such approval not to be unreasonably withheld or delayed), except as may be required by Applicable Law or by the requirements of any securities exchange; provided, that, in the event that, in the reasonable opinion of legal counsel, any party is required by Applicable Law or the requirements of any securities exchange to issue any such press release or make any public statement and it is not feasible to obtain the advance approval of the other party hereto as required by this Section 5.3, the party that issues such press release or makes such statement shall provide the other party with notice and a copy of such press release or statement as soon as reasonably practicable.

10

ARTICLE VI.
CONDITIONS PRECEDENT
SECTION 6.1. Conditions to Each Party’s Obligations. The obligations of Buyer and Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following conditions:
(a)    No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no statute, rule or regulation of any Governmental Entity preventing the consummation of the Transaction shall be in effect; provided, that the party asserting the failure of this condition shall have used its commercially reasonable efforts to have any such order or injunction vacated.
(b)    SPA Closing. The Closing (as defined in the SPA) shall have occurred, or shall occur concurrently with the consummation of the Transaction, in accordance with Section 2.2 of the SPA.
SECTION 6.2. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following additional conditions:
(a)    Representations and Warranties. The representations and warranties of Seller set forth in this Agreement (without giving effect to any limitation set forth therein as to materiality or Material Adverse Effect) shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty speaks only as of an earlier date, in which event such representation and warranty shall have been true and correct as of such date), except where the failure of all such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Performance of Obligations of Seller. Seller shall have performed and complied in all material respects with all agreements, obligations and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.
SECTION 6.3. Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following additional conditions:
(a)    Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement (without giving effect to any limitation set forth therein as to materiality) shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty speaks only as of an earlier date, in which event such representation and warranty shall have been true and correct as of such date), except where the failure of all such representations and warranties to be so true and correct would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate any of the transactions contemplated by the Transaction Agreements.
(b)    Performance of Obligations of Buyer. Buyer shall have performed and complied in all material respects with all agreements, obligations and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.

11

ARTICLE VII.
TERMINATION
SECTION 7.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:
(a)    by Seller or Buyer in writing, if there shall be any order, injunction or decree of any Governmental Entity that prohibits or restrains any party from consummating the Transaction, and such order, injunction or decree shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(a) shall have performed in all material respects its obligations under this Agreement and acted in good faith;
(b)    by Seller or Buyer in writing, if the Closing has not occurred on or prior to the date that is 30 days after the Closing Date (as defined in the SPA), unless the failure of the Closing to occur is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b) will not be available to any party if the other party has, in good faith, filed an action, suit, claim, litigation or similar proceeding seeking, and is then pursuing, specific performance as permitted by Section 9.7(b).
(c)    by either Seller or Buyer (but only so long as Seller or Buyer, as applicable, is not in material breach of its obligations under this Agreement) in writing, if a breach of any provision of this Agreement that has been committed by the other party would cause the failure of any mutual condition to Closing or any condition to Closing for the benefit of the non-breaching party and such breach is not subsequently waived by the non-breaching party or capable of being cured or is not cured within 20 Business Days after the breaching party receives written notice from the non-breaching party that the non-breaching party intends to terminate this Agreement pursuant to this Section 7.1(c);
(i)    by either Seller or Buyer if the SPA is terminated in accordance with its terms; or
(j)    by mutual written consent of Seller and Buyer.
SECTION 7.2. Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become null and void and of no further force and effect without liability of either party (or any Representative of such party) to the other party to this Agreement; provided, that no such termination shall relieve a party from liability for any intentional breach of this Agreement. Notwithstanding the foregoing, Section 1.1, Section 5.3, this Section 7.2 and Article IX shall survive termination hereof pursuant to Section 7.1. If this Agreement is terminated pursuant to Section 7.1, (a) Buyer shall return all documents received from Seller, its Affiliates and its Representatives relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to Seller and (b) all confidential information received by Buyer with respect to the Trust shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

12

ARTICLE VIII.
INDEMNIFICATION
SECTION 8.1. Survival of Representations, Warranties and Covenants.
(a)    The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing and shall terminate and expire on the eighteen month anniversary of the Closing Date; provided, that (i) the representations and warranties made in Sections 3.1, 3.2, 3.4 and 3.12 (collectively “Seller Fundamental Representations”) and Sections 4.1, 4.2 and 4.5 (collectively “Buyer Fundamental Representations”) shall survive indefinitely and (ii) the representations and warranties made in Sections 3.7 and 3.9 shall survive until 60 days after the expiration of the applicable statute of limitations. Any claim for indemnification in respect of any representation or warranty that is not asserted by notice given as required herein prior to the expiration of the applicable survival period specified in this Section 8.1(a) shall not be valid and any right to indemnification is hereby irrevocably waived after the expiration of such period of survival. Any claim properly made for an Indemnifiable Loss in respect of a breach of any such representation or warranty asserted within such period of survival as herein provided will be timely made for purposes hereof, in which case the survival period with respect to the applicable representation or warranty shall be extended solely for purposes of such claim until such claim is finally and fully resolved.
(b)    To the extent that it is to be performed after the Closing, each covenant in this Agreement will, for purposes of this Article VIII, survive and remain in effect in accordance with its terms plus a period of six months thereafter, after which no claim for indemnification with respect thereto may be brought hereunder. All covenants in this Agreement that by their terms are required to be fully performed prior to the Closing will, for purposes of this Article VIII, survive the Closing until the eighteen month anniversary of the Closing Date, after which no claim for indemnification with respect thereto may be brought hereunder. If a claim for indemnification is submitted with respect to any covenant within the applicable period of survival as set forth in this Section 8.1(b), the survival period with respect to such covenant shall be extended solely for purposes of such claim until such claim is finally and fully resolved.
SECTION 8.2. Indemnification.
(a)    Seller shall indemnify and hold harmless Buyer, its Affiliates and each of its and their respective directors, officers, employees, successors and assigns (collectively, the “Buyer Indemnified Persons”) from and against any and all Indemnifiable Losses paid, incurred or suffered by such Buyer Indemnified Person to the extent resulting from or arising out of:
(i)    any breach as of the date of this Agreement or as of the Closing Date (as though made on and as of the Closing Date, except to the extent specifically made as of an earlier date, in which case as of such earlier date) of any representation or warranty of Seller made in this Agreement or in any certificate delivered by Seller in connection herewith;
(ii)    any breach or nonfulfillment of any agreement or covenant of Seller under this Agreement;

13

(iii)    any Taxes of, imposed on or relating to the Trust for any Pre-Closing Tax Period (for the avoidance of doubt this shall include any Taxes imposed as result of the sale of the Interests); and
(iv)    any Taxes of Persons (other than the Trust) for which the Trust, Buyer or any of their Affiliates are liable (A) by reason of the application of Treasury Regulation Section 1.1502-6 and any corresponding provision of state, local, or foreign law or (B) that result from a failure by Seller to properly withhold Taxes on payments with respect to any Pre-Closing Tax Period.
(b)    Buyer shall indemnify and hold harmless Seller, its Affiliates and each of its and their respective directors, officers, employees, successors and assigns (collectively, the “Seller Indemnified Persons”) from and against any and all Indemnifiable Losses paid, incurred or suffered by such Seller Indemnified Person to the extent resulting from or arising out of:
(i)    any breach as of the date of this Agreement or as of the Closing Date (as though made on and as of the Closing Date) of any representation or warranty of Buyer made in this Agreement or in any certificate delivered by Seller in connection herewith; and
(ii)    any breach or nonfulfillment of any agreement or covenant of Buyer under this Agreement.
(c)    For purposes of determining whether there has been a breach of a representation or warranty as well as the amount of any Indemnifiable Losses under this Article VIII, each representation and warranty contained in this Agreement shall be read without regard to any materiality or Material Adverse Effect qualifier contained therein.
SECTION 8.3. Certain Limitations.
(a)    No party shall be obligated to indemnify and hold harmless its respective Indemnitees under Section 8.2(a)(i) (in the case of Seller) or Section 8.2(b)(i) (in the case of Buyer) (i) with respect to any claim, unless such claim involves Indemnifiable Losses in excess of $25,000 (the “De Minimis Amount”) (nor shall any claim that does not exceed the De Minimis Amount be applied to or considered for purposes of calculating the amount of Indemnifiable Losses for which the Indemnitor is responsible under clause (ii) below) and (ii) unless and until the aggregate amount of all Indemnifiable Losses of the Indemnitees under such Section 8.2(a)(i) or such Section 8.2(b)(i), as the case may be, exceeds $200,000 for all Indemnifiable Losses (the “Deductible”), at which point such Indemnitor shall be liable to its respective Indemnitees for the value of the Indemnitee’s claims under Section 8.2(a)(i) or such Section 8.2(b)(i), as the case may be, that is in excess of the Deductible, subject to the limitations set forth in this Article VIII. The maximum aggregate liability of Seller, on the one hand, and Buyer on the other hand, to their respective Indemnitees for any and all Indemnifiable Losses under Section 8.2(a)(i), in the case of Seller, or Section 8.2(b)(i), in the case of Buyer, shall be $1,200,000; provided, that the maximum aggregate liability of Seller to all Buyer Indemnified Persons for any and all Indemnifiable Losses under this Agreement (other than under Sections 8.2(a)(iii) and (iv)) shall not exceed $2,500,000. Notwithstanding the foregoing, the limitations in the previous sentences of this Section 8.3(a) (other than the limitation in the immediately preceding proviso) shall not be applicable to any Indemnifiable Losses asserted in respect of the Seller Fundamental Representations or the Buyer Fundamental Representations.

14

(b)    If any Buyer Indemnified Person actually realizes a Tax benefit in respect of an Indemnifiable Loss as described in the proviso in the definition of “Indemnifiable Losses” set forth in Section 8.4(iii) or subsequent to an Indemnity Payment made by an Indemnitor to an Indemnitee with respect to such Indemnifiable Loss, then such Indemnitee shall promptly pay to the Indemnitor the amount of such Tax benefit realized by such Buyer Indemnified Person up to the amount of such Indemnity Payment received by the Indemnitee, net of any expenses incurred by such Buyer Indemnified Person in pursuing such Tax benefit, within 15 days after the Buyer Indemnified Person realizes such Tax benefit in the form of cash actually received or reduction in cash Taxes actually paid. If any Tax benefit (or portion thereof) in respect of an Indemnifiable Loss as described in the proviso in the definition of “Indemnifiable Losses” set forth in Section 8.4(iii), that either (i) reduces the Indemnity Payments made by an Indemnitor prior to the time such payment is made or (ii) obligates an Indemnitee to make payments to the Indemnitor under the immediately preceding sentence of this Section 8.3(b), is disallowed as a result of an audit or otherwise, the applicable Indemnitor shall promptly pay to the applicable Indemnitee the amount of such disallowed Tax benefit within 30 days after the Indemnitee notifies the Indemnitor that the adjustment with respect to such disallowance has been paid or otherwise taken into account.
(c)    Each Indemnitee shall use commercially reasonable efforts to mitigate all Indemnifiable Losses for which indemnification may be sought hereunder, including by using commercially reasonable efforts to collect the maximum amount recoverable with respect thereto under any insurance or reinsurance coverage or other applicable source of recovery (it being understood that no Indemnity Payment to be made hereunder may be withheld due to the fact that any such mitigation efforts have not been successful if such Indemnitee has complied with its obligations under this Section 8.3(c)).
SECTION 8.4. Definitions. As used in this Agreement:
(i)    “Indemnitee” means any Person entitled to indemnification under this Agreement;
(ii)    “Indemnitor” means any Person required to provide indemnification under this Agreement;
(iii)    “Indemnifiable Losses” means any and all damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys’ fees and expenses); provided, that any Indemnity Payment (x) shall in no event include any amounts constituting (A) punitive damages or consequential damages (in either case except to the extent awarded to a third party and actually paid to such third party in connection with a Third Party Claim) and (B) damages for lost profits and (y) shall be net of any (A) amounts actually recovered by the Indemnitee for the Indemnifiable Losses for which such Indemnity Payment is made under any insurance policy, reinsurance agreement, warranty or indemnity or otherwise from any Person other than a party hereto or its Affiliates (net of any expenses incurred by the Indemnitee in pursuing such recovery), and the Indemnitee shall promptly reimburse the Indemnitor for any such amount that is actually received by it from any such other Person with respect to an Indemnifiable Losses after any indemnification with respect thereto has actually been paid pursuant to this Agreement, and (B) as determined pursuant to Section 8.3(b), Tax benefits actually realized by the Indemnitee (or, in the case of a Buyer Indemnified Person, any other Buyer Indemnified Person) in respect of any Indemnifiable Losses for which such Indemnity Payment is made (it

15

being understood that no Indemnity Payment to be made hereunder may be withheld or otherwise delayed due to the fact that an anticipated Tax benefit has not actually been realized by the applicable Indemnitee);
(iv)    “Indemnity Payment” means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement; and
(v)    “Third Party Claim” means any claim, action, suit, or proceeding made or brought by any Person that is not a party to this Agreement or an Affiliate thereof.
SECTION 8.5. Procedures for Third Party Claims.
(a)    If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee in respect of which an Indemnitor may be obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnitor reasonably prompt written notice (but in no event later than 30 calendar days after becoming aware) thereof and such notice shall include a reasonable description of the claim and any documents relating to the claim and an estimate of the Indemnifiable Loss and shall reference the specific sections of this Agreement that form the basis of such claim; provided, that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is actually prejudiced by such delay (except that the Indemnitor shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnitor, within five calendar days after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.
(b)    The Indemnitor shall be entitled to participate in the defense of any Third Party Claim and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnitor. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor shall not (as long as it conducts such defense) be liable to the Indemnitee for legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnitor assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor, it being understood that the Indemnitor shall control such defense. The Indemnitor shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnitor has not assumed the defense thereof (other than during any period in which the Indemnitee shall have not yet given notice of the Third Party Claim as provided above). If the Indemnitor chooses to defend any Third Party Claim, all of the parties hereto shall, and shall cause their respective Affiliates to, cooperate in the defense thereof. Such cooperation shall include the retention and (upon the Indemnitor’s request) the provision to the Indemnitor of records and information that are relevant to such Third Party Claim, and making employees and directors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or pay, settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent. If the Indemnitor has assumed the defense of a Third Party Claim, the Indemnitor may only pay, settle, compromise or discharge a Third Party Claim with the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that the Indemnitor may pay, settle, compromise or discharge such a Third Party Claim without the written

16

consent of the Indemnitee if such settlement (i) includes a release of the Indemnitee from all liability in respect of such Third Party Claim, (ii) does not subject the Indemnitee to any injunctive relief or other equitable remedy and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Indemnitee. If the Indemnitor submits to the Indemnitee a bona fide settlement offer that satisfies the requirements set forth in the proviso of the immediately preceding sentence and the Indemnitee refuses to consent to such settlement, then thereafter the Indemnitor’s liability to the Indemnitee with respect to such Third Party Claim shall not exceed the Indemnitor’s portion of the settlement amount included in such settlement offer, and the Indemnitee shall either assume the defense of such Third Party Claim or pay the Indemnitor’s attorney’s fees and other out-of-pocket costs incurred thereafter in continuing the defense of such Third Party Claim.
SECTION 8.6. Direct Claims. The Indemnitor will have a period of 30 days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim. If the Indemnitor does not so respond within such 30 day period, the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be entitled to pursue such remedies as may be available to the Indemnitee.
SECTION 8.7. Sole Remedy. The parties hereto acknowledge and agree that, except as set forth in Section 9.7(b), if the Closing occurs, their sole and exclusive remedy following the Closing with respect to any and all claims arising out of or related to the transactions contemplated by this Agreement, other than any cause of action arising from actual fraud shall be pursuant to the provisions set forth in this Article VIII.
SECTION 8.8. Certain Other Matters. Upon making any Indemnity Payment, Indemnitor will, to the extent of such Indemnity Payment, be subrogated (on a non-recourse basis and without any representation or warranty by the Indemnitee) to all rights of Indemnitee against any third Person (other than any Tax authority) in respect of the Indemnifiable Loss to which the Indemnity Payment related. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnitor will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights. Any payment received in respect of such rights shall be distributed, first, to the Indemnitor in an aggregate amount equal to the Indemnity Payments actually made by the Indemnitor to the Indemnitee in respect of such Indemnifiable Loss and, second, the balance, if any, to the Indemnitee.
SECTION 8.9. No Contribution. Notwithstanding anything contained in this Agreement to the contrary, none of Seller or any of its Affiliates shall have any right of contribution or other right or remedy against the Trust with respect to any inaccuracy, breach or failure to timely perform, as applicable, any of Seller’s representations, warranties, covenants or agreements hereunder. Effective as of the Closing, Seller, on behalf of itself and its Affiliates, hereby irrevocably waives and releases the Trust from any such right or remedy.
SECTION 8.10. Effect of Investigation. No due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of any party hereto shall limit, qualify, modify or amend the representations, warranties, covenants or agreements of the other party hereto or the indemnities by such other party hereto contained in this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by or on behalf of such party. The parties hereto acknowledge and agree that the representations and warranties also operate as bargained for promises and risk allocation devices and that, accordingly, any party’s knowledge, and the waiver of any condition based on the accuracy of any representation or warranty, or on the

17

performance of or compliance with any covenant or agreement, shall not affect the right to indemnification or payment of Indemnifiable Losses pursuant to this Article VIII.
ARTICLE IX.
MISCELLANEOUS
SECTION 9.1. Fees and Expenses. Each party hereto shall, except as otherwise provided in this Agreement, pay its own Transaction Expenses incident to preparing for, entering into and carrying out the Transaction Agreements and the consummation of the transactions contemplated thereby. For the avoidance of doubt, Seller, and not the Trust, shall be responsible for the Transaction Expenses of Seller and its Affiliates (including the Trust) incident to preparing for, entering into and carrying out the Transaction Agreements and the consummation of the transactions contemplated thereby, in each case that are incurred prior to the Closing (whether payable prior to, at or after the Closing).
SECTION 9.2. Notices. All notices, requests, claims, demands and other communications to be given or delivered under or by reason of this Agreement shall be in writing and shall be deemed to be given or delivered (a) when personally delivered, (b) when transmitted via e-mail or (c) the day following the day (except if not a Business Day, then the next Business Day) on which the same has been sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
if to Buyer:
Assured Guaranty US Holdings Inc.
31 West 52nd Street
New York, New York 10019
Attention: General Counsel
E-mail: jmichener@assuredguaranty.com
with a copy (which shall not constitute notice) to:
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Edward S. Best
E-mail: ebest@mayerbrown.com
if to Seller:
Radian Group Inc.
1601 Market Street
Philadelphia, Pennsylvania 19103
Attention: General Counsel
E-mail: edward.hoffman@radian.biz

18

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Michael Groll; Rajab S. Abbassi
E-mail: mgroll@willkie.com; rabbassi@willkie.com
SECTION 9.3. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. Any fact or item disclosed in any Schedule shall be deemed disclosed against all other Sections in Article III to the extent the applicability of such fact or item to such Section of Article III is reasonably apparent. Disclosure of any item in a Schedule shall not be deemed an admission that such item represents a material item, fact, exception of fact, event or circumstance or that occurrence or non-occurrence of any change or effect related to such item would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word “Dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars. All time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first succeeding Business Day if the last day of the period is not a Business Day. This Agreement has been fully negotiated by the parties hereto and shall not be construed by any Governmental Entity against either party by virtue of the fact that such party was the drafting party.
SECTION 9.4. Entire Agreement; Third Party Beneficiaries. This Agreement (including all exhibits and schedules hereto), the Confidentiality Agreement, the Assignment of Interests and, solely for the purposes of Section 2.1, the SPA constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of this Agreement. Except as expressly set forth herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.
SECTION 9.5. Governing Law. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
SECTION 9.6. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise (other than following the Closing by operation of law in a merger), by either party without the prior written consent of the other party, and any such assignment that is not consented to shall

19

be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
SECTION 9.7. Jurisdiction; Enforcement.
(a)    Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the City, State and County of New York (each, a “New York Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, that nothing set forth in this sentence shall prohibit any of the parties hereto from removing any matter from one New York Court to another New York Court. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 9.2, constitute good, proper and sufficient service thereof.
(b)    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition (subject to the terms of this Agreement) to any other remedy to which such party is entitled at law or in equity. In the event that any action, suit, claim, litigation or similar proceeding is brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives any defense or counterclaim, that there is an adequate remedy at law.
(c)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

20

SECTION 9.8. Severability; Amendment; Modification; Waiver.
(a)    Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
(b)    This Agreement may be amended only by a written instrument signed by each of Buyer and Seller. No provision of this Agreement may be waived except by a written instrument signed by the party against whom the waiver is to be effective.
(c)    No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
SECTION 9.9. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties. Each party may deliver its signed counterpart of this Agreement to the other parties by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.
[Remainder of page intentionally left blank]

21

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

ENHANCE FINANCIAL SERVICES GROUP INC.

By:     /s/ S.A. Ibrahim
Name:    S.A. Ibrahim
Title:    Chief Executive Officer

[Signature Page to Agreement of Purchase and Sale – EFS-AGIC Master Business Trust]

ASSURED GUARANTY US HOLDINGS INC.

By:     /s/ James M. Michener
Name:    James M. Michener
Title:    General Counsel & Secretary

[Signature Page to Agreement of Purchase and Sale – EFS-AGIC Master Business Trust]

EXHIBIT A

ASSIGNMENT OF INTERESTS

THIS ASSIGNMENT OF INTERESTS, dated as of [•] (this “Assignment of Interests”), is made by and between Enhance Financial Services Group Inc., a New York corporation (“Seller”), and Assured Guaranty US Holdings Inc., a Delaware corporation (“Buyer”). Reference is hereby made to that certain Agreement of Purchase and Sale, dated as of December 22, 2014 (the “Purchase Agreement”), by and between Buyer and Seller, providing for, inter alia, the sale by the Seller to Buyer of all of the beneficial interests in the EFS-AGIC Master Business Trust, a Delaware statutory trust, and each Trust Series (as defined in the Trust Agreement) (such beneficial interests, the “Interests”, and the EFS-AGIC Master Business Trust, together with each such Trust Series, the “Trust”). Unless otherwise defined herein, all capitalized terms used herein have the meanings given to such terms in the Purchase Agreement.

1.Assignment Interests. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby unconditionally and irrevocably sells, assigns, transfers, conveys and delivers to Buyer, its successors and assigns, forever, all right, title and interest in and to the Interests, and Buyer hereby unconditionally and irrevocably purchases, assumes, acquires and accepts, forever, all right, title and interest in and to the Interests.

2.Entire Agreement; Third Party Beneficiaries. This Assignment of Interests and the Purchase Agreement constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Assignment of Interests is not intended to confer upon any Person other than the parties hereto any rights or remedies.

3.Further Actions. Section 5.1(a) of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.

4.Notices. Section 9.2 of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.

5.Governing Law. Section 9.5 of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.

6.Assignment. Section 9.6 of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.

7.Jurisdiction; Enforcement. Section 9.7 of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.

8.Severability; Amendment; Modification; Waiver. Section 9.8 of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.

9.Counterparts. Section 9.9 of the Purchase Agreement is incorporated herein in its entirety, mutatis mutandis.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Seller and Buyer have caused this Assignment of Interests to be signed by their respective duly authorized officers, all as of the date first written above.

ENHANCE FINANCIAL SERVICES GROUP INC.

By:
Name:
Title:

ASSURED GUARANTY US HOLDINGS INC.

By:
Name:
Title:

EXHIBIT C

TRADEMARK LICENSE AGREEMENT
This TRADEMARK LICENSE AGREEMENT (this “Agreement”) dated as of [●], is by and among Radian Group Inc., a company organized under the laws of the State of Delaware (“Licensor”), and Assured Guaranty Corp., a Maryland insurance company (together with its Affiliates, “Licensee”). Licensor and Licensee shall be referred to collectively in this Agreement as the “Parties.”
WHEREAS, Radian Guaranty Inc., an insurance company organized under the laws of the Commonwealth of Pennsylvania and a wholly owned subsidiary of Licensor (“Seller”), and Licensee have entered into that certain Stock Purchase Agreement, dated as of December 22, 2014 (the “SPA”), whereby Licensee has acquired all of the issued and outstanding capital stock of Radian Asset Assurance Inc., an insurance company organized under the laws of the State of New York (the “Company”);
WHEREAS, Licensor is the owner of those trademarks and service marks set forth on Schedule 1 attached hereto and identified in the SPA as the Seller Trademarks (the “Radian Marks”), the Radian Marks being currently in use in connection with the business of the Company and its Subsidiary (the “Acquired Business”);
WHEREAS, the Parties desire that Licensee have limited use of the Radian Marks in connection with the Acquired Business on the terms and conditions hereinafter set forth;
NOW, THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the parties agree as follows:
1.DEFINITIONS. CAPITALIZED TERMS USED HEREIN BUT NOT OTHERWISE DEFINED HEREIN SHALL BE USED AS DEFINED IN THE SPA.
2.LICENSE TO THE RADIAN MARKS. LICENSOR HEREBY GRANTS LICENSEE A LIMITED, NON-EXCLUSIVE, NON-ASSIGNABLE (EXCEPT AS SET FORTH IN SECTION 18), NON-SUBLICENSABLE (EXCEPT AS SET FORTH IN SECTION 3), ROYALTY-FREE, FULLY PAID RIGHT AND LICENSE TO USE THOSE RADIAN MARKS SOLELY IN CONNECTION WITH THE OPERATION OF THE ACQUIRED BUSINESS, WITH SUCH RADIAN MARKS BEING USED IN A MANNER SUBSTANTIALLY SIMILAR TO THE USE OF THE RADIAN MARKS BY THE COMPANY IMMEDIATELY PRIOR TO THE CLOSING DATE, IN THE UNITED STATES FOR NINETY (90) DAYS FOLLOWING THE CLOSING; PROVIDED THAT LICENSEE MUST USE THE RADIAN MARKS IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN. LICENSEE SHALL HAVE NO RIGHT OR LICENSE TO USE THE RADIAN MARKS AT THE END OF OR FOLLOWING THE NINETY (90) DAY PERIOD FOLLOWING THE CLOSING.
3.RIGHT TO GRANT SUBLICENSES.
(a)Radian Marks. Licensee shall have the right to grant sublicenses of the Radian Marks to Affiliates and to independent contractors (including consultants and vendors) of Licensee who provide products or services to Licensee solely for the purpose of the servicing and administration of the Acquired Business, so long as (i) no such sublicense shall relieve Licensee of its obligations hereunder, (ii) Licensee agrees to indemnify Licensor against any claims, losses or other liabilities arising from such sublicensee’s breach of the terms of this Agreement, (iii) such sublicense is limited to the use of the Radian Marks and no sublicensee shall have the right to further sublicense (except to such sublicensee’s own Affiliates or subsidiaries) such Radian Marks or use marks derived therefrom; and (iv) such sublicensee ceases use of the Radian Marks at the end of the ninety (90) day period following the Closing.
4.QUALITY CONTROL AND STANDARDS. LICENSEE HEREBY ACKNOWLEDGES THAT THE RADIAN MARKS HAVE ESTABLISHED VALUABLE GOODWILL AND REPUTATION, AND THAT IT IS OF GREAT IMPORTANCE TO LICENSOR THAT THIS GOODWILL AND REPUTATION BE MAINTAINED. LICENSEE AGREES THAT THE NATURE AND QUALITY OF ALL PRODUCTS AND SERVICES PROVIDED OR OFFERED BY LICENSEE IN CONNECTION WITH THE TRADEMARKS AS PERMITTED HEREUNDER SHALL BE AT LEAST EQUAL TO THE STANDARD OF QUALITY MAINTAINED BY LICENSOR IN CONNECTION WITH SUCH PRODUCTS AND SERVICES IMMEDIATELY PRIOR TO THE CLOSING (COLLECTIVELY, “TRADEMARK LICENSOR QUALITY STANDARDS”). LICENSEE AGREES TO MAKE AVAILABLE FOR REVIEW, UPON LICENSOR’S REASONABLE REQUEST, SAMPLES OF MATERIALS NOT PREVIOUSLY PROVIDED AND APPROVED BY LICENSOR THAT INCORPORATE THE RADIAN MARKS, INCLUDING, BUT NOT LIMITED TO, ADVERTISING COPY, LABELS, STICKERS, POLICIES, BROCHURES OR OTHER MATERIALS, INCLUDING ANY APPLICABLE MATERIALS IN CONNECTION WITH LICENSEE’S REBRANDING EFFORTS WITH RESPECT TO THE ACQUIRED BUSINESS (COLLECTIVELY, THE “MATERIALS”). IF LICENSOR OBJECTS TO THE MANNER IN WHICH A TRADEMARK LICENSED HEREUNDER IS USED IN CONNECTION WITH ANY MATERIALS BECAUSE IT VIOLATES THE TERMS AND CONDITIONS OF THIS AGREEMENT, LICENSOR MAY REQUEST IN WRITING THAT LICENSEE TAKE, AND LICENSEE SHALL PROMPTLY TAKE, REASONABLE STEPS TO REMEDY ANY SUCH DEFICIENCIES WITHIN TEN (10) DAYS AFTER SUCH NOTIFICATION, INCLUDING TO PROMPTLY DISCONTINUE THE USE OF ANY SUCH MATERIALS, IT BEING UNDERSTOOD THAT A FAILURE BY LICENSEE TO TAKE SUCH STEPS SHALL CONSTITUTE A MATERIAL BREACH OF THIS AGREEMENT. IF AFTER SUCH TEN (10) DAYS CURE PERIOD, THE PRODUCT OR SERVICE IN QUESTION CONTINUES NOT TO CONFORM IN ALL MATERIAL RESPECTS TO THE TRADEMARK LICENSOR QUALITY STANDARDS, LICENSOR MAY TERMINATE THIS AGREEMENT UPON TEN (10) DAYS PRIOR WRITTEN NOTICE DELIVERED TO LICENSEE, WHICH TERMINATION SHALL NOT LIMIT OR BE DEEMED A WAIVER OF ANY OTHER RIGHTS OR REMEDIES OF LICENSOR.

2

5.DEPICTION OF THE MARKS. LICENSEE AGREES TO COMPLY WITH ANY REQUIREMENTS ESTABLISHED BY LICENSOR THAT ARE COMMUNICATED TO LICENSEE IN WRITING CONCERNING THE STYLE, DESIGN, DISPLAY AND USE OF THE RADIAN MARKS (THE “TRADEMARK LICENSOR STANDARDS”) IN CONNECTION WITH MATERIALS NOT PREVIOUSLY PROVIDED AND APPROVED BY LICENSOR, INCLUDING ANY SUCH REQUIREMENTS REGARDING (A) THE USE OF THE TRADEMARK SYMBOLS “TM” OR “SM” OR UNITED STATES REGISTRATION SYMBOL “®”, AS APPLICABLE, AND (B) USE OF A CLEAR NOTICE OR OTHER APPROPRIATE DISCLOSURE, THE FORM OF WHICH SHALL BE MUTUALLY AGREED UPON BY LICENSOR AND LICENSEE CONCERNING THE OWNERSHIP OF THE TRADEMARKS AND THE LICENSING RELATIONSHIP BETWEEN THE PARTIES (“OWNERSHIP DISCLOSURE”).
IN CONNECTION HEREWITH, LICENSEE MAY USE THE FOLLOWING OWNERSHIP DISCLOSURE:
“[THE LICENSED MARK(S)][IS/ARE][REGISTERED] TRADEMARK(S) OWNED BY [LICENSOR] AND [IS/ARE] USED UNDER LICENSE.”
FOR THE AVOIDANCE OF DOUBT, (X) THE RADIAN MARKS MAY ONLY BE USED HEREUNDER IN THE SAME APPEARANCE IN USE AS OF THE CLOSING AND (Y) SUCH MARKS MAY NOT BE MODIFIED THROUGH COMBINATION WITH ANY OTHER LOGO, DESIGN, SYMBOL, TRADEMARK, SERVICE MARK, COMPANY OR CORPORATE NAME OR COMMERCIAL SLOGAN OR WITH ANY PREFIX OR SUFFIX OR ANY MODIFYING WORD OR TERM HEREUNDER, EXCEPT AS AGREED TO IN WRITING BY THE PARTIES PRIOR TO ANY SUCH USE.
Notwithstanding anything to the contrary contained in this Section 5, in no event shall Licensee be liable to Licensor or any third party for any improper designation included within the Trademark Licensor Standards or otherwise done at Licensor’s request.
6.OWNERSHIP. LICENSOR REPRESENTS AND WARRANTS THAT LICENSOR OWNS SUFFICIENT RIGHT, TITLE AND INTEREST IN AND TO THE RADIAN MARKS TO GRANT THE LICENSES DESCRIBED IN THIS AGREEMENT. LICENSEE ACKNOWLEDGES AND AGREES THAT: (A) OWNERSHIP OF THE RADIAN MARKS AND THE GOODWILL RELATING THERETO SHALL REMAIN VESTED IN LICENSOR BOTH DURING THE PERIOD OF THIS AGREEMENT AND THEREAFTER; (B) ANY USE OF THE RADIAN MARKS BY LICENSEE (AND ANY GOODWILL ARISING THEREFROM) SHALL INURE TO THE EXCLUSIVE BENEFIT OF LICENSOR; (C) LICENSEE WILL NOT ADOPT, USE, REGISTER, FILE OR MAINTAIN ANY REGISTRATION OR APPLICATION FOR REGISTRATION OF, ANY TRADEMARK, SERVICE MARK, TRADE NAME, SLOGAN, INTERNET DOMAIN NAME OR OTHER IDENTIFIER OR DEVICE THAT CONSTITUTES OR INCLUDES ANY RADIAN MARK OR IS CONFUSINGLY SIMILAR TO ANY RADIAN MARK; (D) LICENSEE WILL NOT REPRESENT THAT IT HAS AN OWNERSHIP INTEREST IN THE RADIAN MARKS OR ANY REGISTRATIONS OR APPLICATIONS FOR REGISTRATION THEREFOR; AND (E) LICENSEE WILL NOT DO, OR CAUSE TO BE DONE, ANY ACT OR THING DIRECTLY OR INDIRECTLY CHALLENGING, ATTACKING, DISPUTING, CONTESTING, DILUTING, DISPARAGING OR IMPAIRING THE RADIAN MARKS OR LICENSOR’S EXCLUSIVE RIGHT, TITLE AND INTEREST IN AND TO THE RADIAN MARKS (OR THE GOODWILL ASSOCIATED THEREWITH), ANY REGISTRATIONS OR APPLICATIONS FOR REGISTRATION THEREFOR.

3

7.POLICING OF MARKS. LICENSEE AGREES TO PROMPTLY INFORM LICENSOR OF ANY ACTUAL OR APPARENT INFRINGEMENT OR VIOLATION BY ANY THIRD PARTY OF ANY RADIAN MARK OF WHICH LICENSEE HAS ACTUAL KNOWLEDGE, INCLUDING ANY WRITTEN NOTICE OF INFRINGEMENT RECEIVED BY LICENSEE FROM ANY THIRD PARTY. LICENSOR SHALL DETERMINE, IN ITS SOLE DISCRETION, WHETHER OR NOT ANY ACTION SHALL BE TAKEN WITH RESPECT TO SUCH ALLEGED VIOLATION OR INFRINGEMENT AND THE NATURE OF THE ACTION TO BE TAKEN. LICENSOR SHALL HAVE FULL AUTHORITY AND CONTROL OVER ANY ASSERTION OF INFRINGEMENT OF OR WITH RESPECT TO THE RADIAN MARKS AND LICENSEE SHALL PROVIDE REASONABLE ASSISTANCE TO LICENSOR AT LICENSOR’S REASONABLE REQUEST AND AT LICENSOR’S SOLE COST. ANY RECOVERY OBTAINED BY LICENSOR AS A RESULT OF ANY SUCH ACTION SHALL BELONG SOLELY TO LICENSOR.
8.TERM. THE TERM OF THIS AGREEMENT SHALL COMMENCE AT CLOSING AND SHALL CONTINUE FOR A PERIOD OF NINETY (90) DAYS OR UNTIL OTHERWISE TERMINATED IN ACCORDANCE WITH SECTION 9 BELOW.
9.TERMINATION. LICENSOR SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT ON WRITTEN NOTICE TO LICENSEE: (A) IN ACCORDANCE WITH SECTION 4 OF THIS AGREEMENT, (B) IN THE EVENT LICENSEE DIRECTLY OR INDIRECTLY CHALLENGES, ATTACKS, DISPUTES OR CONTESTS ANY OF THE RADIAN MARKS, OR LICENSOR’S EXCLUSIVE OWNERSHIP OR ANY OTHER RIGHTS IN, ANY RADIAN MARK AND, TO THE EXTENT THAT SUCH ACTS ARE CAPABLE OF JUSTIFICATION OR RETRACTION, LICENSEE FAILS TO SATISFACTORILY JUSTIFY OR RETRACT SUCH ACTS WITHIN FIFTEEN (15) DAYS AFTER LICENSOR PROVIDES LICENSEE WITH WRITTEN NOTICE OF ITS INTENT TO TERMINATE; (C) IN THE EVENT LICENSEE COMMITS ANY OTHER MATERIAL BREACH OF THE AGREEMENT AND, TO THE EXTENT THAT SUCH BREACH IS CAPABLE OF CURE, LICENSEE FAILS TO TAKE REASONABLE STEPS TO CURE SUCH BREACH WITHIN FIFTEEN (15) DAYS AFTER LICENSOR PROVIDES LICENSEE WITH WRITTEN NOTICE OF SUCH BREACH; OR (D) IN THE EVENT LICENSEE (I) BECOMES INSOLVENT, IS ADJUDICATED BANKRUPT, OR MAKES A GENERAL ASSIGNMENT FOR THE BENEFIT OF ITS CREDITORS; (II) VOLUNTARILY OR INVOLUNTARILY ENTERS INTO LIQUIDATION; OR (III) HAS A RECEIVER OR MANAGER APPOINTED OVER THE WHOLE OR A SUBSTANTIAL PART OF ITS UNDERTAKINGS OR ASSETS. THE PARTIES MAY ADDITIONALLY TERMINATE THIS AGREEMENT UPON MUTUAL WRITTEN AGREEMENT.

4

10.DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF LICENSOR EXPRESSLY INCLUDED IN THIS AGREEMENT OR THE SPA, LICENSOR HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, OWNERSHIP OR NON-INFRINGEMENT, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE RADIAN MARKS.
11. FORCE MAJEURE. NO PARTY SHALL BE RESPONSIBLE TO THE OTHER PARTY FOR DELAYS OR ERRORS IN ITS PERFORMANCE OR ANY BREACH UNDER THIS AGREEMENT OCCURRING SOLELY BY REASON OF CIRCUMSTANCES BEYOND ITS CONTROL, INCLUDING ACTS OF CIVIL OR MILITARY AUTHORITY, NATIONAL EMERGENCIES, FIRE, MAJOR MECHANICAL BREAKDOWN, LABOR DISPUTES, FLOOD, LANDSLIDE, HURRICANE, TSUNAMI OR OTHER CATASTROPHE, ACTS OF GOD, INSURRECTION, TERRORISM, WAR, RIOTS, OR FAILURE OF TRANSPORTATION, COMMUNICATION OR POWER SUPPLY.
12. NOTICES. ALL NOTICES, REQUESTS, CLAIMS, DEMANDS AND OTHER COMMUNICATIONS TO BE GIVEN OR DELIVERED UNDER OR BY REASON OF THIS AGREEMENT SHALL BE IN WRITING AND SHALL BE DEEMED TO BE GIVEN OR DELIVERED (A) WHEN PERSONALLY DELIVERED, (B) WHEN TRANSMITTED VIA E-MAIL OR (C) THE DAY FOLLOWING THE DAY (EXCEPT IF NOT A BUSINESS DAY, THEN THE NEXT BUSINESS DAY) ON WHICH THE SAME HAS BEEN SENT BY OVERNIGHT COURIER (PROVIDING PROOF OF DELIVERY), TO THE PARTIES AT THE FOLLOWING ADDRESSES (OR AT SUCH OTHER ADDRESS FOR A PARTY AS SHALL BE SPECIFIED BY LIKE NOTICE):
if to Licensor, to:
Radian Group Inc.
1601 Market Street
Philadelphia, Pennsylvania 19103
Attention: General Counsel
E-mail: edward.hoffman@radian.biz
with a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Michael Groll; Rajab S. Abbassi
E-mail: mgroll@willkie.com; rabbassi@willkie.com
If to Licensee, to:

5

Assured Guaranty Corp.
31 West 52nd Street
New York, New York 10019
Attention: General Counsel
E-mail: jmichener@assuredguaranty.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Edward S. Best
E-mail: ebest@mayerbrown.com

Notice given by personal delivery or overnight courier shall be effective upon actual receipt.
13.INTERPRETATION. WHEN A REFERENCE IS MADE IN THIS AGREEMENT TO A SECTION OR SCHEDULE, SUCH REFERENCE SHALL BE TO A SECTION OF, OR A SCHEDULE TO, THIS AGREEMENT UNLESS OTHERWISE INDICATED. ALL REFERENCES HEREIN TO ANY AGREEMENT, INSTRUMENT, STATUTE, RULE OR REGULATION ARE TO THE AGREEMENT, INSTRUMENT, STATUTE, RULE OR REGULATION AS AMENDED, MODIFIED, SUPPLEMENTED OR REPLACED FROM TIME TO TIME (AND, IN THE CASE OF STATUTES, INCLUDES ANY RULES AND REGULATIONS PROMULGATED UNDER SAID STATUTES) AND TO ANY SECTION OF ANY STATUTE, RULE OR REGULATION INCLUDING ANY SUCCESSOR TO SAID SECTION. THE TABLE OF CONTENTS AND HEADINGS CONTAINED IN THIS AGREEMENT ARE FOR REFERENCE PURPOSES ONLY AND SHALL NOT AFFECT IN ANY WAY THE MEANING OR INTERPRETATION OF THIS AGREEMENT. WHENEVER THE WORDS “INCLUDE,” “INCLUDES” OR “INCLUDING” ARE USED IN THIS AGREEMENT, THEY SHALL BE DEEMED TO BE FOLLOWED BY THE WORDS “WITHOUT LIMITATION.” WHENEVER THE SINGULAR IS USED HEREIN, THE SAME SHALL INCLUDE THE PLURAL, AND WHENEVER THE PLURAL IS USED HEREIN, THE SAME SHALL INCLUDE THE SINGULAR, WHERE APPROPRIATE. WHENEVER THE WORD “DOLLARS” OR THE “$” SIGN APPEAR IN THIS AGREEMENT, THEY SHALL BE CONSTRUED TO MEAN UNITED STATES DOLLARS, AND ALL TRANSACTIONS UNDER THIS AGREEMENT SHALL BE IN UNITED STATES DOLLARS. ALL TIME PERIODS WITHIN OR FOLLOWING WHICH ANY PAYMENT IS TO BE MADE OR ACT IS TO BE DONE SHALL BE CALCULATED BY EXCLUDING THE DATE ON WHICH THE PERIOD COMMENCES AND INCLUDING THE DATE ON WHICH THE PERIOD ENDS AND BY EXTENDING THE PERIOD TO THE FIRST SUCCEEDING BUSINESS DAY IF THE LAST DAY OF THE PERIOD IS NOT A BUSINESS DAY. THIS AGREEMENT HAS BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL NOT BE CONSTRUED BY ANY GOVERNMENTAL ENTITY AGAINST EITHER PARTY BY VIRTUE OF THE FACT THAT SUCH PARTY WAS THE DRAFTING PARTY.
14.ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. THIS AGREEMENT (INCLUDING SCHEDULES HERETO), THE SPA AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT, AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS AND

6

WARRANTIES, BOTH WRITTEN AND ORAL, AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT IS NOT INTENDED TO AND SHALL NOT CONFER UPON ANY PERSON OTHER THAN THE PARTIES HERETO ANY RIGHTS OR REMEDIES.
15.GOVERNING LAW. EXCEPT WITH RESPECT TO MATTERS RELATED TO FEDERAL TRADEMARKS, PATENTS AND COPYRIGHTS, WHICH ARE TO BE GOVERNED BY THE LAWS OF THE UNITED STATES, THIS AGREEMENT AND ANY DISPUTE ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
16.JURISDICTION; ENFORCEMENT.
(a)    Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the City of New York (each, a “New York Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided that nothing set forth in this sentence shall prohibit any of the parties hereto from removing any matter from one New York Court to another New York Court. Each of the Parties also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 12 of this Agreement, constitute good, proper and sufficient service thereof.
(b)    The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the Parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition (subject to the terms of this Agreement) to any other remedy to which such party is entitled at law or in equity. In the event that any Action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives any defense or counterclaim, that there is an adequate remedy at law.
(c)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION,

7

SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.
17. ASSIGNMENT. EACH PARTY MAY ASSIGN THIS AGREEMENT, OR ANY OF ITS RIGHTS, INTEREST OR OBLIGATIONS UNDER THIS AGREEMENT, IN WHOLE OR IN PART, (I) TO AN AFFILIATE, (II) TO A PURCHASER OF ALL OR SUBSTANTIALLY ALL OF ITS ASSETS OR BUSINESS, OR (III) IN CONNECTION WITH A MERGER, REORGANIZATION OR BY OPERATION OF LAW WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY. SUBJECT TO THE PRECEDING SENTENCES, THIS AGREEMENT WILL BE BINDING UPON, INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. ANY ASSIGNMENT OR PURPORTED ASSIGNMENT IN VIOLATION OF THIS SECTION 17 SHALL BE NULL AND VOID.
18.FURTHER ASSURANCES. EACH OF THE PARTIES AGREES TO EXECUTE ALL SUCH FURTHER INSTRUMENTS AND DOCUMENTS AND TO TAKE ALL SUCH FURTHER ACTION AS THE OTHER PARTY MAY REASONABLY REQUIRE IN ORDER TO EFFECTUATE THE TERMS AND PURPOSES OF THIS AGREEMENT.
19.SEVERABILITY; AMENDMENT; MODIFICATION; WAIVER.
(a)    Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such provision or portion thereof shall be stricken from this Agreement and such invalidity, illegality or unenforceability will not affect any other provision or portion of any such provision so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 19(a), then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.
(b)    This Agreement may be amended only by a written instrument signed by each of Buyer and Seller. No provision of this Agreement may be waived except by a written instrument signed by the party against whom the waiver is to be effective.
(c)    No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

8

20. COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN COUNTERPARTS, ALL OF WHICH SHALL BE CONSIDERED ONE AND THE SAME AGREEMENT AND SHALL BECOME EFFECTIVE WHEN COUNTERPARTS HAVE BEEN SIGNED BY EACH OF THE PARTIES AND DELIVERED TO THE OTHER PARTIES. EACH PARTY MAY DELIVER ITS SIGNED COUNTERPART OF THIS AGREEMENT TO THE OTHER PARTY BY MEANS OF ELECTRONIC MAIL OR ANY OTHER ELECTRONIC MEDIUM UTILIZING IMAGE SCAN TECHNOLOGY, AND SUCH DELIVERY WILL HAVE THE SAME LEGAL EFFECT AS HAND DELIVERY OF AN ORIGINALLY EXECUTED COUNTERPART.

[The remainder of this page has been left blank intentionally.]

9

IN WITNESS WHEREOF, Licensor and Licensee have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

Licensor:

RADIAN GROUP INC.

By:
Name:
Title:

Licensee:

ASSURED GUARANTY CORP.

By:
Name:
Title:

[Signature Page to Trademark License Agreement]

Schedule 1

Radian Marks

1.	Radian (Reg. No. 2932319)

2.	Radian Asset Assurance (Reg. No. 2987060)

EXHIBIT D

TERM SHEET - TRANSITION SERVICES AGREEMENT
Set forth below are general business terms to be included in the TSA. In addition, the TSA will include customary provisions with respect to confidentiality, personal data, warranties, indemnities, liabilities, termination and other matters.
1.    Term. The term of the TSA, and each of the Services, will be six (6) months, except that Office Space (as defined below) will be provided for sixty (60) days.
2.    Termination Right. Buyer may terminate one or more of the Services at any time upon providing sufficient advance notice to Seller, and may then discontinue paying any incremental costs of Seller for such terminated Service, but must pay any fixed or sunk costs of Seller incurred specifically to provide such terminated Service for the remainder of the term.
3.    Services. As part of the Services, Seller responsibilities under the TSA will include:

(a)
transferring to Buyer existing hard copy records for the Company’s accounting, HR, underwriting, surveillance, workout, e-mail and other records and data. For the electronic records of such data, separating such electronic data from Seller’s systems, and helping Buyer migrate, convert such data into a format acceptable to Buyer and integrate such data onto Buyer’s designated systems, at Buyer’s expense (collectively, the “Data Transfer”);

(b)
providing to Buyer (or its designee) a reasonable level of knowledge transfer, migration assistance and other related support as reasonably requested by Buyer, including, without limitation, assistance with respect to the transfer of applications, programs, licenses and other assets as contemplated by this Agreement;

(c)
continuing to provide, or causing to be provided, to the Company or Buyer, as directed by Buyer, the services necessary to allow Buyer to conduct the Business as it was conducted prior to the Closing, including operating on behalf of the Company or Buyer, or providing the Company or Buyer with, continued access to Seller’s accounting, HR, underwriting, surveillance, e-mail, telecommunications, network, disaster recovery, business applications, daily operations, paper records and electronic backup data and other systems and services used for or by the Company prior to the Closing, together with appropriate maintenance, support, monitoring, security, management and administration services, each as would be consistent with a joint transition plan agreed by the parties, provided that any costs related to any third party consents will be negotiated as part of the larger agreement;

(d)	Buyer and Seller shall create a joint Transition Committee that will develop a mutually acceptable Transition Plan to govern the timing and manner of migration and transition; and

(e)
subject to consent from the landlord, continued use and occupancy by the Company’s personnel of all office space used by the Company in any facility of Seller or any Affiliate of Seller as of the Closing (“Office Space”), in any event not to exceed August 30, 2015.

4.    Service Standard/Level of Services. Seller shall perform the Services at substantially the same level as provided in the 12 months immediately prior to the Closing, and in all instances in accordance with applicable laws. Separation and migration services shall be provided by Seller in a timely and reasonably diligent manner. Buyer shall be required to reasonably cooperate with Seller. Seller shall provide the Services with priority equal to that provided in the 12 months immediately prior to the Closing with respect to its own businesses and the businesses of its Affiliates. Buyer will be reasonably notified prior to any planned interruption of Services.
5.    Payment. The price for the Services will be Seller’s allocated costs for performing the relevant Service, consistent with Seller’s historical costs, without overhead allocation and without profit, as further described in the TSA, and all actual out-of pocket costs related to the Services (subject to negotiation with respect to third party consents). Buyer shall be invoiced for the Services on a monthly basis in arrears. All undisputed amounts will be paid by Buyer to Seller within 30 days of its receipt of a proper invoice.

2